As filed with the Securities and Exchange Commission on September 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Aspire Biopharma Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	33-3467744
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

23150 Fashion Drive, Suite 232

Estero, Florida 33928

(908) 987-3002

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Kraig T. Higginson Chairman, Chief Executive Officer Aspire Biopharma Holdings, Inc. 23150 Fashion Drive, Suite 232 Estero, FL 33928 (908) 987-3002	Copy to: Arthur S. Marcus, Esq. Sichenzia Ross Ference Carmel LLP LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ASPIRE BIOPHARMA HOLDINGS, INC.

RESALE OF UP TO 147,177,424 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE PROMISSORY NOTES

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus (the “Selling Shareholders”) of up to an aggregate of up to 147,177,424 shares (the “Conversion Shares”) of Aspire Biopharma Holdings, Inc. (the “Company”) Common Stock, par value $0.0001 per share (“Common Stock”) issuable upon the exercise of certain Convertible Promissory Notes (the “Notes”). The Notes were issued in connection with a Securities Purchase Agreement dated August 19, 2025 (the “Purchase Agreement”) between the Company and the Selling Shareholders for up to an aggregate principal amount of $9,687,500 for a subscription price of $7,750,000 and a maturity date of February 19, 2026. The Notes have a 20% original issue discount which is included in the aggregate principal amount of $9,687,500 and do not bear an interest rate. The Company issued the Notes to the Selling Shareholders at the closing under the Purchase Agreement on August 19, 2025. Of the $7,750,000 total funding under the Purchase Agreement, $4,709,677 was funded on August 19, 2025 (the “first Tranche”), the second tranche will be for an aggregate of $1,000,000 (the “Second Tranche”) which will be funded on the day after this filing and the balance of $2,250,000 (the “Third Tranche”) will be funded upon the effectiveness of this Registration Statement. The Notes are convertible into the Conversion Shares subject to certain conditions more fully described in the Notes.

The Notes are convertible (in whole or in part) at any time on or after the thirty-first (31st) day following the Issuance Date into such number of shares of Common Stock as shall be determined by dividing (x) that portion identified by the Purchaser of (A) the outstanding principal amount, plus (B) accrued and unpaid interest with respect to such outstanding principal amount of such Purchaser’s Note and any other amounts owing under such Note or other Transaction Documents (the as that term is defined in the Notes) by (y) the conversion price then in effect on the date on which the Purchaser delivers a notice of conversion. The conversion price means the greater of (i) eighty (80%) percent of the lowest Closing Price on any Trading Day during the five (5) Trading Days prior to the applicable conversion date or (ii) the floor price (the “Floor Price”). The Floor Price means 20% of the average closing price of our Common Stock for the five days prior to the Closing Date which equates to a Floor Price of $.0839 per share.

The Notes may not be converted and shares of Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, such Purchaser (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of our Common Stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable Purchaser of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

As of September 17, 2025, the aggregate outstanding balance of the Notes was $5,887,097 and the aggregate number of shares of the Company’s Common Stock issuable upon conversion of the Notes may be up to 73,588,712 shares based on the Floor price of the Notes, subject to adjustment but which will be no lower than the Floor Price. However, because, among other reasons, the conversion price of the Notes is adjustable, the Company cannot guaranty the number of shares of Common Stock that it may issue to the Purchasers pursuant to the Notes. As required by the Registration Rights Agreement with the Selling Shareholders, we are registering two times the maximum number of shares of common stock into which the Notes may be converted based upon the Floor Price.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Shareholders may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Conversion Shares however the balance of the Notes will decline as the Notes are converted.. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of the Conversion Shares. See the section entitled “Plan of Distribution” of this prospectus for additional information. The issuance of certain of the shares of common stock into which the Notes may convert is subject to shareholder approval of the issuance of more than 19.99% of the companies outstanding shares of common stock upon conversion of the Notes and of the floor price at which the Notes may be converted. The Company has filed a preliminary proxy statement on Schedule 14A seeking such approval on September 8, 2025. The preliminary proxy statement also seeks approval to grant our Board discretionary authority (i) to amend our certificate of incorporation to effect a reverse stock split of all of our outstanding shares of common stock by a ratio in the range of one-for-five (1-for-5) and one-for-forty (1-for-40), to be determined in the Board’s sole discretion, and (ii) to effect the reverse stock split, if at all, within one year of the date such proposal is approved by our stockholders. The Company intends to file a definitive proxy statement and hold a special meeting of the stockholders on November 4, 2025 at 10:00 A.M. Eastern Time, in person at 4626 N 300 W, Suite 350, Provo, UT 84604, at which special meeting the Company intends to solicit votes and/or proxies approving each proposal thereof.

Trading of our common stock and warrants began on The Nasdaq Global Market (the “Nasdaq”) on February 20, 2025, under the new ticker symbol “ASBP” for our Common Stock and “ASBPW” for our warrants. On September 17, 2025, the closing sale price of our common stock as reported by Nasdaq was $0.45 per share and the closing price of our warrants was $0.0362 per warrant.

Investing in shares of our common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 22 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2025.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Shareholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Shareholders of the common stock offered by them described in this prospectus.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Aspire” refer to the consolidated operations of Aspire Biopharma Holdings, Inc. and its subsidiaries. References to “PowerUp” refer to the Company prior to the consummation of the Business Combination (as defined herein) and references to “Old Aspire” refer to Aspire Biopharma Inc. prior to the consummation of the Business Combination.

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TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET AND INDUSTRY DATA

This prospectus includes industry position and industry data, forecasts, market size and growth and other data that we obtained or derived from internal company reports, independent third-party publications, surveys and studies by third parties and other industry data, such as reports by research companies. Some data are also based on good faith estimates, which are derived from internal company research or analyses or review of internal company reports as well as the independent sources referred to above. Although we believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed, and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this prospectus). Certain of these publications, studies and reports were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Among other items, certain of the market research included in this prospectus was published prior to the COVID-19 pandemic and did not anticipate the virus or the impact it has caused on our industry. We have utilized this pre-pandemic market research in the absence of updated sources.

In addition, certain information contained in this document represents our management’s estimates. While we believe our internal estimates to be reasonable, and we are not aware of any misstatements regarding the industry data presented herein, they have not been verified by any independent sources. Such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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SELECTED DEFINITIONS

When used in this prospectus, unless the context otherwise requires:

●	“Board” refers to the board of directors of Aspire;

●	“Bylaws” refers to the existing bylaws of Aspire currently in effect;

●	“Charter” refers to the existing amended and restated certificate of incorporation of Aspire currently in effect;

●	“common stock” refers to shares of common stock of Aspire, par value $0.0001 per share;

●	“Closing” refers to the closing of the Merger;

●	“Aspire” refers to Aspire Biopharma Holdings, Inc., a Delaware corporation;

●	“DGCL” refers to the General Corporation Law of the State of Delaware;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“GAAP” refers to accounting principles generally accepted in the United States of America;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act of 2012;

●	“Nasdaq” refers to the Nasdaq Global Market;

●	“preferred stock” refers to shares of “blank check” preferred stock, each having a par value of $0.0001;

●	“Stockholders” refers to the stockholders of Aspire;

●	“pro forma” refers to giving pro forma effect to the Merger;

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements and as such are not historical facts. This includes, without limitation, statements under the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding our financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts, and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “schedule,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and its expectations regarding the application of, and the rate and degree of market acceptance of the our technology platform and other technologies, our expectations regarding the addressable markets for our technologies, including the growth rate of the markets in which it operates, and the potential for and timing of receipt of payments under our agreements, are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements contained in this registration statement on Form S-1 are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

The following summarizes the risks and uncertainties that could materially adversely affect our business, financial condition, results of operation and stock price. You should read this summary together with the more detailed description of each risk factor contained below. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us,” or “our” refer to the business of Aspire.

●	We have a history of operating losses and there is no assurance that we will ever be able to earn sufficient revenue to achieve profitability or raise additional financing to successfully operate our business plan.

●	We will need to increase the size of our organization, and we may experience difficulties in managing growth, which could hurt our financial performance.

●	Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

●	If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations and growth prospects may be materially harmed.

●	The market price of our common stock may be volatile and fluctuate substantially, which could cause the value of your investment to decline.

●	Changes in accounting principles and guidance, or their interpretation or implementation, may materially adversely affect our reported results of operations or financial position.

●	If we fail to meet the continued listing standards of Nasdaq, our common stock may be delisted, which could have a material adverse effect on the liquidity and market price of our common stock and expose us to litigation.

●	Management has identified material weaknesses in our internal control over financial reporting, which could, if not remediated, result in additional material misstatements in our interim or annual consolidated financial statements.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 22 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our common stock.

Overview

We are an early-stage biopharmaceutical and supplements company. On February 17, 2025, we completed our Business Combination with Aspire Biopharma, Inc. (“Old Aspire”) and changed our name from Power Up Acquisition Corp. to Aspire Biopharma Holdings, Inc. and became a Delaware corporation. . The Company engages in the business of developing and marketing the disruptive technology for novel sublingual delivery mechanisms initially for known drugs. Prior to our Business Combination we were a privately held company Puerto Rican corporation incorporated in September 2021.

On February 17, 2025, we completed our Business Combination with Aspire Biopharma , Inc.

On May 5, 2025, the Company formed a wholly owned subsidiary, Buzz Bomb Caffeine Co. LC.

Growth Strategy and Outlook

Business Plan

We expect to generate revenue through developing and marketing drugs and nutraceuticals using the technology for the novel sublingual delivery. Further, from time to time, we may enter into license or collaboration agreements with other companies that include development funding and significant upfront and milestone payments and/or royalties, which may become an important source of our revenue. Accordingly, our revenue may depend on development funding and the achievement of development and clinical milestones under current and any potential future license and collaboration agreements and sales of our products, if approved. We do not currently have any licensing or collaboration agreements.

Manufacturing

We currently contract with third parties for the manufacture of our product candidates for preclinical studies, clinical trials, and sale, and intend to do so in the future. We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates. We currently have no plans to build our own clinical or commercial scale manufacturing capabilities. To meet our projected needs for commercial manufacturing, third parties with whom we currently work will need to increase their scale of production or we will need to secure alternate suppliers. Although we rely on contract manufacturers, we have personnel with manufacturing experience to oversee our relationships with contract manufacturers.

We entered into a development and manufacturing agreement with a contract manufacturer, Glatt, in the fourth quarter of 2024, under which Glatt produced sufficient quantities of our high-dose sublingual aspirin product (sometimes referred to informally herein as “Instaprin” for ease of reference) for our clinical trials required to obtain FDA approval to market the product and complete clinical trials. While we believe that Glatt is capable of producing the drug product to support our aspirin product development plan, including our planned clinical trials, we believe there are a number of alternative third-party manufacturers that have similar capabilities and would be capable of providing sufficient quantities of drug product for our aspirin development plan. Glatt currently has the capabilities to manufacture our aspirin drug product for potential commercial use, however, their current capacity may be insufficient to meet our planned needs and may require us to engage additional or alternative third-party manufacturers in the future. In addition, we have entered into a fill-and-finish agreement with a contract manufacturer to convert the aspirin product manufactured by Glatt into packaged drug product that can be utilized in clinical trials. We believe that both Glatt and the fill-and-finish contract manufacturer are compliant under current good manufacturing practice, or cGMP, requirements and have experience with cGMP inspections of their respective facilities.

We used drug product manufactured by Glatt to conduct clinical trials to support approval of a section 505(b)(2) New Drug Application (“NDA”) for the aspirin product. A successful clinical trial was recently completed in Florida studying the pharmacokinetics of aspirin and its metabolites in blood following sublingual administration of a single dose of each of two different formulations of our aspirin drug product and a single dose of standard oral aspirin. This trial enrolled six healthy adult volunteers with each dose separated by a washout period of fourteen days and provided information required to (i) select the optimal drug product formulation and (ii) support FDA approval. This trial also studied sublingual administration of our aspirin products and how it delivers therapeutic concentrations of drug into the bloodstream, comparable to those of standard oral aspirin, but faster and without gastro-intestinal toxicity associated with oral aspirin. This clinical trial concluded in July, 2025. We received the final report on September 5, 2025.

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Commercialization of Aspirin Products

We have not yet established a sales, marketing or product distribution infrastructure for our aspirin products because our lead product candidates are still in early-stage clinical development. We generally plan to retain commercial rights in the United States for our product candidates for which we hope to receive marketing approvals. We believe that it will be possible for us to access the heart attack and stroke prevention market through a targeted hospital and/or specialty care sales force.

Subject to receiving marketing approvals, we expect to commence commercialization activities by building a focused sales and marketing organization in the United States to sell our products, as well as the creation of a dedicated Medical Affairs team to support commercialization efforts. We believe that such an organization will be able to address the physicians who are the key specialists in treating the patient populations for which our product candidates are being developed. Outside the United States, we expect to enter into distribution and other marketing arrangements with third parties for any of our product candidates that obtain marketing approval.

We also plan to build a marketing and sales management organization to create and implement marketing strategies for any products that we market through our own sales organization and to oversee and support our sales force. The responsibilities of the marketing organization would include developing educational initiatives with respect to approved products and establishing relationships with thought leaders in relevant fields of medicine.

We also seek to license our technology.

Our Products

The Company has developed and acquired disruptive sublingual delivery technologies that are a Novel Soluble Formulation which address emergencies and drug efficacy, dosage management, and response time. In March 2023, the Company filed application number 63/456,290 with the United States Patent and Trademark Office (“USPTO”) with the goal of securing patent protection for its new technology and aspirin formulation. The Company’s new patent pending formulation is a significant improvement on the previous formulation which was acquired by the Company through the Instaprin Pharmaceuticals, Inc. acquisition (described below). This technology will facilitate development of any number of products in a soluble, PH neutral, fast acting powder or granule form which has been developed by using our patent pending formulation, and “trade secret” process. Aspire’s drug delivery comes from a new mechanism of action (absorption pathway) which allows for rapid sublingual absorption. The benefits of “rapid absorption” are to provide rapid treatment impact and also allows high dose absorption. The Company’s patent pending delivery system includes components specifically formulated to allow rapid sublingual absorption of drugs into the blood stream, thus by-passing the gastrointestinal tract. A second patent application was filed in October 2024 for a high-dose version of our sublingually administered aspirin product (application number 63/702,381) using a micelle variation on our technology which can be used with a variety of substances.

In the initial development launch of its aspirin product, Aspire has focused on the delivery of aspirin, which may be the most studied and accepted analgesic and anti-inflammatory drug on the market. Aspirin is over a century old and is traditionally available in several forms, including effervescence, powder, capsule, and tablet. Over 100 years of documented safety and efficacy data is readily available. Aspirin is the only drug in history to receive a certified recommendation by the FDA for heart attack, stroke and colon cancer. However, current aspirin applications are limited due to side effects from acidity. We expect that our aspirin product will be well positioned to target the current Opioid Crisis globally due to its ability to have large doses rapidly be absorbed in the bloodstream with no harmful effects to the gastric system and its mucous membrane, as well as, at full strength with no dilution due to metabolic impact providing true anti-inflammatory therapeutic effects to users providing true pain management relief to them. Aspire plans to submit its FDA 505(b)(2) approval request in Q3 2025, and to seek fast track approval for the prescription strength high dose aspirin product given the history of safety in Q4 of 2024 of Aspirin (and over 100 years of history).

Additionally, an OTC FDA Monograph permit would allow for an expedited “go to market” so long as the aspirin product is available as an “over-the-counter” drug and has a monograph on the safety profile and claims that may be made as authorized by the FDA. The Company must follow the issues within the OTC Monograph and may “go to market” if the Company does follow those requirements. If the Company’s drug product, claims, warnings and other issues follow the statements in the Monograph, then the product would be deemed to be “Compliant”. The Company may decide to sell the aspirin product and be consistent with the Monograph. While the OTC Monograph doesn’t permit the claim “sublingual administration” of the drug, the Company could offer the product as an oral administration (at first, if it chooses to early-market an OTC product consistent with the monograph) and may discuss with FDA the value of sublingual administration as an exception to the monograph.

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Current Development Status of Aspire’s aspirin product

Aspire’s cGMP batch of high-dose aspirin was manufactured by Glatt in its New Jersey facility in March 2025. Glatt used this batch to finalize the packaging and manufacturing process, and to provide the products which were used in the clinical trials which took place in Florida and ended in July, 2025, with the final clinical trial study provided to Aspire on September 5, 2025. Glatt’s scientific team will also be conducting the stability testing required by the FDA on this batch to determine product shelf life. This is in addition to prior similar initial testing done in 2022 by Glatt which provided important background data on the stability and manufacturing process for Aspire’s low dose sublingual aspirin product.

Aspire’s consultants have completed (1) a comprehensive review of relevant regulatory issues and regulatory strategy (including regulations, guidance documents, FDA reviews of approved NDAs for other relevant products, Pediatric Research Equity Act requirements, FDA’s trade name approval requirements, opportunities for accelerated regulatory processes, etc.), (2) a comprehensive summary of relevant safety, efficacy and pharmacokinetic data to support IRB approvals, IND, and 505(b)(2) NDA approval, (3) a target product profile (including product description, composition, strength, route of administration, prescription v. OTC, indications, dosing and claims to differentiate from other aspirin products), and (4) an integrated product development plan (including plans to support each module of an NDA submission: CMC, preclinical safety, human PK, clinical safety, clinical efficacy, timelines, critical path, Gantt chart, etc.). These reviews were done in preparation for Aspire’s communication with the FDA, its clinical testing, and its NDA.

Aspire recently conducted an in vivo single-dose bioavailability study in healthy human volunteers which ended in July, 2025. The final clinical trial report was received on September 5, 2025. This clinical trial evaluated pharmacokinetic endpoints including but not limited to maximum concentrations of aspirin and/or its metabolites in plasma (“Cmax”), time of maximum concentrations (“Tmax”), and area under the time curve concentrations (“AUC”) following sublingual dosing of two different pharmaceutical formulations of Aspire’s sublingual aspirin compared to standard oral aspirin. Pharmacodynamic effect on serum thromboxane B2 (TXB2, a measure of platelet inhibition) was evaluated as a secondary endpoint. Data from this bioavailability study will be used to select the optimal pharmaceutical formulation of aspirin and to support filing of an NDA. This trial was exempt from Investigational New Drug (IND) filing requirements under 21 C.F.R. 320.31(d) because it is a human bioavailability trial of an FDA-approved active ingredient that is not a new chemical entity, a radioactively labeled drug product, or cytotoxic drug product, using a dose not exceeding the dose specified in the labeling of the approved drug product, conducted in compliance with the requirements for review by an Institutional Review Board (IRB), with reserve test article samples retained by the study sponsor. The results showed that Aspire’s product entered the bloodstream faster than conventional aspirin and had a more significant impact on TxB2 than conventional aspirin. Management believes that both results are very positive.

Following receipt and analysis of the clinical trial results, Aspire intends to submit a section 505(b)(2) NDA for its high-dose aspirin product. Aspire may propose a later clinical trial-for purposes of further FDA applications, if needed-in approximately 24 healthy human volunteers to evaluate the pharmacodynamic effect of a single dose of Aspire’s high dose aspirin on platelet inhibition compared to that of standard oral aspirin. The proposed primary endpoint for an additional trial would be time to TXB2 inhibition. Variability of TXB2 inhibition and pharmacokinetic parameters (Cmax, Tmax, AUC, etc.) for aspirin and/or its metabolites in plasma will be analyzed as secondary endpoints. If needed, the additional trial will be designed to demonstrate a shorter time to clinically meaningful pharmacodynamic effect (TXB2 inhibition) following administration of Aspire’s aspirin compared to standard oral aspirin (standard of care for treatment of suspected acute myocardial infarction). Following completion of an additional trial, Aspire would submit a section 505(b)(2) NDA for Aspire’s aspirin product to the FDA seeking approval to market the product for treatment of suspected acute myocardial infarction. Additional clinical trials focused on differentiating Aspire’s aspirin from standard oral aspirin based on TXB2 inhibition and gastrointestinal irritation, ulceration and bleeding during longer term use may be conducted to support subsequent 505(b)(2) NDAs and/or supplemental NDAs for our aspirin in other therapeutic indications focused on the antithrombotic and analgesic effects of aspirin.

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Current Development Status of Other Products

Melatonin: Aspire’s scientists have developed a working formulation for a sublingually administered melatonin sleep-aid product, in 3mg, 5mg, and 10mg doses and has created a batch of product and done limited testing. Aspire may conduct a limited pharmokinetic study using at least eight volunteers, comparing to orally administered melatonin products on the market, in order to support its claims and labeling. No FDA approval is required for Melatonin, which is sold as a supplement. Melatonin is a wildly popular sleep aid and Aspire has begun exploring licensing possibilities. This formulation will be patent protected in due course.

Vitamins: Aspire’s scientists have developed a working formulation for sublingually administered vitamins D, E and K. These products will be patent protected in due course.

Testosterone: Aspire’s scientists have developed a formulation for sublingually administered testosterone. A patent application for the formulation will be filed in due course. In the first and second quarters of 2026, subject to funding, Aspire will develop and validate the manufacturing process based on this formulation, and produce a cGMP batch for use in clinical testing and a stability study. Aspire will conduct a Phase One clinical test in approximately the third quarter of 2026 for pharmokinetical validation of product properties, using approximately eight volunteers, and to establish criteria for an NDA with the FDA. Aspire anticipates, based on these results, to request a pre-IND meeting with the FDA in the fourth quarter of 2026, followed by Phase Two clinical testing. Aspire anticipates this testing to use approximately 32 volunteers. Aspire intends to submit an NDA for the testosterone product under 505(b)(2) to the FDA in the fourth quarter of 2026 at the earliest. Testosterone is not a candidate for fast-track approval, so the NDA approval process will likely take as much as three years.

Semaglutide: Aspire’s scientists are in the final phases of developing a working formulation for a sublingual semaglutide product. The timeline to market will be similar to that of testosterone, above, as semaglutide is not likely a candidate for fast-track approval.

Caffeine Products: Aspire’s scientific team has developed a working formula for a single dose sublingual pre-workout supplement as well as a single dose “coffee or soda replacement” with health benefits, using its patent-pending sublingual absorption technology. Aspire has manufactured trial runs of this supplement and conducted consumer and safety testing in Q2 2025. Aspire entered into a manufacturing agreement with Desert Stream, Inc., a nutrition and supplement manufacture with experience in caffeine products, through its wholly owned subsidiary Buzz Bomb Caffeine Company LC. Aspire and Desert Stream have developed a half dozen flavors of the product. Aspire has registered several trademarks that it intends to use with these products and obtained appropriate domain names as well. Aspire unveiled its caffeine product at two large fitness conventions in the first week of August 2025 and began selling its product online in August 2025. A second manufacturing agreement with Supranaturals of Springville, UT was entered into in September 2025 and another order was placed for 2,000,000 more units with Supranaturals.

Other Products: Aspire’s scientists are currently considering formulations for anti-nausea products, anti-psychotic products, ED drugs, seizure medication, and several other classes of drugs, all using our sublingual mode of administration. We anticipate taking several of these products to market as the research and development dictates, as well as market conditions and company funding.

Competition

The biopharmaceutical industry is characterized by rapidly advancing technologies, intense competition and strong emphasis on proprietary products. While we believe that our sublingual absorption technology, knowledge, experience and scientific resources provide us with competitive advantages, we face potential competition from many sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and government agencies and public and private research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

Many of our competitors, either alone or with their strategic partners, have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of product candidates, obtaining FDA and other regulatory approvals of treatments and commercializing those treatments. These same competitors may invent technology that competes with our product candidates. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of our competitors. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical study sites and subject registration for clinical studies, as well as in acquiring technologies complementary to, or necessary for, our programs. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

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We expect any products that we develop and commercialize to compete on the basis of, among other things, efficacy, safety, convenience of administration and delivery, price, the level of generic or biosimilar competition and the availability of adequate reimbursement from government and other third-party payors.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, we expect that our products, if approved, will be priced at a premium over competitive generic products and our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

We expect that Aspire’s aspirin products will compete with currently approved products, such as Bayer aspirin, Advil and Tylenol, and, if approved, other product candidates currently under development. To our knowledge, there are currently no sublingual aspirin products on the market and none listed inside of the Food and Drug Administration’s (the “FDA”) Approved Drug Products with Therapeutic Equivalence Evaluations book, also known as the “Orange Book.”

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain proprietary or intellectual property protection for our drug candidates, including our drugs and supplements using our patent-pending sublingual absorption technology, and other know-how; to operate without infringing on the proprietary rights of others; and to prevent others from infringing our proprietary or intellectual property rights. Our practice is to seek to protect our proprietary and intellectual property position by, among other methods, filing U.S. and international patent applications related to our proprietary drug candidates, inventions and improvements that are important to the development and implementation of our business. We also rely on trade secrets, know-how and continuing technological innovation to develop and maintain our proprietary and intellectual property position.

Any patents granted from national/regional phase applications of International Application No. PCT/US2024/022318 (which claims priority to U.S. Application No. 63/456,290) or applications claiming priority to International Application No. PCT/US2024/022318 will have a nominal expiration of March 29, 2044. The Company further intends to file a PCT application on October 1, 2025, claiming priority to U.S. Application No. 63/702,381. Any patents granted from national/regional phase applications of this PCT application or applications claiming priority to this PCT application will have a nominal expiration of October 1, 2045. The patent applications cover composition of matter (formulations), including product-by-process coverage, as well as uses of the formulations.

Provisional patent application Serial No. 62/794,141 expired on January 19, 2020. Prior to expiration of 62/794,141, two non-provisional patent applications were filed under the Patent Cooperation Treaty (PCT), each claiming priority to 62/794,141. These PCT applications have PCT Application Nos. PCT/US2020/013863 and PCT/US2020/014218, respectively. National/regional phase entries of these PCT applications were due on July 18, 2021, or August 18, 2021, depending on the specific country/region. No national/regional phase entries were completed by the deadlines.

The expired patent properties do not describe Aspire’s aspirin formulation technology. Aspire’s aspirin formulation technology is covered by pending patent application nos. PCT/US2024/022318 and 63/702,381, which are Aspire’s primary patent properties. The expired patent properties were intended to supplement the later-filed primary patent properties covering Aspire’s aspirin formulation technology. At the time of the Asset Purchase Agreement, Aspire was not aware that the patent properties had expired. Aspire is in the process of preparing an omnibus patent to extend its novel intellectual property rights to cover many other classes of drugs and supplements, and anticipates filing that patent in Q3 2025.

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Trademark Registration No. 4823125 (granted from Trademark Serial No. 86274378) was cancelled on April 8, 2022, for failure to file maintenance documents due on March 29, 2022. Aspire was not aware of the March 29, 2022, filing deadline at the time of the Asset Purchase Agreement, which was executed one day prior to the filing deadline. Aspire has filed new trademark application Serial No. 98793226, which covers the “Instaprin” mark.

The Company believes that it is important to note that while the previously acquired intellectual property is dead or expired, Aspire has used these technologies and relationships as the foundation of their new patent applications and formulations. Aspire’s management had always intended to build upon the acquired intellectual property assets and enhance the patent protections and apply the technology to new patented products and classes of products. Aspire has maintained the relationships with the individuals who cultivated the original science and research. Aspire has built upon these technologies, research, and relationships to improve and expand upon the previous intellectual property as reflected in their most recent patent applications.

The following table sets forth details of our intellectual property registrations and applications:

IP Schedule for Aspire Biopharma, Inc. as of September 17, 2025

PATENT FILINGS
Country	Title	Application No.	Filing Date	Status
United States	MICRONIZED ASPIRIN FORMULATION	62/794,141	18-Jan-2019	Expired

World Intellectual Property Organization	MICRONIZED ASPIRIN FORMULATION	PCT/US2020/013863	16-Jan-2020	Expired

World Intellectual Property Organization	MICRONIZED ASPIRIN FORMULATION	PCT/US2020/014218	18-Jan-2020	Expired

United States	ORAL MUCOSAL FORMULATIONS OF ASPIRIN	63/456,290	31-Mar-2023	Expired

World Intellectual Property Organization	ORAL MUCOSAL FORMULATIONS OF ASPIRIN	PCT/US2024/022318	29-Mar-2024	Pending

United States	ORAL MUCOSAL FORMULATIONS OF ASPIRIN	63/702,381	2-Oct-2024	Pending

TRADEMARK FILINGS
Country	Wordmark	Serial No. / Registration No.	Filing or Registration Date	Status
United States	INSTAPRIN	86274378 / 4823125	29-Sep-2015	Dead

United States	INSTAPRIN	98793226	9-Oct-2024	Pending

United States	BUZZ BOMB	99146781	20-Apr-2025	Pending

United States	COFFEE SHOT	99169570	5-May-2025	Pending

United States	CAFFEINE…ACCELERATED	99287826	16-Jul-2025	Pending

We also hold numerous domains, including, but not limited to, aspire-biopharma.com and aspirebiolabs.com. Additionally, Aspire plans to enter into customer and license agreements to protect its intellectual property. All other intellectual property is in the form of trade secrets, business methods and know-how and is protected through intellectual assignment and confidentiality agreements with Aspire employees, advisors and consultants.

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Recent Developments

Asset Purchase Agreement (“APA”) with Instaprin Pharmaceuticals Inc.

On March 28, 2022, Aspire closed an APA with Instaprin Pharmaceuticals Inc. (“Instaprin Pharmaceuticals”), pursuant to which Aspire acquired all of the intellectual property of Instaprin Pharmaceuticals including patent applications (including Patent Application No. 62/794141) filed with the United States Patent and Trademark Office (“USPTO”) on January 18, 2019), copyrights, trademarks (including the “Instaprin” Trademark Serial No. 86274378 (Registration No. 4823125) filed with the USPTO on May 7, 2014) trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing, as part of an overall settlement sanctioned by a U.S. federal court, as described in the following paragraph (the “Settlement”).

Instaprin Pharmaceuticals was a Nevada corporation, and its former CEO was the subject of a Securities and Exchange Commission (“SEC”) complaint, filed on May 29, 2019 in federal court in the District of New Jersey (Case 2:19-cv-13024-ES-MAH). The complaint alleged that the former CEO falsely told investors that their money would be used to pay for the operating expenses of Instaprin Pharmaceuticals, which was developing a revolutionary fast acting aspirin to instantly stop heart attacks and strokes. Instead, the former CEO allegedly used investors’ money to largely pay for personal expenses, such as a vacation, clothing, spa treatments, divorce expenses, and on Island Raceway & Hobby, Inc., his now-defunct remote-controlled toy racecar business, which had previously operated in Lindenhurst, New York. On June 5, 2019, the U.S. District Court issued a judgment against the former CEO, Instaprin Pharmaceuticals, Inc, and one other defendant in the amount of $4,182,627.

The purchase price for the Acquired Assets (as defined in the APA) was $3,628,325 plus interest thereon, to be paid to the SEC in satisfaction of the SEC’s judgment against the former CEO, from sales of the product, as follows: 20% from the first $5,000,000 of sales and 10% from sales thereafter until the entire contingent purchase price obligation is satisfied. Additionally, ten percent (10%) of Buyer’s equity was to be delivered at Closing, in proportion to their equity holdings in the Company, to be issued to a Trustee for the former Instaprin Shareholders, along with an additional ten percent (10%) of Buyer’s equity to be issued to the Company’s service providers, pursuant to a stock incentive plan to be adopted. All equity distributions related to the APA have been made at this time. The foregoing description of the APA is qualified in its entirety by reference to the full text of the APA. There is no assurance that the acquisition of Instaprin will be successful or profitable for investors. As an asset of Aspire Biopharma Inc., Instaprin could pose risks to Aspire Biopharma Inc. and its shareholders, including but not limited to those described under “Risk Factors” in this Offering.

Recapitalization

On August 26, 2024, PowerUp Acquisition Corp. (‘PowerUp”) entered into an Agreement and Plan of Merger (as amended from time to time, the “Business Combination Agreement”) with PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the New Sponsor, Stephen Quesenberry, in the capacity as the seller representative, and Aspire Biopharma, Inc., a Puerto Rico corporation.

On the Closing Date, Merger Sub merged with and into Aspire Biopharma, Inc, with Aspire Biopharma, Inc being the surviving company. After giving effect to the Business Combination, Aspire Biopharma, Inc became a wholly owned subsidiary of Aspire Biopharma Holdings Inc., a Delaware corporation (f/k/a PowerUpAcquisition Corp.) (“New Aspire”). In accordance with the terms and subject to the conditions of the Business Combination Agreement and the Proposed Charter, at Closing Date, the Aspire Biopharma, Inc Stockholders collectively received, in the aggregate, a number of shares of duly authorized, validly issued, fully paid and nonassessable shares of New Aspire Biopharma, Inc Common Stock with an aggregate value equal to (a) $350 million less (b) the amount by which Aspire Biopharma, Inc’s cash at Closing is less than the Minimum Cash Condition (but only in the event the Minimum Cash Condition is waived by PowerUp), if any, less (c) Aspire’s Indebtedness at Closing.

To the satisfaction or waiver of the conditions of the Business Combination Agreement, PowerUp migrated out of the Cayman Islands and domesticated as a Delaware corporation. Also prior to the Closing Date, Aspire Biopharma, Inc deregistered as a Puerto Rican entity and domesticated as a Delaware corporation (the “Aspire Domestication”) in accordance with Section 3746 of the Puerto Rico General Corporations Act (as amended) and Section 388 of the Delaware General Corporation Law. Pursuant to the Aspire Domestication, Aspire Biopharma Inc.’s jurisdiction of incorporation was changed from Puerto Rico to the State of Delaware. In connection with the Aspire Domestication, all issued and outstanding shares of Aspire Biopharma Inc.’s pre-domestication voting common stock, Series A preferred stock, and any unconverted warrants automatically converted, on a one-for-one basis, into shares of the post-domesticated entity’s common stock, Series A preferred stock, and warrants, respectively.

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In connection with the PowerUp Domestication, prior to the consummation of the Business Combination (the” Closing Date”): (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share (the “Class A common stock”), of PowerUp converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of Class A common stock, par value $0.0001 per share, of New Aspire (the “New Aspire Class A Common Stock”); and (ii) each issued and outstanding whole warrant to purchase Class A common stock of PowerUp automatically represented the right to purchase one share of New Aspire Class A Common Stock, at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of February 17, 2022, by and between PowerUp and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company), a New York limited purpose trust company, as warrant agent (in such capacity, the “Warrant Agent”, also referred to herein as the “Transfer Agent”) (the “Warrant Agreement”). Immediately following the PowerUp Domestication, (i) the New Aspire Class A Common Stock reclassified as common stock, par value $0.0001 per share (the “New Aspire Common Stock”); (ii) each issued and outstanding unit of PowerUp that has not been previously separated into the underlying Class A ordinary share and underlying one-half of one warrant upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of New Aspire Common Stock and one-half of one public warrant, with a whole public warrant representing the right to acquire one share of New Aspire Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement; (iii) the governing documents of PowerUp were amended and restated and become the certificate of incorporation and the bylaws of New and (iv) the form of the certificate of incorporation and the bylaws were appropriately adjusted to give effect to any amendments contemplated by the form of certificate of incorporation or the bylaws that are not adopted and approved by the PowerUp shareholders, other than the amendments to the PowerUp governing documents that are contemplated by the Organizational Documents Proposal, which is a condition to the Closing of the Business Combination. No fractional warrants were issued upon the separation of units and only whole warrants are traded.

Immediately prior to the effective time of the consummation of the Business Combination, Aspire Biopharma, Inc caused (i) each share of Aspire Biopharma, Inc Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Aspire Common Stock at the then-effective conversion rate (the “Preferred Conversion”). All of the shares of Aspire Preferred Stock converted into shares of Aspire Common Stock were no longer outstanding and ceased to exist, and each holder of Aspire Biopharma, Inc Preferred Stock thereafter ceased to have any rights with respect to such Aspire Biopharma, Inc Preferred Stock. Aspire Biopharma, Inc caused each Aspire Biopharma, Inc Warrant to be terminated in exchange for shares of Aspire Common Stock in accordance with the respective warrant agreements associated with each such warrant.

On February 17, 2025 (the “Closing Date), the Business Combination was consummated. In connection with the consummation of the Business Combination PowerUp Acquisition Corp. changed its name to Aspire Biopharma Holdings, Inc.

On February 17, 2025, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, a sole member entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company issued two 20% original issue discount senior secured convertible debentures (“Debentures”) in an aggregate principal amount of $3,750,000 million, and may issue additional Debentures upon the mutual agreement of the Company and the holders of Debentures representing at least a majority of the aggregate principal and interest owed under the outstanding Debentures (“Requisite Holders”), under the Securities Purchase Agreement (the “Offering”). The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock provided that no conversion may be at a price per share less than the floor price of $4.00 per share. The current balance under the Debentures as of September 17, 2025, including interest, is $1,817,458.20 which reflects the repayment of a total of $2,120,548 from the proceeds of the August 19, 2025 financing.

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In connection with the Business Combination, on the Closing Date, certain officers, directors, and stockholders of Aspire Biopharma, Inc each entered into a non-competition agreement and lock-up agreements with the Company.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PowerUp, who is the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Aspire Biopharma, Inc was treated as the accounting acquirer. Aspire Biopharma, Inc has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under the redemption scenarios:

●	Aspire Biopharma Inc’s existing stockholders will have more than 64.4% of the voting interest of New Aspire under both the no redemption and maximum redemption scenarios;

●	Aspire Biopharma Inc’s senior management will comprise the senior management of New Aspire;

●	the directors nominated by Aspire will represent the majority of the board of directors of New Aspire;

●	Aspire Biopharma Inc’s operations will comprise the ongoing operations of New Aspire; and

●	New Aspire will assume Aspire’s name.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which Aspire is issuing stock for the net assets of PowerUp. The net assets of PowerUp will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Aspire Biopharma, Inc.

Equity line of credit Agreement

On February 13, 2025, the Company entered into a Purchase Agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd. (“Arena”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct Arena to purchase up to $100,000,000 in shares of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of ELOC Commitment Shares (as defined below) and additional shares to be sold to Arena from time to time under the ELOC Agreement. The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct Arena to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to Arena. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount (as defined in the ELOC Agreement). The purchase price to be paid by Arena for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Agreement; provided, however, that the purchase price will never be less than the floor price of $4.00 per share.

In consideration for Arena’s execution and delivery of the ELOC Agreement, the Company agreed to issue or cause to be issued or transferred to Arena 1,893,473 shares of common stock (the “ELOC Commitment Shares”), of which 786,946 will be freely tradable, subject to a leak out agreement (the “Leak Out Agreement”) whereby the Investors’ sales may not exceed 15% of the daily trading volume of the common stock on the date of sale. Under the ELOC Agreement, the Company also agreed to, no later than ten (10) business days following the Closing of the Business Combination, file with the SEC a registration statement for the resale by Arena of the ELOC Shares and the ELOC Commitment Shares, and to file one or more additional registration statements if necessary. The ELOC Commitment Shares were issued at the close of the Business Combination.

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The ELOC Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

As a result of the floor price and the current market price, the Company has not filed such registration statement and does not believe that the ELOC will result in increased liquidity for the Company.

Securities Purchase Agreement

Senior Secured Convertible Debentures

On February 17, 2025, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, a sole member entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company issued two 20% original issue discount senior secured convertible debentures (“Debentures”) in an aggregate principal amount of $3,750,000 million, and may issue additional Debentures upon the mutual agreement of the Company and the holders of Debentures representing at least a majority of the aggregate principal and interest owed under the outstanding Debentures (“Requisite Holders”), under the Securities Purchase Agreement (the “Offering”). The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock provided that no conversion may be at a price per share less than the floor price of $4.00 per share.

The closing was consummated on February 20, 2025 (the “SPA Closing”) and the Company issued to the Investors Debentures in an aggregate principal amount of $3,750,000 (the “Closing Debentures”). The Closing Debentures were sold to the Investors for a purchase price of $3,000,000, representing an original issue discount of twenty percent (20%). The Company may issue additional Debentures under the terms of the Securities Purchase Agreement if the Requisite Holders agree. Any such additional closings would be in such amounts as the Company and the Requisite Holders mutually agree upon and would be subject to substantially the same closing conditions as the Closing Debentures. As a result of certain payments made on August 19, 2025, out of the Note offering, the aggregate balance currently owed as of September 17, 2025, under the Debentures, including interest, is $1,817,458.20.

As consideration for the Investors’ consummation of the SPA Closing, concurrently with the SPA Closing, the Company delivered, or caused to be delivered, to each Investor its pro rata portion of 2,106,527 shares of common stock (“SPA Commitment Shares”), of which 1,000,000 were freely tradable, subject to a leak out agreement (the “Leak Out Agreement”) whereby each Investor’s sales may not exceed 15% of the daily trading volume of the common stock on the date of sale.

Nasdaq Notices

On April 16, 2025, the Company received two letters from the Nasdaq Stock Exchange LLC (“Nasdaq”), each addressing a separate compliance deficiency under the Nasdaq Listing Rules. The first letter notified of the deficiency with regard to Rule 5450(b)(2)(A) (the “MVLS Notice”), which requires a company, whose securities are listed on The Nasdaq Global Market under the “Market Value Standard”, to maintain a minimum Market Value of Listed Securities (an “MVLS”) of $50,000,000. The deficiency was caused by the Company’s MVLS having been below the minimum level for the prior 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), the Company is entitled to a 180-day period, ending on October 13, 2025, to rectify the deficiency. In order to do so, the Company must achieve and maintain an MVLS of at least $50,000,000 or more for a minimum of 10 consecutive business days.

The second letter notified of the deficiency with regard to Rule 5450(a)(1) (the “Bid Price Notice” together with the MVLS Notice, the “Notices”), which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”) for continued listing on The Nasdaq Global Market.

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In the event that the Company does not regain compliance with the Listing Requirements prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel. Alternatively, the Company may apply for a transfer of the listing of its securities to The Nasdaq Capital Market, provided that the Company then meets the continued listing requirements on The Nasdaq Capital Market.

The Company is considering actions that it may take in response to these Notices to regain compliance with the continued listing requirements, but no decisions about a response have been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Default Notices and Settlement Agreement

On April 1, 2025, the Company received two default notices, first citing failure to timely file the Company’s Form 10-K by March 31, 2025 and for late filing of the Form S-1, as required by Blackstone Subscription Agreement discussed in Note 8, and second citing a cross default to the Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC as described in Note 9, both entities controlled by the Company’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025. The Company maintains that it was not in default at any time since the Company filed Form NT 10-K and the required filings were made within the automatic extension period.

On April 24, 2025, the Company entered into a settlement agreement (the “Settlement Agreement”) with Cobra Alternative Capital Strategies LLC, Blackstone Capital Advisors, Inc., and their affiliates (collectively, the “Lenders”) to resolve all matters related to previously issued notices of default and to amend certain outstanding loan agreements. Pursuant to the Agreement, the Lenders withdrew and cancelled all prior notices of default and acceleration previously delivered to the Company on April 1, 2025. Any alleged previous defaults under the Company’s loan agreements were deemed cured, and all previous accelerations of payment were rendered null and void. The Company maintains that it was not in default at any time. Additionally, the Agreement provides for an extension of the maturity dates of key promissory notes by seventy-five (75) days, extending the earliest maturity date to August 15, 2025, and amending additional notes to extend their maturity dates to September 10, 2025.

In connection with the Agreement, the Company agreed to issue 625,000 shares of common stock to Blackstone Capital Advisors, Inc. and to register those shares, along with certain other restricted securities, through the filing of a registration statement on Form S-1 no later than May 13, 2025. The Company also agreed to remove lock-up restrictions on certain shares held by Cobra Alternative Capital Strategies LLC, Blackstone Capital Advisors, Inc., and Thor Special Situations LLC, enabling such shares to be made eligible for transfer to the Direct Registration System. The Lenders also agreed to enter into lock-up/leak-out agreements governing the sale of Company shares through August 20, 2025, with sale limitations tied to the Company’s daily trading volume, as detailed in the Agreement.

Appointment of new CEO

On June 10, 2025, Kraig Higginson, Chief Executive Officer of the Company resigned from the role of Chief Executive Officer and continues to serve as Chairman of the Board of Directors. On June 10, 2025, the Board of Directors appointed Michael Howe, currently a member of the Board of Directors, to serve as Chief Executive Officer of the Company. Mr. Howe continued to serve as a director on the Board.

On July 24, 2025, Michael Howe, Director and Chief Executive Officer of the Company, stepped down from the role of Director and Chief Executive Officer. Mr. Gary Stein and Ms. Barbara Sher also resigned as Directors of the Company and Howard Doss was added as a Director to fill one of the vacancies. In connection with this transition, the Board of Directors appointed Kraig Higginson, currently the Chairman of the Board of Directors, to serve as Interim Chief Executive Officer of the Company, effective July 24, 2025. The Company is currently undergoing a search for a permanent CEO with appropriate experience.

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Government/ Regulatory Approval and Compliance

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, pricing, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

The Company has filed patent applications for sublingual aspirin products. The Company believes that this novel use of aspirin, and the claims, will be beneficial for some patients who are in need of aspirin products that speed the delivery of the aspirin and avoid the gastric tract (and the powder/granule form under the tongue will be useful for those who can’t swallow aspirin pills or capsules). While the FDA has not yet approved this delivery mechanism, the Company believes that they will be able to demonstrate that the delivery can be accomplished safely and effectively and improve patient outcomes. The recently completed clinical trials support this. The current method of administration (oral) poses some gastric system issues. The Company will develop a plan of action to discuss with the FDA and seek approval for alternative administration and has retained a counsel with 30 years of experience with the FDA to assist the Company on seeking approval for use in administrating sublingual aspiring products and counsel believes that the FDA would consider and even welcome a filing that is sufficient to support this novel mode of administration of certain aspirin products. Counsel has also advised that the FDA would consider fast-track approval under 505(b)(2). The Company has successfully accomplished the cGMP manufacturing of its high-dose aspirin product for recently completed clinical trials in support of our FDA approval.

Licensure and Regulation of Drug Products in the United States

In the United States, our candidate products are regulated under the Federal Food, Drug and Cosmetic Act, or FDCA, and applicable implementing regulations and guidance. The failure of an applicant to comply with the applicable regulatory requirements at any time during the product development process, including non-clinical testing, clinical testing, the approval process or post- approval process, may result in delays to the conduct of a study, regulatory review and approval, and/or administrative or judicial sanctions. These sanctions may include, but are not limited to, the FDA’s refusal to allow an applicant to proceed with clinical trials, refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, warning letters, adverse publicity, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, and civil or criminal investigations and penalties brought by the FDA or Department of Justice, or DOJ, or other government entities, including state agencies.

Preclinical Studies and Investigational New Drug Application

Before an applicant begins testing a compound with potential therapeutic value in humans, the product candidate or compound enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as other studies to evaluate, among other things, the toxicity of the product candidate. The conduct of the preclinical tests and formulation of the compounds for testing must comply with federal regulations and requirements, including GLP regulations and standards. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND. Some long- term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, and long-term toxicity studies, may continue after the IND or NDA is submitted.

Our Leadership

Our management team and board consist of experienced deal makers, entrepreneurs, executives and investors. Collectively, the team possesses a wide-ranging set of competencies, with exceptional financial acumen and an extensive track record of growth and value creation. The team is led by our Chief Executive Officer Kraig Higginson.

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The Business Combination and Related Transactions

On February 17, 2025 (the “Closing Date”), Aspire Biopharma Holdings, Inc., a Delaware corporation (f/k/a PowerUp Acquisition Corp.), consummated the previously announced transaction pursuant to that certain Agreement and Plan of Merger, dated August 26, 2024, as amended by an Amendment Agreement dated September 5, 2024 and a Second Amendment Agreement dated October 9, 2024 (the “Business Combination Agreement”), by and among the Company, PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of PowerUp (“Merger Sub”), SRIRAMA Associates, LLC, a Delaware limited liability company (the “Sponsor”), Stephen Quesenberry, in the capacity as the seller representative (the “Seller Representative”), and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”). Terms used in this Current Report on Form 8-K but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the final prospectus and definitive proxy statement, dated January 14, 2025 and filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2025 (the “Proxy Statement”), and such definitions are incorporated herein by reference.

On February 17, 2025, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, a sole member entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company issued two 20% original issue discount senior secured convertible debentures (“Debentures”) in an aggregate principal amount of $3,750,000 million, and may issue additional Debentures upon the mutual agreement of the Company and the holders of Debentures representing at least a majority of the aggregate principal and interest owed under the outstanding Debentures (“Requisite Holders”), under the Securities Purchase Agreement (the “Offering”). The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock provided that no conversion may be at a price per share less than the floor price of $4.00 per share.

The closing was consummated on February 20, 2025 (the “SPA Closing”) and the Company issued to the Investors Debentures in an aggregate principal amount of $3,750,000 (the “Closing Debentures”). The Closing Debentures were sold to the Investors for a purchase price of $3,000,000, representing an original issue discount of twenty percent (20%). The Company may issue additional Debentures under the terms of the Securities Purchase Agreement if the Requisite Holders agree. Any such additional closings would be in such amounts as the Company and the Requisite Holders mutually agree upon and would be subject to substantially the same closing conditions as the Closing Debentures.

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holders may increase the interest rate applicable to the Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the Closing Debentures, the Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Investors and, as applicable, any subsidiary’s obligations in respect of the Closing Debentures until the Closing Debentures are paid in full.

As consideration for the Investors’ consummation of the SPA Closing, concurrently with the SPA Closing, the Company delivered, or caused to be delivered, to each Investor its pro rata portion of 2,106,527 shares of common stock (“SPA Commitment Shares”), of which 1,000,000 will be freely tradable, subject to a leak out agreement (the “Leak Out Agreement”) whereby each Investor’s sales may not exceed 15% of the daily trading volume of the common stock on the date of sale.

The Company agreed, pursuant to a Security Agreement, dated February 20, 2025 (the “Security Agreement”), with the Investors, to grant the Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Aspire Biopharma, Inc., entered into a Guarantee Agreement, dated February 20, 2025 (the “Guarantee”), with the Investors, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

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The Company also agreed, pursuant to a Registration Rights Agreement, dated February 20, 2025 (the “Registration Rights Agreement”), with the Investors to file an initial registration statement with the SEC within 40 days after the SPA Closing to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules. Such registration statement was declared effective on { 2025.

Pursuant to a placement agency agreement between Aspire and Dawson James Securities, Inc. (“Dawson”), dated February 19, 2025 (the “Placement Agency Agreement”), Dawson acted as the sole placement agent in the Offering. Pursuant to the Placement Agency Agreement, the Company paid to Dawson a placement fee equal to 8% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering. The Company will also pay for certain reasonable expenses of Dawson.

The Securities Purchase Agreement, Debentures, Leak Out Agreement, Security Agreement, Guaranty Agreement, Registration Rights Agreement, and Placement Agency Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Recent Transactions

On August 19, 2025, the Company entered into the Purchase Agreement with the Selling Shareholders pursuant to which the Notes were issued and sold to the Selling Shareholders for an aggregate principal amount of up to $9,687,500 for a subscription price of $7,750,000 and a maturity date of February 19, 2026. The Notes have a 20% original issue discount which is included in the aggregate principal amount of $9,687,500 and do not bear an interest rate. The Company issued the Notes to the Selling Shareholders at the closing under the Purchase Agreement on August 19, 2025. Of the $7,750,000 total funding under the Purchase Agreement, $4,709,677 was funded on August 19, 2025 (the “first Tranche”), the second tranche will be for an aggregate of $1,000,000 (the “Second Tranche”) which will be funded on the day after this filing and the balance of $2,250,000 (the “Third Tranche”) will be funded upon the effectiveness of this Registration Statement. The Notes are convertible into the Conversion Shares subject to certain conditions more fully described in the Notes. The Company issued the Notes to the Selling Shareholders at the closing under the Purchase Agreement on August 19, 2025. The Notes are convertible into the Conversion Shares subject to certain conditions more fully described in the Notes.

The Notes are convertible (in whole or in part) at any time on or after the thirty-first (31st) day following the Issuance Date into such number of shares of Common Stock as shall be determined by dividing (x) that portion identified by the Purchaser of (A) the outstanding principal amount, plus (B) accrued and unpaid interest with respect to such outstanding principal amount of such Purchaser’s Note and any other amounts owing under such Note or other Transaction Documents (the as that term is defined in the Notes) by (y) the conversion price then in effect on the date on which the Purchaser delivers a notice of conversion. The conversion price means the greater of (i) eighty (80%) percent of the lowest Closing Price on any Trading Day during the five (5) Trading Days prior to the applicable conversion date or (ii) the floor price (the “Floor Price”). The Floor Price means 20% of the average closing price of our Common Stock for the five days prior to the Closing Date.

The Notes may not be converted and shares of Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, such Purchaser (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of our Common Stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable Purchaser of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

The Notes were offered in reliance on Section 4(a)(2) of the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

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In connection with the Purchase Agreement, the Company entered into a registration rights agreement, dated as of August 19, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file the initial resale registration statement by no later than September 18, 2025, to register the resale of the Common Stock underlying the Notes.

The Company paid RBW Capital Partners, a Division of Dawson James Securities, Inc. an 8% commission and a 1% non-accountable expense allowance in connection with the raise. The Company intends to utilize the proceeds to pay off debt and for working capital purposes. The Company repaid an aggregate of $2,120,548 under the Debentures and $508,397 under the Blackstone Note.

Summary of Risk Factors

In addition to the other information contained in this prospectus, the following risks have the potential to impact the business and operations of Aspire. An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described in this prospectus, together with the other information contained in this prospectus. These risk factors are not exhaustive and all investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Aspire. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe are immaterial could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to, the following (See “Risk Factors”). Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us,” or “our” refer to the business of Aspire.

Below is a partial list of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	Aspire has a limited operating history upon which investors can evaluate Aspire’s performance, and accordingly, Aspire’s prospects must be considered in light of the risks that any new company encounters;

●	Aspire has incurred net losses in every year since its inception and anticipates that it will continue to incur substantial and increasing net losses in the foreseeable future, especially if Aspire faces difficulties in obtaining capital;

●	Aspire will require substantial additional financing to achieve its goals, and a failure to obtain this necessary capital when needed could force Aspire to delay, limit, reduce or terminate its product development or commercialization efforts;

●	Aspire may implement new lines of business or offer new products and services within existing lines of business;

●	Aspire relies on various intellectual property rights, including trademarks, in order to operate its business;

●	Instaprin Pharmaceuticals’ former Chief Executive officer, Donald A. Milne III, was convicted, on a conspiracy to commit securities fraud charge;

●	Aspire’s success depends on the experience and skill of the board of directors, its executive officers and key employees. If it is not successful in attracting and retaining highly qualified personnel, Aspire may not be able to successfully implement its business strategy;

●	Although dependent on certain key personnel, Aspire does not have any key person life insurance policies on any such people.;

●	Damage to Aspire’s reputation could negatively impact its business, financial condition and results of operations;

●	Aspire’s business could be negatively impacted by cyber security threats, attacks and other disruptions.

●	Security breaches of confidential customer information, in connection with Aspire’s electronic processing of credit and debit card transactions, or confidential employee information may adversely affect Aspire’s business as we gain access to such information;

●	Aspire’s internal computer systems, or those used by third party contractors or consultants, may fail or suffer security breaches;

●	Aspire operates in a highly regulated environment, and if Aspire is found to be in violation of any of the federal, state, or local laws or regulations applicable to it, Aspire’s business could suffer;

●	Aspire’s technology platforms and product candidates are based on novel technologies, and the development and regulatory approval pathway for such product candidates is unproven (in that all aspirin products previously approved by the FDA were administered orally rather than sublingually) and may never lead to marketable products. Even if Aspire obtains regulatory approval of its product candidates, the products may not gain market acceptance among physicians, patients, hospitals and others in the medical community;

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●	Aspire’s business is highly dependent on the success of its lead product candidate, high-dose sublingual aspirin, which will require significant additional clinical testing before Aspire can seek regulatory approval and potentially launch commercial sales;

●	Clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results. Aspire’s clinical trials may fail to demonstrate adequately the safety and efficacy of one or more of its product candidates, which would prevent or delay regulatory approval and commercialization;

●	Aspire’s product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, if approved, or result in significant negative consequences;

●	If Aspire encounters difficulties enrolling patients in its clinical trials, Aspire’s clinical development activities could be delayed or otherwise adversely affected;

●	Aspire relies and will rely on third parties to conduct its clinical trials, which are expensive, time consuming, and difficult to design and implement. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, Aspire may not be able to obtain regulatory approval of or commercialize its product candidates;

●	If Aspire fails to develop additional product candidates, its commercial opportunity will be limited;

●	Aspire is subject to a multitude of manufacturing and supply chain risks, any of which could substantially increase its costs and limit the supply of its product candidates;

●	Aspire currently has no marketing and sales organization and has no experience in marketing products. If Aspire is unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, Aspire may not be able to generate product revenue;

●	A variety of risks associated with marketing Aspire’s product candidates internationally could materially adversely affect Aspire’s business;

●	Aspire faces significant competition from other biotechnology and pharmaceutical companies, and its operating results will suffer if it fails to compete effectively;

Management has identified material weaknesses in the Company’s internal control over financial reporting, which could, if not remediated, result in additional material misstatements in the Company’s interim or annual consolidated financial statements.

Emerging Growth Company

Aspire is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, Aspire is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Aspire intends to take advantage of the benefits of this extended transition period.

Aspire will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering of our securities, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Aspire is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Aspire will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of its common equity held by non-affiliates exceeds $700 million as of the prior September 30th or (2) the market value of its common equity exceeds $250 million and its annual revenues exceeds $100 million during such fiscal year.

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THE OFFERING

Shares of common stock Offered by the Selling Shareholders	Up to 73,588,712 shares of Common Stock issuable upon the conversion of the Notes, issued to the Selling Shareholders.

Shares of common stock outstanding prior to this offering	49,525,970 shares of common stock (as of September 15, 2025)

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders pursuant to this prospectus.

Risk factors	You should carefully read the section titled “Risk Factors” beginning on page 22 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock or warrants.

Nasdaq symbol for our common stock	“ASBP”

Nasdaq symbol for our warrants	“ASBPW”

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Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our common stock or warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common stock and warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks related to our Business

Aspire has a limited operating history upon which investors can evaluate Aspire’s performance, and accordingly, Aspire’s prospects must be considered in light of the risks that any new company encounters.

Aspire is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early-stage companies. Aspire may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

Aspire has incurred net losses in every year since its inception and anticipates that it will continue to incur substantial and increasing net losses in the foreseeable future, especially if Aspire faces difficulties in obtaining capital.

We are a clinical-stage biopharmaceutical company with a limited operating history. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. We have financed our operations primarily through the sale of equity securities. Since our inception, most of our resources have been dedicated to the preclinical development of our product candidates. The size of our future net losses will depend, in part, on our future expenses and our ability to generate revenue, if any. We have no products approved for commercial sale and have not generated any revenue from product sales to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. As a result, we are not profitable and have incurred losses since our inception. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our research and development of, and seek regulatory approvals for, our product candidates.

Even if we succeed in commercializing one or more of our product candidates, we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

In order to achieve our near and long-term goals, we may need to procure raise capital through various securities offerings or obtain certain debt financing. There is no guarantee we will be able to obtain such funds on acceptable terms or at all. If we are not able to obtain capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause our stockholders to lose all or a portion of their investment.

Aspire will require substantial additional financing to achieve its goals, and a failure to obtain this necessary capital when needed could force Aspire to delay, limit, reduce or terminate its product development or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts to continue the clinical development of our product candidates. If we are able to receive regulatory approval for any of our product candidates, we will require significant additional amounts of cash in order to launch and commercialize any such product candidates. In addition, other unanticipated costs may arise. Because the design and outcome of our planned and anticipated clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our product candidates.

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Our future capital requirements depend on many factors, including:

●	the scope, progress, results and costs of researching and developing our product candidates, and conducting preclinical studies and clinical trials;

●	the timing of, and the costs involved in, obtaining regulatory approvals for our product candidates if clinical trials are successful;

●	the cost of commercialization activities for our product candidates, if any of our product candidates is approved for sale, including marketing, sales and distribution costs;

●	the cost of manufacturing our product candidates for clinical trials in preparation for regulatory approval and in preparation for commercialization;

●	our ability to establish and maintain strategic licensing or other arrangements and the financial terms of such agreements;

●	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

●	the timing, receipt and amount of sales of, or royalties on, our future products, if any; and

●	the emergence of competing therapies and other adverse market developments.

We do not have any committed external source of funds or other support for our development efforts. Until we can generate sufficient product and royalty revenue to finance our cash requirements, which we may never do, we expect to finance our future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing or distribution arrangements. Additional financing may not be available to us when we need it or it may not be available on favorable terms.

If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. If we raise additional capital through public or private equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to obtain adequate financing when needed, we may have to delay, reduce the scope of or suspend one or more of our clinical trials or research and development programs or our commercialization efforts.

Aspire may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

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Aspire relies on other companies to provide components and services for its product candidates.

We depend on suppliers and contractors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or contractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies to whom we delegate manufacture of major components or subsystems for our products, or from whom we acquire such items, do not provide components which meet required specifications and perform to our and our customers’ expectations. Our suppliers may be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two contractors or suppliers for a particular component. Our products may utilize custom components available from only one source. Continued availability of those components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.

Aspire relies on various intellectual property rights, including trademarks, in order to operate its business.

We rely on certain intellectual property rights to operate its business. Our intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations.

We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

Instaprin Pharmaceuticals’ former Chief Executive officer, Donald A. Milne III, was convicted, on a conspiracy to commit securities fraud charge.

Instaprin’s former Chief Executive Officer, Donald A. Milne III, has pled guilty to perpetrating a scheme to defraud investors of Instaprin Pharmaceuticals to commit securities fraud and has tarnished the Company’s reputation which has led to a precipitous decline in the Instaprin Pharmaceuticals’ goodwill and business. Instaprin’s former CEO diverted significant funds from the Company for his own personal use which impaired the progress of the Instaprin. The former chief executive officer of Instaprin Pharmaceuticals is not affiliated with Aspire. All of the shares of Instaprin held by Mr. Milne were distributed to the Instaprin shareholders in partial satisfaction of the SEC’s judgement against Mr. Milne and, as such, Mr. Milne was never a stockholder of Aspire. In the event Aspire chooses to use the trademark “Instaprin” there could be reputational harm given its association with Instaprin Pharmaceuticals.

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Aspire’s success depends on the experience and skill of the board of directors, its executive officers and key employees. If it is not successful in attracting and retaining highly qualified personnel, Aspire may not be able to successfully implement its business strategy.

We are dependent on our board of directors, executive officers and key employees. These persons may not devote their full time and attention to the matters of Aspire. The loss of our board of directors, executive officers and key employees could harm our business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, Aspire does not have any key person life insurance policies on any such people.

Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our management, scientific and medical personnel. The loss of the services of any of our executive officers, other key employees, and other scientific and medical advisors, and our inability to find suitable replacements could result in delays in product development and harm our business. Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all.

We have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, we will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect us and our operations. We have no way to guarantee key personnel will stay with us, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

Damage to Aspire’s reputation could negatively impact its business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Aspire’s business could be negatively impacted by cyber security threats, attacks and other disruptions.

We continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

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Security breaches of confidential customer information, in connection with Aspire’s electronic processing of credit and debit card transactions, or confidential employee information may adversely affect Aspire’s business as we gain access to such information.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

Aspire’s internal computer systems, or those used by third party contractors or consultants, may fail or suffer security breaches.

Despite the implementation of security measures, our internal computer systems and those of our future CROs and other contractors and consultants are vulnerable to damage from computer viruses and unauthorized access. While we have not to our knowledge experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties for the manufacture of our product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our product candidates could be delayed.

Aspire operates in a highly regulated environment, and if Aspire is found to be in violation of any of the federal, state, or local laws or regulations applicable to it, Aspire’s business could suffer.

We may also be subject to a wide range of federal, state, and local laws and regulations, such as local licensing requirements, and retail financing, debt collection, consumer protection, environmental, health and safety, creditor, wage-hour, anti-discrimination, whistleblower and other employment practices laws and regulations and we expect these costs to increase going forward. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we have incurred and will continue to incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

Our business, operations, financial position and clinical development plans and timelines, could be materially adversely affected by the continuing military action in Ukraine and the war between Israel and Hamas.

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in Ukraine and the war between Israel and Hamas commenced in October 2023, and related economic sanctions imposed or that may in the future be imposed by certain governments, our financial position and operations may be materially and adversely affected. As our ability to continue to operate will be dependent on raising debt and equity finance, any adverse impact to those markets as a result of these conflicts, including due to increased market volatility, decreased availability in third-party financing and/or a deterioration in the terms on which it is available (if at all), could negatively impact our business, results of operations, cash flows, financial condition, and/or prospects. The extent of any potential impact is not yet determinable, however.

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Significant political, trade, regulatory developments, and other circumstances beyond our control, could have a material adverse effect on our financial condition or results of operations.

Significant political, trade, or regulatory developments in the jurisdictions in which we sell our products, such as those stemming from the change in U.S. federal administration, are difficult to predict and may have a material adverse effect on us. Similarly, changes in U.S. federal policy that affect the geopolitical landscape could give rise to circumstances outside our control that could have negative impacts on our business operations. For example, during the prior Trump administration, increased tariffs were implemented on goods imported into the U.S., particularly from China, Canada, and Mexico. On February 1, 2025, President Trump issued executive orders imposing a 25% tariff on products imported from Canada and Mexico (initially suspended for 30 days) and a 10% tariff on products imported from China, effective February 4, 2025. An additional 10% increase in the China tariffs became effective March 4, 2025. Tariffs on imports from Canada and Mexico became effective March 4, 2025, but were later subject to broad exemptions effective March 7, 2025. While previous tariffs on Chinese goods and modifications to trade agreements have resulted in a material impact on our business and where we purchase our finished products, these new tariffs or any additional actions, such as “reciprocal” tariffs on U.S. trading partners to address trade imbalances, could negatively impact our ability and the ability of our third-party vendors and suppliers to source products from foreign jurisdictions, which could lead to an increase in the cost of goods and adversely affect the Company’s profitability. Tariffs passed on to consumers through higher prices can also negatively impact consumer confidence and discretionary spending.

In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange, and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including, but not limited to, U.S. and China trade policies, could have a material adverse effect on our financial condition or results of operations.

We continue to evaluate the impact of currently effective tariffs, including potential future retaliatory tariffs, as well as other recent changes in foreign trade policy and the U.S. Administration on our supply chain, costs, sales and profitability, and are working through strategies to mitigate such impact, including reviewing sourcing options and working with our vendors and merchants. At this time, it is unknown how long U.S. tariffs on Chinese goods will remain in effect or whether additional tariffs will be imposed. Depending upon their duration and implementation, as well as our ability to mitigate their impact, these changes in foreign trade policy and any recently enacted, proposed and future tariffs on products imported by us from China, as well as general uncertainty in the tariff environment, could negatively impact our business, results of operations and liquidity if they seriously disrupt the movement of products through our supply chain or increase their cost.

We are dependent on a limited number of suppliers and service providers which subjects our business and results of operations to risks of supplier business interruptions.

We currently rely on a limited number of suppliers and service providers, and anticipate that we will do so for future products as well. Any delays in delivery of or shortages in those or other products and components could interrupt and delay manufacturing of our products and result in the cancellation of orders for our products. Any or all of these suppliers and service providers could discontinue the manufacture, supply, or services related to our products and components at any time. Due to certain business considerations, we may not be able to identify and integrate alternative sources of supply and services in a timely fashion or at all. Any transition to alternate suppliers or service providers may result in production delays and increased costs and may limit our ability to deliver products to our customers. Furthermore, if we are unable to identify alternative sources of supply, we would have to modify our products to use substitute components, which may cause delays in shipments, increased design and manufacturing costs and increased prices for our products. If we are unable to obtain additional financing, we may be unable to pay our suppliers and service providers for product and services and therefore may be unable to continue to operate our business.

Management has identified material weaknesses in the Company’s internal control over financial reporting, which could, if not remediated, result in additional material misstatements in the Company’s interim or annual consolidated financial statements.

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Under the direction of the Company’s Chief Executive Officer and Chief Financial Officer, management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting. As a result of this evaluation, management identified material weaknesses in the Company’s internal control over financial reporting.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2025, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Based upon their evaluation, our principal executive officer and principal financial and accounting officer, concluded that our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) were not effective as of June 30, 2025 due to the existence of material weaknesses.

Remediation measures are time-consuming on the Company’s financial and operational resources. In order to improve the effectiveness of its internal control over financial reporting, the Company will need to continue to expend resources, including accounting-related costs and management oversight.

We cannot provide assurance that the measures we have taken to date and may take in the future will prevent or avoid potential future material weaknesses. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weaknesses or identify additional material weakness in the future, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods required by the SEC, could be adversely affected which, in turn, may adversely affect our reputation and business and the market price of the common stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

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Risks related to our Products and Their Development

Our technology platforms and product candidates are based on novel technologies, and the development and regulatory approval pathway for such product candidates is unproven (in that all aspirin products previously approved by the FDA were administered orally rather than sublingually) and may never lead to marketable products. Even if we obtains regulatory approval of its product candidates, the products may not gain market acceptance among physicians, patients, hospitals and others in the medical community.

We are developing novel targeted therapies to treat heart attacks and strokes. Any products we develop may not effectively inhibit or treat heart attacks and strokes. The scientific evidence to support the feasibility of developing product candidates based on our high-dose sublingual aspirin is preliminary and limited. Advancing these novel therapies creates significant challenges for us, including, among others:

●	obtaining approval from regulatory authorities to conduct clinical trials with our product candidates;

●	successful enrollment and completion of preclinical studies and clinical trials with favorable results;

●	obtaining approvals from regulatory authorities to manufacture and market our product candidates;

●	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for our product candidates;

●	making arrangements with third-party manufacturers for, or establishing, commercial manufacturing capabilities;

●	manufacturing our product candidates at an acceptable cost;

●	launching commercial sales of our product candidates, if and when approved, whether alone or in collaboration with other partners;

●	acceptance of our product candidates, if and when approved, by patients, the medical community and third-party payors;

●	effectively competing with other heart attack and stroke therapies;

●	obtaining and maintaining coverage and adequate reimbursement by third-party payors, including government payors, for our product candidates;

●	protecting rights in our intellectual property portfolio;

●	maintaining a continued acceptable safety profile of our product candidates, if approved, following approval; and

●	maintaining and growing an organization of scientists and business people who can develop and commercialize our products and technology.

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The use of our high-dose sublingual aspirin product candidates as potential heart and stroke treatments, even if approved, may not become broadly accepted by physicians, patients, hospitals and others in the medical community. Additional factors will influence whether our product candidates are accepted in the market, including:

●	the clinical indications for which our product candidates are approved;

●	physicians, hospitals, medical treatment centers and patients considering our product candidates as a safe and effective treatment;

●	the potential and perceived advantages of our product candidates over alternative treatments;

●	the prevalence and severity of any side effects;

●	product labeling or product insert requirements of the FDA or other regulatory authorities;

●	limitations or warnings contained in the labeling approved by the FDA;

●	the timing of market introduction of our product candidates as well as competitive products;

●	the cost of treatment in relation to alternative treatments;

●	the availability of adequate coverage, reimbursement and pricing by third-party payors and government authorities;

●	the willingness of patients to pay out-of-pocket in the absence of coverage by third-party payors and government authorities;

●	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and the effectiveness of our sales and marketing efforts.

Even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

Current Development Status of Aspirin Product

Our cGMP batch of high-dose aspirin was manufactured by Glatt in its New Jersey facility in March 2025. Glatt used this batch to finalize the packaging and manufacturing process, and to provide the products which were used in the clinical trials which took place in Florida and ended in July, 2025, with the final clinical trial study provided to Aspire on September 5, 2025. Glatt’s scientific team will also be conducting the stability testing required by the FDA on this batch to determine product shelf life. This is in addition to prior similar initial testing done in 2022 by Glatt which provided important background data on the stability and manufacturing process for our low dose sublingual aspirin product.

Our consultants have completed (1) a comprehensive review of relevant regulatory issues and regulatory strategy (including regulations, guidance documents, FDA reviews of approved NDAs for other relevant products, Pediatric Research Equity Act requirements, FDA’s trade name approval requirements, opportunities for accelerated regulatory processes, etc.), (2) a comprehensive summary of relevant safety, efficacy and pharmacokinetic data to support IRB approvals, IND, and 505(b)(2) NDA approval, (3) a target product profile (including product description, composition, strength, route of administration, prescription v. OTC, indications, dosing and claims to differentiate from other aspirin products), and (4) an integrated product development plan (including plans to support each module of an NDA submission: CMC, preclinical safety, human PK, clinical safety, clinical efficacy, timelines, critical path, Gantt chart, etc.). These reviews were done in preparation for Aspire’s communication with the FDA, its clinical testing, and its NDA.

We have recently conducted an in vivo single-dose bioavailability study in healthy human volunteers which ended in July, 2025. The final clinical trial study report was provided to Aspire on September 5, 2025. This clinical trial evaluated pharmacokinetic endpoints including but not limited to maximum concentrations of aspirin and/or its metabolites in plasma (“Cmax”), time of maximum concentrations (“Tmax”), and area under the time curve concentrations (“AUC”) following sublingual dosing of two different pharmaceutical formulations of our sublingual aspirin compared to standard oral aspirin. Pharmacodynamic effect on serum thromboxane B2 (TXB2, a measure of platelet inhibition) was evaluated as a secondary endpoint. Data from this bioavailability study will be used to select the optimal pharmaceutical formulation of aspirin and to support filing of an NDA. This trial was exempt from Investigational New Drug (IND) filing requirements under 21 C.F.R. 320.31(d) because it is a human bioavailability trial of an FDA-approved active ingredient that is not a new chemical entity, a radioactively labeled drug product, or cytotoxic drug product, using a dose not exceeding the dose specified in the labeling of the approved drug product, conducted in compliance with the requirements for review by an Institutional Review Board (IRB), with reserve test article samples retained by the study sponsor.

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Following receipt and analysis of the clinical trial results, we intend to submit a section 505(b)(2) NDA for our high-dose aspirin product. We may propose a later clinical trial-for purposes of further FDA applications, if needed, in approximately 24 healthy human volunteers to evaluate the pharmacodynamic effect of a single dose of our high dose aspirin on platelet inhibition compared to that of standard oral aspirin. The proposed primary endpoint for an additional trial would be time to TXB2 inhibition. Variability of TXB2 inhibition and pharmacokinetic parameters (Cmax, Tmax, AUC, etc.) for aspirin and/or its metabolites in plasma will be analyzed as secondary endpoints. If needed, the additional trial will be designed to demonstrate a shorter time to clinically meaningful pharmacodynamic effect (TXB2 inhibition) following administration of our aspirin compared to standard oral aspirin (standard of care for treatment of suspected acute myocardial infarction). Following completion of an additional trial, Aspire would submit a section 505(b)(2) NDA for our aspirin product to the FDA seeking approval to market the product for treatment of suspected acute myocardial infarction. Additional clinical trials focused on differentiating our aspirin from standard oral aspirin based on TXB2 inhibition and gastrointestinal irritation, ulceration and bleeding during longer term use may be conducted to support subsequent 505(b)(2) NDAs and/or supplemental NDAs for our aspirin in other therapeutic indications focused on the antithrombotic and analgesic effects of aspirin.

Current Development Status of Other Products

Melatonin: Our scientists have developed a working formulation for a sublingually administered melatonin sleep-aid product, in 3mg, 5mg, and 10mg doses and has created a batch of product and done limited testing. Aspire may conduct a limited pharmokinetic study using at least eight volunteers, comparing to orally administered melatonin products on the market, in order to support its claims and labeling. No FDA approval is required for Melatonin, which is sold as a supplement. Melatonin is a wildly popular sleep aid and we have begun exploring licensing possibilities. This formulation will be patent protected in due course.

Vitamins: Our scientists have developed a working formulation for sublingually administered vitamins D, E and K. These products will be patent protected in due course.

Testosterone: Our scientists have developed a formulation for sublingually administered testosterone. A patent application for the formulation will be filed in due course. In the first and second quarters of 2026, subject to funding, Aspire will develop and validate the manufacturing process based on this formulation, and produce a cGMP batch for use in clinical testing and a stability study. Aspire will conduct a Phase One clinical test in approximately the third quarter of 2026 for pharmokinetical validation of product properties, using approximately eight volunteers, and to establish criteria for an NDA with the FDA. Aspire anticipates, based on these results, to request a pre-IND meeting with the FDA in the fourth quarter of 2026, followed by Phase Two clinical testing. Aspire anticipates this testing to use approximately 32 volunteers. Aspire intends to submit an NDA for the testosterone product under 505(b)(2) to the FDA in the fourth quarter of 2026 at the earliest. Testosterone is not a candidate for fast-track approval, so the NDA approval process will likely take as much as three years.

Semaglutide: Our scientists are in the final phases of developing a working formulation for a sublingual semaglutide product. The timeline to market will be similar to that of testosterone, above, as semaglutide is not likely a candidate for fast-track approval.

Caffeine Products: Our scientific team has developed a working formula for a single dose sublingual pre-workout supplement as well as a single dose “coffee or soda replacement” with health benefits, using its patent-pending sublingual absorption technology. We have manufactured trial runs of this supplement and conducted consumer and safety testing in Q2 2025. We entered into a manufacturing agreement with Desert Stream, Inc., a nutrition and supplement manufacture with experience in caffeine products, through our wholly owned subsidiary Buzz Bomb Caffeine Company LC. We and Desert Stream have developed a half dozen flavors of the product. We have registered several trademarks that we intend to use with these products and obtained appropriate domain names as well. We unveiled our caffeine product at two large fitness conventions in the first week of August 2025 and began selling our caffeine product online in August 2025. A second manufacturing agreement with Supranaturals of Springville, UT was entered into in September 2025 and another order was placed for 2,000,000 more units with Supranaturals.

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Other Products: Our scientists are currently considering formulations for anti-nausea products, anti-psychotic products, ED drugs, seizure medication, and several other classes of drugs, all using our sublingual mode of administration. We anticipate taking several of these products to market as the research and development dictates, as well as market conditions and company funding.

Our business is highly dependent on the success of our lead product candidate, high-dose sublingual aspirin, which will require significant additional clinical testing before Aspire can seek regulatory approval and potentially launch commercial sales.

We do not have any products that have gained regulatory approval. Our business and future success depends on our ability to obtain regulatory approval of and then successfully commercialize our lead product candidate, high-dose sublingual aspirin. We recently completed our clinical trials and intend to compile and file an NDA (investigational new drug application). Our ability to develop, obtain regulatory acceptance for high-dose sublingual aspirin to enter clinical trials will depend on several factors, including the following:

●	successfully demonstrating that the therapy is reasonably safe for human clinical studies;

●	effectively demonstrating that the chemical composition and manufacturing methods and controls are consistent; and

●	providing protocol detail proposed for clinical trials that ensure subjects will not be exposed to unnecessary risk and that the professionals overseeing the administration of the study are qualified.

Our drug product candidates, including high-dose sublingual aspirin, will require additional clinical and non-clinical development, regulatory review and approval in multiple jurisdictions, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before we can generate any revenue from product sales. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from the FDA or comparable foreign regulatory authorities, and we may never receive such regulatory approval for any of our product candidates. If we are unable to develop or receive marketing approval for our aspirin or other products we develop in a timely manner or at all, we could experience significant delays or an inability to commercialize our aspirin or other products, which would materially and adversely affect our business, financial condition and results of operations.

Clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results. Our clinical trials may fail to demonstrate adequately the safety and efficacy of one or more of its product candidates, which would prevent or delay regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial sale of our product candidates, including our high-dose sublingual aspirin, we must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that our product candidates are both safe and effective for use in each target indication. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. We cannot be certain that we will not face similar setbacks. Most product candidates that commence clinical trials are never approved as commercial products.

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We may experience delays in our ongoing clinical trials and we do not know whether planned clinical trials will begin on time, need to be redesigned, enroll patients on time or be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

●	obtaining regulatory approval to commence a trial; reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	obtaining institutional review board, or IRB, approval at each site;

●	recruiting suitable patients to participate in a trial;

●	having patients complete a trial or return for post-treatment follow-up;

●	clinical sites deviating from trial protocol or dropping out of a trial;

●	adding new clinical trial sites; or

●	manufacturing sufficient quantities of product candidate for use in clinical trials.

We could encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by the Data Safety Monitoring Board, or DSMB, for such trial or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Furthermore, we rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials and while we have agreements governing their committed activities, we have limited influence over their actual performance. If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive cash compensation in connection with such services. If certain of these relationships exceed specific financial thresholds, they must be reported to the FDA. If these relationships and any related compensation paid results in perceived or actual conflicts of interest, or the FDA concludes that the financial relationship may have affected interpretation of the study, the integrity of the data generated at the applicable clinical trial site may be questioned and the utility of the clinical trial itself may be jeopardized, which could result in the delay in approval, or rejection, of our marketing applications by the FDA. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

In addition, even if the trials are successfully completed, we cannot guarantee that the FDA or foreign regulatory authorities will interpret the results as we do, and we may need to conduct additional trials before we submit applications seeking regulatory approval of our product candidates.

To the extent that the results of the trials are not satisfactory to the FDA or foreign regulatory authorities for support of a marketing application, approval of our product candidates may be significantly delayed, or we may be required to expend significant additional resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates.

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Our product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, if approved, or result in significant negative consequences.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. Results of our clinical trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics.

If unacceptable side effects arise in the development of our product candidates, we could suspend or terminate our clinical trials or the FDA or comparable foreign regulatory authorities could order us to cease clinical trials or deny approval of our product candidates for any or all targeted indications. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff. We expect to have to train medical personnel using our product candidates to understand the side effect profiles for our clinical trials and upon any commercialization of any of our product candidates. Inadequate training in recognizing or managing the potential side effects of our product candidates could result in patient injury or death. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw approvals of such product;

●	regulatory authorities may require additional warnings on the label;

●	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients;

●	we could be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

If we encounters difficulties enrolling patients in its clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons. The enrollment of patients depends on many factors, including:

●	the patient eligibility criteria defined in the protocol;

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●	the size of the patient population required for analysis of the trial’s primary endpoints;

●	the proximity of patients to study sites;

●	the design of the trial;

●	our ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating;

●	our ability to obtain and maintain patient consents; and

●	the risk that patients enrolled in clinical trials will drop out of the trials before completion.

In addition, our clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us, because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. Since the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials in such clinical trial site. Moreover, because our product candidates represent a departure from more commonly used methods for heart attack and stroke treatments, potential patients and their doctors may be inclined to use conventional therapies, rather than enroll patients in any future clinical trials.

Delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect our ability to advance the development of our product candidates.

We rely and will rely on third parties to conduct our clinical trials, which are expensive, time consuming, and difficult to design and implement. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of or commercialize its product candidates.

We depend and plan to continue to depend upon independent investigators, other third parties and collaborators, such as universities, medical institutions, CROs and strategic partners, to conduct our preclinical and clinical trials under agreements with us. We expect to have to negotiate budgets and contracts with CROs and study sites, which may result in delays to our development timelines and increased costs. We rely and plan to continue relying heavily on these third parties over the course of our clinical trials, and we control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on third parties does not relieve us of our regulatory responsibilities. We and these third parties are required to comply with good clinical practices, or GCPs, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that, upon inspection, such regulatory authorities will determine that any of our clinical trials comply with the GCP regulations. In addition, our clinical trials must be conducted with biologic product produced under current good manufacturing practices (cGMPs) regulations and guidelines and will require a large number of test patients. Our failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

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Any third parties conducting our clinical trials are not our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether or not they devote sufficient time and resources to our ongoing preclinical, clinical and nonclinical programs. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

Switching or adding third parties to conduct our clinical trials involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with third parties conducting our clinical trials, we cannot assure you that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

Furthermore, human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Because our product candidates are based on new technologies and engineered on a patient-by-patient basis, we expect that they will require extensive research and development and have substantial manufacturing and processing costs. In addition, costs to treat patients with heart attacks/ strokes and to treat potential side effects that may result from our product candidates may be significant. Accordingly, our clinical trial costs are likely to be significantly higher than for more conventional therapeutic technologies or drug products.

If we fail to develop additional product candidates, its commercial opportunity will be limited.

We expect to initially develop our lead product candidate, high-dose sublingual aspirin, a fast-acting form of powdered aspirin that could rapidly stop heart attacks and strokes. However, one of our strategies is to pursue clinical development of additional product candidates. Developing, obtaining regulatory approval for and commercializing additional product candidates will require substantial funding and are prone to the risks of failure inherent in medical product development. We cannot assure you that we will be able to successfully advance any of these additional product candidates through the development process.

Even if we obtain FDA approval to market additional product candidates for the treatment of heart attacks and strokes, we cannot assure you that any such product candidates will be successfully commercialized, widely accepted in the marketplace or more effective than other commercially available alternatives. If we are unable to successfully develop and commercialize additional product candidates, our commercial opportunity will be limited. Moreover, a failure in obtaining regulatory approval of additional product candidates may have a negative effect on the approval process of any other, or result in losing approval of any approved, product candidate.

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We are subject to a multitude of manufacturing and supply chain risks, any of which could substantially increase our costs and limit the supply of our product candidates.

The process of manufacturing our product candidates is complex, highly regulated and subject to several risks, including:

●	The manufacturing of drug products is susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment or vendor or operator error. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If foreign microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our products are made, these manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

●	The manufacturing facilities in which our product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

●	We and our contract manufacturers must comply with the FDA’s cGMP (current good manufacturing practices) regulations and guidelines. Any failure to follow cGMP or other regulatory requirements or any delay, interruption or other issues that arise in the manufacture, fill-finish, packaging, or storage of our products as a result of a failure of our facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize our products, including leading to significant delays in the availability of products for our clinical studies or the termination or hold on a clinical study, or the delay or prevention of a filing or approval of marketing applications for our product candidates. Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation. If we are not able to maintain regulatory compliance, we may not be permitted to market our products and/or may be subject to product recalls, seizures, injunctions, or criminal prosecution.

Any adverse developments affecting manufacturing operations for our product candidates and/or damage that occurs during shipping may result in delays, inventory shortages, lot failures, withdrawals or recalls or other interruptions in the supply of our drug substance and drug product. We may also have to write off inventory, incur other charges and expenses for supply of drug product that fails to meet specifications, undertake costly remediation efforts, or seek more costly manufacturing alternatives. Inability to meet the demand for any of our product candidates, if approved, could damage our reputation and the reputation of our products among physicians, healthcare payors, patients or the medical community, which could adversely affect our ability to operate our business and our results of operations.

We currently have no in-house marketing and sales organization and have no experience in marketing medical products. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, Aspire may not be able to generate product revenue.

We currently have no in-house sales, marketing or distribution capabilities and have limited experience in marketing products. If we decide to develop an in-house marketing organization and sales force, which will require significant capital expenditures, management resources and time, we will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel. Our only sales at this time are online sales of our Buzz Bomb caffeine supplement.

If we are unable or decide not to establish internal sales, marketing and distribution capabilities, we will pursue collaborative arrangements regarding the sales and marketing of our products; however, we cannot assure you that we will be able to establish or maintain such collaborative arrangements, or if we are able to do so, that they will have effective sales forces. Any revenue we receive will depend upon the efforts of such third parties, which may not be successful. We may have little or no control over the marketing and sales efforts of such third parties and our revenue from product sales may be lower than if we had commercialized our product candidates ourselves. We also face competition in our search for third parties to assist us with the sales and marketing efforts of our product candidates.

We cannot assure you that we will be able to develop in-house sales and distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize any product in the United States or elsewhere.

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A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.

We might plan to seek regulatory approval of our product candidates outside of the United States and, if so, we expect that we will be subject to additional risks related to operating in foreign countries if we obtain the necessary approvals, including:

●	differing regulatory requirements in foreign countries;

●	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

●	foreign taxes, including withholding of payroll taxes;

●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

●	difficulties staffing and managing foreign operations;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	potential liability under the Foreign Corrupt Practices Act of 1977 or comparable foreign regulations;

●	challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

●	business interruptions resulting from geo-political actions, including war and terrorism.

These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

We face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fails to compete effectively.

The biopharmaceutical industry is characterized by intense competition and rapid innovation. Our competitors may be able to develop other compounds, drugs or delivery systems that are able to achieve similar or better results. Many major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies and universities and other research institutions continue to invest time and resources in developing novel approaches to preventing heart attacks and strokes. Many of our competitors have substantially greater financial, technical and other resources than we do, such as larger research and development staff and experienced marketing and manufacturing organizations and well-established sales forces. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors, either alone or with collaborative partners, may succeed in developing, acquiring or licensing on an exclusive basis drug or biologic products that are more effective, safer, more easily commercialized or less costly than our product candidates or may develop proprietary technologies or secure patent protection that we may need for the development of our technologies and products. We believe the key competitive factors that will affect the development and commercial success of our product candidates are efficacy, safety, tolerability, reliability, convenience of use, price and reimbursement.

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Even if we obtain regulatory approval of our product candidates, the availability and price of our competitors’ products could limit the demand and the price we are able to charge for our product candidates. We may not be able to implement our business plan if the acceptance of our product candidates is inhibited by price competition or the reluctance of physicians to switch from existing methods of treatment to our product candidates, or if physicians switch to other new drug or biologic products or choose to reserve our product candidates for use in limited circumstances.

Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, commercial partners and vendors may engage in fraudulent or illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (1) the laws of the FDA and other similar foreign regulatory bodies, including those laws requiring the reporting of true, complete and accurate information to such regulators; (2) manufacturing standards; (3) healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or (4) laws that require the true, complete and accurate reporting of financial information or data. If we obtain FDA approval of any of our product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. These laws may impact, among other things, our current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commissions, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials.

If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment of operations, any of which could adversely affect our ability to operate our business and our results of operations. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates and will face an even greater risk if we commercialize any products. For example, we may be sued if our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidates;

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●	injury to our reputation;

●	withdrawal of clinical trial participants;

●	initiation of investigations by regulators; costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources;

●	the inability to commercialize any product candidate; and

●	a decline in our share price.

Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop, alone or with corporate collaborators.

We intend to obtain customary product liability insurance, which we believe is customary for similarly situated companies and adequate to provide us with insurance coverage for foreseeable risks, but which may not be adequate to cover all liabilities that we may incur. Insurance coverage is increasingly expensive.  We may not be able to maintain insurance at a reasonable cost or in an amount adequate to satisfy any liability that may arise, if at all. Our insurance policy contains various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

We rely and expects to continue to rely on third parties to manufacture its clinical product supplies, and we intend to rely on third parties to produce and process its product candidates, if approved, and commercialization of any of our product candidates could be stopped, delayed or made less profitable if those third parties fail to obtain approval of government regulators or fail to provide us with sufficient quantities of drug product at acceptable quality levels or prices.

We do not currently have nor do we plan to acquire the infrastructure or capability internally to manufacture our clinical supplies for use in the conduct of our clinical trials, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. We currently rely on outside vendors to manufacture our clinical supplies of our product candidates and plan to continue relying on third parties to manufacture our product candidates on a commercial scale, if approved.

The facilities used by our contract manufacturers to manufacture our product candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit our marketing applications to the FDA. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements, known as cGMPs, for manufacture of our product candidates. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or others, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved.

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We do not yet have sufficient information to reliably estimate the cost of the commercial manufacturing of our product candidates, and the actual cost to manufacture our product candidates could materially and adversely affect the commercial viability of our product candidates. As a result, we may never be able to develop a commercially viable product.

In addition, our reliance on third-party manufacturers exposes us to the following additional risks:

●	We may be unable to identify manufacturers on acceptable terms or at all.

●	Our third-party manufacturers might be unable to timely formulate and manufacture our product or produce the quantity and quality required to meet our clinical and commercial needs, if any.

●	Contract manufacturers may not be able to execute our manufacturing procedures appropriately.

●	Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

●	Manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state agencies to ensure strict compliance with cGMP and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards.

●	We may not own, or may have to share, the intellectual property rights to any improvements made by our third-party manufacturers in the manufacturing process for our products.

●	Our third-party manufacturers could breach or terminate their agreements with us.

Each of these risks could delay our clinical trials, the approval, if any of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenue. In addition, we rely on third parties to perform release testing on our product candidates prior to delivery to patients. If these tests are not appropriately conducted and test data are not reliable, patients could be put at risk of serious harm and could result in product liability suits.

The manufacture of medical products is complex and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of biologic products often encounter difficulties in production, particularly in scaling up and validating initial production and absence of contamination. These problems include difficulties with production costs and yields, quality control, including stability of the product, quality assurance testing, operator error, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Furthermore, if contaminants are discovered in our supply of our product candidates or in the manufacturing facilities, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. We cannot assure you that any stability or other issues relating to the manufacture of our product candidates will not occur in the future. Additionally, our manufacturers may experience manufacturing difficulties due to resource constraints or as a result of labor disputes or unstable political environments. If our manufacturers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, our ability to provide our product candidates to patients in clinical trials would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to commence new clinical trials at additional expense or terminate clinical trials completely.

If our third-party manufacturers use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our research and development activities involve the controlled use of potentially hazardous substances, including chemical and biological materials, by our third-party manufacturers. Our manufacturers are subject to federal, state and local laws and regulations in the United States governing the use, manufacture, storage, handling and disposal of medical and hazardous materials. Although we believe that our manufacturers’ procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, we cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, we may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt our business operations. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. We do not have any insurance for liabilities arising from medical or hazardous materials.  Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development and production efforts, which could harm our business, prospects, financial condition or results of operations.

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Risks Related to Being a Public Company After a Business Combination

The price of our Common Stock and warrants may fluctuate significantly following the Business Combination and thereafter, and you could lose all or part of your investment as a result.

The market price of our common stock and warrants may be volatile. The stock market in general, and the market for biopharmaceutical companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance or prospects of particular companies. As a result of this volatility, you could lose all or part of your investment. Many factors may have a material adverse effect on the market price of our securities, including, but not limited to:

●	the commencement, enrollment, delay, or results of our ongoing or future clinical trials, or changes in the development status of our product candidates;

●	unanticipated serious safety concerns related to the use of our product candidates;

●	any delay in our regulatory filings for our product candidates and any adverse or perceived adverse development with respect to the applicable regulatory authority’s review of such filings;

●	regulatory actions, including failure to receive regulatory approval, with respect to our product candidates or our competitors’ products or product candidates;

●	our failure to commercialize our products;

●	the success of competitive products or technologies;

●	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations, capital commitments, significant development milestones, or product approvals;

●	our failure to obtain new commercial partners;

●	our failure to obtain adequate manufacturing capacity or product supply for any approved product or inability to do so at acceptable cost;

●	our failure to achieve expected product sales and profitability;

●	regulatory or legal developments applicable to our product candidates;

●	the level of expenses related to our product candidates or clinical development programs;

●	significant lawsuits, including without limitation patent, creditor, or stockholder litigation or legal action;

●	the impact of the incidence and development of COVID-19 on our business and product candidates;

●	any changes in our Board of Directors or senior management;

●	actual or anticipated fluctuations in our cash position or operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	fluctuations in the valuation or financial results of companies perceived by investors to be comparable to us;

●	inconsistent trading volume levels of our shares;

●	announcement or expectation of additional financing efforts;

●	sales of our securities by us, our executive officers or directors or our stockholders;

●	fluctuations and market conditions in the U.S. equity markets generally and in the biotechnology sector;

●	general economic, political and social conditions; and

●	other events or factors, many of which are beyond our control, or unrelated to our operating performance or prospects.

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In recent years, the stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to changes in the operating performance of the companies whose stock is experiencing those price and volume fluctuations. Broad market and industry factors may seriously affect the market price of our Common Stock and warrants, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading markets for our Common Stock and warrants shortly following this offering. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our Common Stock and warrant price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business. The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and material adverse impact on the market price of our common stock following the Business Combination and thereafter.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Our board of directors has the authority, without action or vote of the our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

For the complete list of risks relating to our operations, see the section titled “Risk Factors” contained in our prospectus dated January 8, 2025, and other reports and filings we have made, and will make with the Securities and Exchange Commission.

Risks Related to this Offering by the Selling Shareholders

Resales of our Common Stock in the public market by our Selling Shareholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering Common Stock issuable upon the conversion of the Notes. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results.

This offering may cause the trading price of our Common Stock to decrease.

The price per share of our Common Stock, together with the number of shares of Common Stock we propose to issue upon conversion of the Notes and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock.

USE OF PROCEEDS

All of the shares of common stock by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of common stock may be sold by the Selling Shareholders under this prospectus.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock to date and do not intend to pay cash dividends. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, future debt instruments may materially restrict our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments and other factors the board of directors deems relevant.

MARKET INFORMATION

Our common stock and warrants are listed on Nasdaq under the symbols “ASBP” and “ASBPW,” respectively. As of September 17, 2025, there were approximately 3,492 holders of record of our shares of common stock and as of August 18, 2025 approximately 100 holders of record of our redeemable warrants. This includes Cede & Co., which holds shares and redeemable warrants on behalf of the beneficial owners of the Company’s common stock and redeemable warrants. Because brokers and other institutions hold many of our shares and redeemable warrants on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Management’s Discussion and Analysis of Financial Condition

and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the accompanying condensed consolidated financial statements, combined carve-out financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The following discussion refers to the financial results of Aspire Biopharma Holdings, Inc. and Subsidiaries, for the years ended December 31, 2024, and December 31, 2023 and the six months ended June 30, 2025 and 2024. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Aspire,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination (as defined below), the business and operations of Aspire Biopharma Holdings, Inc (formerly PowerUp Acquisition Corp.) and its consolidated subsidiaries, and (ii) prior to the Business Combination, Aspire Biopharma, Inc (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiaries.

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Report.

Overview

We are an early-stage biopharmaceutical and supplements company. As a Delaware corporation formed in February 2025, the Company engages in the business of developing and marketing the disruptive technology for novel sublingual delivery mechanisms initially for known drugs. Prior to our Business Combination we were a privately held Puerto Rico corporation incorporated in September 2021.

On February 17, 2025, we completed our Business Combination with Aspire Biopharma Holdings, Inc. (“Aspire”).

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Key Financial Definitions/Components of Results

Revenue

The Company anticipates that it will earn revenue from the sale or licensing of various pharmaceutical and nutraceutical products. As of June 30, 2025, no revenue has been earned.

Operating Expenses

We classify our operating expenses into the following categories:

●	General and administrative expenses. General and administrative expenses consist primarily of personnel-related expenses for our executives, consultants and advisors. These expenses also include non-personnel costs, such as rent, office supplies, legal, audit and accounting services and other professional fees.

●	Research and development expenses. Research and development expenses include internal personnel and third-party consulting costs related to preliminary research and development of the Company’s products.

●	Sales and marketing expenses. Sales and marketing expenses consist primarily of business development professional fees, advertising and marketing costs.

Critical Accounting Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates, judgments, and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions can be subjective and complex and may affect the reported amounts of assets and liabilities, revenues, and expenses reported in those financial statements. As a result, actual results could differ from such estimates and assumptions. Such changes to estimates could potentially result in impacts that would be material to the consolidated financial statements.

While our significant accounting policies are described in more detail in Note 3 to our condensed consolidated financial statements appearing in Item 1 to this Quarterly Report on Form 10-Q, we believe that the following accounting policies were most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those significant estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant accounting estimates included in these financial statements are the determination of the fair value of the subscription agreements and convertible notes. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

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Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the chairman, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment. The CODM assesses performance for the single reportable segment and decides how to allocate resources based on operating expenses that also is reported on the statement of operations as net income. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in operating expenses and cash and cash equivalents.

Operating expenses, inclusive of general and administrative costs, research and development costs and sales and marketing costs, are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to fund operations. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements. The categories of operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Business Combinations

The Company evaluates whether acquired net assets should be accounted for as a business combination or an asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, the Company applies its judgement to determine whether the acquired net assets meets the definition of a business by considering if the set includes an acquired input, process, and the ability to create outputs.

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as of the acquisition date. Transaction costs, other than those associated with the issuance of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration is measured at fair value at the acquisition date. For contingent consideration that does not meet all the criteria for equity classification, such contingent consideration is required to be recorded at its initial fair value at the acquisition date, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified contingent consideration are recognized on the condensed consolidated statements of operations in the period of change.

When the initial accounting for a business combination has not been finalized by the end of the reporting period in which the transaction occurs, the Company reports provisional amounts. Provisional amounts are adjusted during the measurement period, which does not exceed one year from the acquisition date. These adjustments, or recognition of additional assets or liabilities, reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees and vendors in accordance with ASC 718 by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

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Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Recently Issued Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that contractual sale restrictions are not considered in measuring fair value of equity securities and requires additional disclosures for equity securities subject to contractual sale restrictions. The standard is effective for public companies for fiscal years beginning after December 15, 2023. Early adoption is permitted. This accounting standard update is not expected to have a material impact on our condensed consolidated financial statements as the amendments align with our existing policy.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our condensed consolidated financial statements.

Results of Operations

As of June 30, 2025, the Company had not commenced any operations. From February 9, 2021 (inception) until the Company’s initial public offering on February 23, 2022, the Company’s entire activity was in preparation for an initial public offering, and following the Company’s IPO through December 31, 2024, the Company’s entire activity has been limited to the search for a prospective initial Business Combination. In July 2025, the Company commenced operational activities and expected to generate operating revenues from July 2025 We incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses for due diligence efforts. Our operating expenses consist of general and administrative expenses necessary to operate and maintain the Company as we pursue one or more Business Combinations.

For the year ended December 31, 2024, we had a net loss of $16,259,167, which consisted of other expenses of $11,827,548, operating expenses of $4,088,671 and interest expense on debt discount of $891,624, offset by Interest earned on investments held in Trust Account of $548,676.

For the year ended December 31, 2023, we had a net income of $4,464,079, which consisted of operating expenses of $1,340,168 and interest expense on debt discount of $8,966, offset by interest income of $5,813,213.

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The following tables set forth the results of our operations for the periods presented, as well as the changes between periods. The period-to-period comparison of financial results is not necessarily indicative of future results.

The three and six months ended June 30, 2025 and June 30, 2024

The following table sets forth the Company’s condensed consolidated statements of operations data for the three months ended June 30, 2025 and 2024:

	For the Three Months ended
	June 30,		Dollar
	2025	2024	Change
Expenses
General and administrative	$395,692	$86,423	$309,269
Research and development	352,887	10,500	342,387
Sales and marketing	51,311	-	51,311
Loss from operations	(799,890)	(96,923)	(702,967)

Other income (expenses):
Interest expense	(527,893)	-	(527,893)
Change in fair value of derivative liabilities and convertible notes	(289,401)	-	(289,401)
Loss on extinguishment of debt	(364,109)	-	(364,109)
Total other income (loss), net	(1,181,403)	-	(1,181,403)

Income loss before income taxes	(1,981,293)	(96,923)	(1,884,370)
Income tax expense	-	-	-
Net loss	$(1,981,293)	$(96,923)	$(1,884,370)

General and Administrative

General and administrative expenses for the three months ended June 30, 2025 was $395,692 as compared to $86,423 for the three months ended June 30, 2024. The $309,269 increase in general and administrative reflects increases in professional services such as legal and accounting. Aspire expects that its general and administrative expenses will increase in future periods commensurate with the expected growth of its business and increased expenditures associated with its status as an exchange listed public company.

Research and Development

Research and Development expenses for the three months ended June 30, 2025 was $352,887 as compared to $10,500 for the three months ended June 30 2024. The $342,387 increase in research and development reflects increases in personnel and supplies related costs as the Company continues to develop its products. The Company expects that its research and development expense will increase in future periods commensurate with the expected growth of its business.

Sales and Marketing

Sales and marketing for the three months ended June 30, 2025 was $51,311 as compared to $0 for the three months ended June 30, 2024. The $51,311 increase in sales and marketing reflects increases in marketing such as investor awareness costs as the Company continues to develop its products. Aspire expects that its sales and marketing expense will increase in future periods commensurate with the expected growth of its business.

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Interest expense

Interest expense of $527,893 for the three months ended June 30, 2025 is a result of the accrual of interest on the convertible notes, subscription agreement and the amortization of debt discount associated with the notes payable - related party.

Change in fair value of derivative liabilities and convertible notes

Change in fair value of derivative liabilities and convertible notes of $289,401 for the three months ended June 30, 2025 is a result of change in fair value of subscription loan agreements, convertible notes and forward purchase agreement liability.

Loss on extinguishment of debt

For the three months ended June 30, 2025, the Company recorded $364,109 of loss on extinguishment of debt of $364,109 resulting from the amendment to the Blackstone Note.

The following table sets forth the Company’s condensed consolidated statements of operations data for the six months ended June 30, 2025 and 2024:

	For the Six Months ended
	June 30,		Dollar
	2025	2024	Change
Expenses
General and administrative	$15,469,240	$219,227	$15,250,013
Research and development	615,980	21,000	594,980
Sales and marketing	271,150	87,666	183,484
Loss from operations	(16,356,370)	(327,893)	(16,028,477)

Other income (expenses):
Interest expense	(817,824)	-	(817,824)
Change in fair value of derivative liabilities and convertible notes	(384,318)	-	(384,318)
Loss on extinguishment of debt	(364,109)	-	(364,109)
Total other income (loss), net	(1,566,251)	-	(1,566,251)

Income loss before income taxes	(17,922,621)	(327,893)	(17,594,728)
Income tax expense	-	-	-
Net loss	$(17,922,621)	$(327,893)	$(17,594,728)

General and Administrative

General and administrative expenses for the six months ended June 30, 2025 was $15,469,240 as compared to $219,227 for the six months ended June 30, 2024. The $15,250,013 increase in general and administrative reflects increases stock based compensation related to the shares issued to an advisory firm and increase in professional services such as legal and accounting. Exclusive of one-time stock based compensation expense in the period, Aspire expects that its general and administrative expenses will increase in future periods commensurate with the expected growth of its business and increased expenditures associated with its status as an exchange listed public company.

Research and Development

Research and Development expenses for the six months ended June 30, 2025 was $615,980 as compared to $21,000 for the six months ended June 30 2024. The $594,890 increase in research and development reflects increases in personnel and supplies related costs as the Company continues to develop its products. The Company expects that its research and development expense will increase in future periods commensurate with the expected growth of its business.

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Sales and Marketing

Sales and marketing for the six months ended June 30, 2025 was $271,150 as compared to $87,666 for the six months ended June 30, 2024. The $183,484 increase in sales and marketing reflects increases in marketing such as investor awareness costs as the Company continues to develop its products. Aspire expects that its sales and marketing expense will increase in future periods commensurate with the expected growth of its business.

Interest expense

Interest expense of $817,854 for the six months ended June 30, 2025 is a result of the accrual of interest on the convertible notes, subscription agreement and the amortization of debt discount associated with the notes payable - related party.

Change in fair value of derivative liabilities and convertible notes

Change in fair value of derivative liabilities and convertible notes of $384,318 for the six months ended June 30, 2025 is a result of change in fair value of subscription loan agreements, convertible notes and forward purchase agreement liability.

Loss on extinguishment of debt

For the six months ended June 30, 2025, the Company recorded $364,109 of loss on extinguishment of debt of $364,109 resulting from the amendment to the Blackstone Note.

The Company’s primary sources of liquidity have been cash from financing activities. The Company had an accumulated deficit of $20,699,854 as of June 30, 2025. As of June 30, 2025, working capital deficit was $9,567,500 and cash was $206,233.

With the consummation of the Business Combination as described above) and Subscription Agreements (as described above), the Company received proceeds of approximately $265,827 in February 2025, after giving effect to PowerUp’s stockholder redemptions and payment of transaction expenses, $100,000,000 pursuant to the Company’s ELOC Agreement (as defined below) as detailed in Part II Item 2 in the section titled Unregistered Sales of Equity Securities, and an additional $3,000,000 after the consummation of the Business Combination. The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) ASC Subtopic 205-40, “Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these condensed consolidated financial statements are available to be issued. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Liquidity and Capital Resources

The Company’s primary sources of liquidity have been cash from financing activities. The Company had an accumulated deficit of $20,699,854 as of June 30, 2025. As of June 30, 2025, working capital deficit was $9,567,500 and cash was $206,233.

With the consummation of the Business Combination as described above) and Subscription Agreements (as described above), the Company received proceeds of approximately $265,827 in February 2025, after giving effect to PowerUp’s stockholder redemptions and payment of transaction expenses, $100,000,000 pursuant to the Company’s ELOC Agreement (as defined below) as detailed in Part II Item 2 in the section titled Unregistered Sales of Equity Securities, and an additional $3,000,000 after the consummation of the Business Combination. The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) ASC Subtopic 205-40, “Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these condensed consolidated financial statements are available to be issued. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

For the year ended December 31, 2024, net cash used in operating activities was $2,054,680, net cash provided by investing activities was $13,781,323 and net cash provided by financing activities was $11,726,643.

For the year ended December 31, 2023, net cash used in operating activities was $653,107, net cash provided by investing activities was $284,916,127 and net cash used in financing activities was $284,760,279.

Cash flows for the six months ended June 30, 2025 and 2024

The following table summarizes the Company’s cash flows from operating, investing and financing activities for the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2025	2024

Net cash used in operating activities	$(2,891,838)	$(249,215)
Net cash provided by financing activities	$3,094,438	$257,645

Net Cash Used in Operating Activities

Net cash used in operating activities was $2,891,838 during the six months ended June 30, 2025 compared to net cash used in operating activities of $249,215 during the six months ended June 30, 2024. The period-to-period change was a result of Aspire’s net loss for the period, including stock-based compensation, a increase in prepaid expenses and increase in due from related party balance partially offset by the increase in accounts payables.

Net Cash provided by Financing Activities

For the six months ended June 30, 2025, net cash provided by financing activities was $3,094,438 compared to net cash flow from financing activities of $257,645 during the six months ended June 30, 2024. The period-to-period change was primarily due to higher proceeds from the issuance of Legacy Aspire’s common stock related to private placements prior to the Merger, and the issuance of convertible notes.

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Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2025. We do not participate in transactions that create relationships with entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Original Sponsor a monthly fee of $10,000 for office space, utilities and secretarial, and administrative support services provided to the Company. We began incurring these fees on February 23, 2022 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination or the Company’s liquidation.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

Subject to certain conditions set forth in the JOBS Act, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of executive compensation to median employee compensation. These exemptions apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

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BUSINESS

References in this section to “we,” “us,” “our,” the “Company” or “Aspire” are to Aspire Biopharma Holdings, Inc., a Delaware corporation, and its subsidiaries. References to our “management” or our “management team” refer to our officers and directors.

Overview

We are an early-stage biopharmaceutical and supplements company. As a Delaware corporation formed in February 2025, the Company engages in the business of developing and marketing the disruptive technology for novel sublingual delivery mechanisms initially for known drugs. Prior to our Business Combination we were a privately held Puerto Rico corporation incorporated in September 2021.

On February 17, 2025, we completed our Business Combination with Aspire Biopharma Holdings, Inc.

Business Plan

We expect to generate revenue through developing and marketing drugs and nutraceuticals using the technology for the novel sublingual delivery. Further, from time to time, we may enter into license or collaboration agreements with other companies that include development funding and significant upfront and milestone payments and/or royalties, which may become an important source of our revenue. Accordingly, our revenue may depend on development funding and the achievement of development and clinical milestones under current and any potential future license and collaboration agreements and sales of our products, if approved. We do not currently have any licensing or collaboration agreements.

Manufacturing

We currently contract with third parties for the manufacture of our product candidates for preclinical studies, clinical trials, and sale, and intend to do so in the future. We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates. We currently have no plans to build our own clinical or commercial scale manufacturing capabilities. To meet our projected needs for commercial manufacturing, third parties with whom we currently work will need to increase their scale of production or we will need to secure alternate suppliers. Although we rely on contract manufacturers, we have personnel with manufacturing experience to oversee our relationships with contract manufacturers.

We entered into a development and manufacturing agreement with a contract manufacturer, Glatt, in the fourth quarter of 2024, under which Glatt produced sufficient quantities of our high-dose sublingual aspirin product (sometimes referred to informally herein as “Instaprin” for ease of reference) for our clinical trials required to obtain FDA approval to market the product and complete clinical trials. While we believe that Glatt is capable of producing the drug product to support our aspirin product development plan, including our planned clinical trials, we believe there are a number of alternative third-party manufacturers that have similar capabilities and would be capable of providing sufficient quantities of drug product for our aspirin development plan. Glatt currently has the capabilities to manufacture our aspirin drug product for potential commercial use, however, their current capacity may be insufficient to meet our planned needs and may require us to engage additional or alternative third-party manufacturers in the future. In addition, we have entered into a fill-and-finish agreement with a contract manufacturer to convert the aspirin product manufactured by Glatt into packaged drug product that can be utilized in clinical trials. We believe that both Glatt and the fill-and-finish contract manufacturer are compliant under current good manufacturing practice, or cGMP, requirements and have experience with cGMP inspections of their respective facilities.

We used drug product manufactured by Glatt to conduct clinical trials to support approval of a section 505(b)(2) New Drug Application (“NDA”) for the aspirin product. A successful clinical trial was recently completed in Florida studying the pharmacokinetics of aspirin and its metabolites in blood following sublingual administration of a single dose of each of two different formulations of our aspirin drug product and a single dose of standard oral aspirin. This trial enrolled six healthy adult volunteers with each dose separated by a washout period of fourteen days and provided information required to (i) select the optimal drug product formulation and (ii) support FDA approval. This trial also studied sublingual administration of our aspirin products and how it delivers therapeutic concentrations of drug into the bloodstream, comparable to those of standard oral aspirin, but faster and without gastro-intestinal toxicity associated with oral aspirin. This clinical trial concluded in July, 2025. We received the final report on September 5, 2025.

Commercialization

We have not yet established a sales, marketing or product distribution infrastructure for our aspirin products because our lead product candidates are still in early-stage clinical development. We generally plan to retain commercial rights in the United States for our product candidates for which we hope to receive marketing approvals. We believe that it will be possible for us to access the heart attack and stroke prevention market through a targeted hospital and/or specialty care sales force.

Subject to receiving marketing approvals, we expect to commence commercialization activities by building a focused sales and marketing organization in the United States to sell our products, as well as the creation of a dedicated Medical Affairs team to support commercialization efforts. We believe that such an organization will be able to address the physicians who are the key specialists in treating the patient populations for which our product candidates are being developed. Outside the United States, we expect to enter into distribution and other marketing arrangements with third parties for any of our product candidates that obtain marketing approval.

We also plan to build a marketing and sales management organization to create and implement marketing strategies for any products that we market through our own sales organization and to oversee and support our sales force. The responsibilities of the marketing organization would include developing educational initiatives with respect to approved products and establishing relationships with thought leaders in relevant fields of medicine.

We also seek to license our technology.

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Our Products

The Company has developed and acquired disruptive sublingual delivery technologies that are a Novel Soluble Formulation which address emergencies and drug efficacy, dosage management, and response time. In March 2023, the Company filed application number 63/456,290 with the United States Patent and Trademark Office (“USPTO”) with the goal of securing patent protection for its new technology and aspirin formulation. The Company’s new patent pending formulation is a significant improvement on the previous formulation which was acquired by the Company through the Instaprin Pharmaceuticals, Inc. acquisition (described below). This technology will facilitate development of any number of products in a soluble, PH neutral, fast acting powder or granule form which has been developed by using our patent pending formulation, and “trade secret” process. Aspire’s drug delivery comes from a new mechanism of action (absorption pathway) which allows for rapid sublingual absorption. The benefits of “rapid absorption” are to provide rapid treatment impact and also allows high dose absorption. The Company’s patent pending delivery system includes components specifically formulated to allow rapid sublingual absorption of drugs into the blood stream, thus by-passing the gastrointestinal tract. A second patent application was filed in October 2024 for a high-dose version of our sublingually administered aspirin product (application number 63/702,381) using a micelle variation on our technology which can be used with a variety of substances.

In the initial development launch of its aspirin product, Aspire has focused on the delivery of aspirin, which may be the most studied and accepted analgesic and anti-inflammatory drug on the market. Aspirin is over a century old and is traditionally available in several forms, including effervescence, powder, capsule, and tablet. Over 100 years of documented safety and efficacy data is readily available. Aspirin is the only drug in history to receive a certified recommendation by the FDA for heart attack, stroke and colon cancer. However, current aspirin applications are limited due to side effects from acidity. We expect that our aspirin product will be well positioned to target the current Opioid Crisis globally due to its ability to have large doses rapidly be absorbed in the bloodstream with no harmful effects to the gastric system and its mucous membrane, as well as, at full strength with no dilution due to metabolic impact providing true anti-inflammatory therapeutic effects to users providing true pain management relief to them. Aspire plans to submit its FDA 505(b)(2) approval request in Q3 2025, and to seek fast track approval for the prescription strength high dose aspirin product given the history of safety in Q4 of 2024 of Aspirin (and over 100 years of history) as well as the results of the recent clinical trials, which produced no adverse reactions to our product.

Additionally, an OTC FDA Monograph permit would allow for an expedited “go to market” so long as the aspirin product is available as an “over-the-counter” drug and has a monograph on the safety profile and claims that may be made as authorized by the FDA. The Company must follow the issues within the OTC Monograph and may “go to market” if the Company does follow those requirements. If the Company’s drug product, claims, warnings and other issues follow the statements in the Monograph, then the product would be deemed to be “Compliant”. The Company may decide to sell the aspirin product and be consistent with the Monograph. While the OTC Monograph doesn’t permit the claim “sublingual administration” of the drug, the Company could offer the product as an oral administration (at first, if it chooses to early-market an OTC product consistent with the monograph) and may discuss with FDA the value of sublingual administration as an exception to the monograph.

Current Development Status of Aspire’s aspirin product

Aspire’s cGMP batch of high-dose aspirin was manufactured by Glatt in its New Jersey facility in March 2025. Glatt used this batch to finalize the packaging and manufacturing process, and to provide the products which were used in the clinical trials which took place in Florida and ended in July, 2025, with the final clinical trial study provided to Aspire on September 5, 2025. Glatt’s scientific team will also be conducting the stability testing required by the FDA on this batch to determine product shelf life. This is in addition to prior similar initial testing done in 2022 by Glatt which provided important background data on the stability and manufacturing process for Aspire’s low dose sublingual aspirin product.

Aspire’s consultants have completed (1) a comprehensive review of relevant regulatory issues and regulatory strategy (including regulations, guidance documents, FDA reviews of approved NDAs for other relevant products, Pediatric Research Equity Act requirements, FDA’s trade name approval requirements, opportunities for accelerated regulatory processes, etc.), (2) a comprehensive summary of relevant safety, efficacy and pharmacokinetic data to support IRB approvals, IND, and 505(b)(2) NDA approval, (3) a target product profile (including product description, composition, strength, route of administration, prescription v. OTC, indications, dosing and claims to differentiate from other aspirin products), and (4) an integrated product development plan (including plans to support each module of an NDA submission: CMC, preclinical safety, human PK, clinical safety, clinical efficacy, timelines, critical path, Gantt chart, etc.). These reviews were done in preparation for Aspire’s communication with the FDA, its clinical testing, and its NDA.

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Aspire recently conducted an in vivo single-dose bioavailability study in healthy human volunteers which ended in July, 2025. The final clinical report was received on September 5, 2025. This clinical trial evaluated pharmacokinetic endpoints including but not limited to maximum concentrations of aspirin and/or its metabolites in plasma (“Cmax”), time of maximum concentrations (“Tmax”), and area under the time curve concentrations (“AUC”) following sublingual dosing of two different pharmaceutical formulations of Aspire’s sublingual aspirin compared to standard oral aspirin. Pharmacodynamic effect on serum thromboxane B2 (TXB2, a measure of platelet inhibition) was evaluated as a secondary endpoint. Data from this bioavailability study will be used to select the optimal pharmaceutical formulation of aspirin and to support filing of an NDA. This trial was exempt from Investigational New Drug (IND) filing requirements under 21 C.F.R. 320.31(d) because it is a human bioavailability trial of an FDA-approved active ingredient that is not a new chemical entity, a radioactively labeled drug product, or cytotoxic drug product, using a dose not exceeding the dose specified in the labeling of the approved drug product, conducted in compliance with the requirements for review by an Institutional Review Board (IRB), with reserve test article samples retained by the study sponsor. The results showed that Aspire’s product entered the bloodstream faster than conventional aspirin and had a more significant impact on TxB2 than conventional aspirin. Management believes that both results are very positive.

Following receipt and analysis of the clinical trial results, Aspire intends to submit a section 505(b)(2) NDA for its high-dose aspirin product. Aspire may propose a later clinical trial-for purposes of further FDA applications, if needed-in approximately 24 healthy human volunteers to evaluate the pharmacodynamic effect of a single dose of Aspire’s high dose aspirin on platelet inhibition compared to that of standard oral aspirin. The proposed primary endpoint for an additional trial would be time to TXB2 inhibition. Variability of TXB2 inhibition and pharmacokinetic parameters (Cmax, Tmax, AUC, etc.) for aspirin and/or its metabolites in plasma will be analyzed as secondary endpoints. If needed, the additional trial will be designed to demonstrate a shorter time to clinically meaningful pharmacodynamic effect (TXB2 inhibition) following administration of Aspire’s aspirin compared to standard oral aspirin (standard of care for treatment of suspected acute myocardial infarction). Following completion of an additional trial, Aspire would submit a section 505(b)(2) NDA for Aspire’s aspirin product to the FDA seeking approval to market the product for treatment of suspected acute myocardial infarction. Additional clinical trials focused on differentiating Aspire’s aspirin from standard oral aspirin based on TXB2 inhibition and gastrointestinal irritation, ulceration and bleeding during longer term use may be conducted to support subsequent 505(b)(2) NDAs and/or supplemental NDAs for our aspirin in other therapeutic indications focused on the antithrombotic and analgesic effects of aspirin.

Current Development Status of Other Products

Melatonin: Aspire’s scientists have developed a working formulation for a sublingually administered melatonin sleep-aid product, in 3mg, 5mg, and 10mg doses and has created a batch of product and done limited testing. Aspire may conduct a limited pharmokinetic study using at least eight volunteers, comparing to orally administered melatonin products on the market, in order to support its claims and labeling. No FDA approval is required for Melatonin, which is sold as a supplement. Melatonin is a wildly popular sleep aid and Aspire has begun exploring licensing possibilities. This formulation will be patent protected in due course.

Vitamins: Aspire’s scientists have developed a working formulation for sublingually administered vitamins D, E and K. These products will be patent protected in due course.

Testosterone: Aspire’s scientists have developed a formulation for sublingually administered testosterone. A patent application for the formulation will be filed in due course. In the first and second quarters of 2026, subject to funding, Aspire will develop and validate the manufacturing process based on this formulation, and produce a cGMP batch for use in clinical testing and a stability study. Aspire will conduct a Phase One clinical test in approximately the third quarter of 2026 for pharmokinetical validation of product properties, using approximately eight volunteers, and to establish criteria for an NDA with the FDA. Aspire anticipates, based on these results, to request a pre-IND meeting with the FDA in the fourth quarter of 2026, followed by Phase Two clinical testing. Aspire anticipates this testing to use approximately 32 volunteers. Aspire intends to submit an NDA for the testosterone product under 505(b)(2) to the FDA in the fourth quarter of 2026 at the earliest. Testosterone is not a candidate for fast-track approval, so the NDA approval process will likely take as much as three years.

Semaglutide: Aspire’s scientists are in the final phases of developing a working formulation for a sublingual semaglutide product. The timeline to market will be similar to that of testosterone, above, as semaglutide is not likely a candidate for fast-track approval.

Caffeine Products: Aspire’s scientific team has developed a working formula for a single dose sublingual pre-workout supplement as well as a single dose “coffee or soda replacement” with health benefits, using its patent-pending sublingual absorption technology. Aspire has manufactured trial runs of this supplement and conducted consumer and safety testing in Q2 2025. Aspire entered into a manufacturing agreement with Desert Stream, Inc., a nutrition and supplement manufacture with experience in caffeine products, through its wholly owned subsidiary Buzz Bomb Caffeine Company LC. Aspire and Desert Stream have developed a half dozen flavors of the product. Aspire has registered several trademarks that it intends to use with these products and obtained appropriate domain names as well. Aspire unveiled its caffeine product at two large fitness conventions in the first week of August 2025 and began to sell initial versions of our caffeine product in August 2025. Aspire has entered into an additional manufacturing contract with Supranaturals of Springville, UT for more manufacturing capacity.

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Other Products: Aspire’s scientists are currently considering formulations for anti-nausea products, anti-psychotic products, ED drugs, seizure medication, and several other classes of drugs, all using our sublingual mode of administration. We anticipate taking several of these products to market as the research and development dictates, as well as market conditions and company funding.

Asset Purchase Agreement (“APA”) with Instaprin Pharmaceuticals Inc.

On March 28, 2022, Aspire closed an APA with Instaprin Pharmaceuticals Inc. (“Instaprin Pharmaceuticals”), pursuant to which Aspire acquired all of the intellectual property of Instaprin Pharmaceuticals including patent applications (including Patent Application No. 62/794141) filed with the United States Patent and Trademark Office (“USPTO”) on January 18, 2019), copyrights, trademarks (including the “Instaprin” Trademark Serial No. 86274378 (Registration No. 4823125) filed with the USPTO on May 7, 2014) trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing, as part of an overall settlement sanctioned by a U.S. federal court, as described in the following paragraph (the “Settlement”).

Instaprin Pharmaceuticals was a Nevada corporation, and its former CEO was the subject of a Securities and Exchange Commission (“SEC”) complaint, filed on May 29, 2019 in federal court in the District of New Jersey (Case 2:19-cv-13024-ES-MAH). The complaint alleged that the former CEO falsely told investors that their money would be used to pay for the operating expenses of Instaprin Pharmaceuticals, which was developing a revolutionary fast acting aspirin to instantly stop heart attacks and strokes. Instead, the former CEO allegedly used investors’ money to largely pay for personal expenses, such as a vacation, clothing, spa treatments, divorce expenses, and on Island Raceway & Hobby, Inc., his now-defunct remote-controlled toy racecar business, which had previously operated in Lindenhurst, New York. On June 5, 2019, the U.S. District Court issued a judgment against the former CEO, Instaprin Pharmaceuticals, Inc, and one other defendant in the amount of $4,182,627.

The purchase price for the Acquired Assets (as defined in the APA) was $3,628,325 plus interest thereon, to be paid to the SEC in satisfaction of the SEC’s judgment against the former CEO, from sales of the product, as follows: 20% from the first $5,000,000 of sales and 10% from sales thereafter until the entire contingent purchase price obligation is satisfied. Additionally, ten percent (10%) of Buyer’s equity was to be delivered at Closing, in proportion to their equity holdings in the Company, to be issued to a Trustee for the former Instaprin Shareholders, along with an additional ten percent (10%) of Buyer’s equity to be issued to the Company’s service providers, pursuant to a stock incentive plan to be adopted. All equity distributions related to the APA have been made at this time. The foregoing description of the APA is qualified in its entirety by reference to the full text of the APA. There is no assurance that the acquisition of Instaprin will be successful or profitable for investors. As an asset of Aspire Biopharma Inc., Instaprin could pose risks to Aspire Biopharma Inc. and its shareholders, including but not limited to those described under “Risk Factors” in this Offering.

Competition

The biopharmaceutical industry is characterized by rapidly advancing technologies, intense competition and strong emphasis on proprietary products. While we believe that our sublingual absorption technology, knowledge, experience and scientific resources provide us with competitive advantages, we face potential competition from many sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and government agencies and public and private research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

Many of our competitors, either alone or with their strategic partners, have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of product candidates, obtaining FDA and other regulatory approvals of treatments and commercializing those treatments. These same competitors may invent technology that competes with our product candidates. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of our competitors. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical study sites and subject registration for clinical studies, as well as in acquiring technologies complementary to, or necessary for, our programs. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

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We expect any products that we develop and commercialize to compete on the basis of, among other things, efficacy, safety, convenience of administration and delivery, price, the level of generic or biosimilar competition and the availability of adequate reimbursement from government and other third-party payors.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, we expect that our products, if approved, will be priced at a premium over competitive generic products and our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

We expect that Aspire’s aspirin products will compete with currently approved products, such as Bayer aspirin, Advil and Tylenol, and, if approved, other product candidates currently under development. To our knowledge, there are currently no sublingual aspirin products on the market and none listed inside of the Food and Drug Administration’s (the “FDA”) Approved Drug Products with Therapeutic Equivalence Evaluations book, also known as the “Orange Book.”

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain proprietary or intellectual property protection for our drug candidates, including our drugs and supplements using our patent-pending sublingual absorption technology, and other know-how; to operate without infringing on the proprietary rights of others; and to prevent others from infringing our proprietary or intellectual property rights. Our practice is to seek to protect our proprietary and intellectual property position by, among other methods, filing U.S. and international patent applications related to our proprietary drug candidates, inventions and improvements that are important to the development and implementation of our business. We also rely on trade secrets, know-how and continuing technological innovation to develop and maintain our proprietary and intellectual property position.

Any patents granted from national/regional phase applications of International Application No. PCT/US2024/022318 (which claims priority to U.S. Application No. 63/456,290) or applications claiming priority to International Application No. PCT/US2024/022318 will have a nominal expiration of March 29, 2044. The Company further intends to file a PCT application on October 1, 2025, claiming priority to U.S. Application No. 63/702,381. Any patents granted from national/regional phase applications of this PCT application or applications claiming priority to this PCT application will have a nominal expiration of October 1, 2045. The patent applications cover composition of matter (formulations), including product-by-process coverage, as well as uses of the formulations.

Provisional patent application Serial No. 62/794,141 expired on January 19, 2020. Prior to expiration of 62/794,141, two non-provisional patent applications were filed under the Patent Cooperation Treaty (PCT), each claiming priority to 62/794,141. These PCT applications have PCT Application Nos. PCT/US2020/013863 and PCT/US2020/014218, respectively. National/regional phase entries of these PCT applications were due on July 18, 2021, or August 18, 2021, depending on the specific country/region. No national/regional phase entries were completed by the deadlines.

The expired patent properties do not describe Aspire’s aspirin formulation technology. Aspire’s aspirin formulation technology is covered by pending patent application nos. PCT/US2024/022318 and 63/702,381, which are Aspire’s primary patent properties. The expired patent properties were intended to supplement the later-filed primary patent properties covering Aspire’s aspirin formulation technology. At the time of the Asset Purchase Agreement, Aspire was not aware that the patent properties had expired. Aspire is in the process of preparing an omnibus patent to extend its novel intellectual property rights to cover many other classes of drugs and supplements, and anticipates filing that patent in Q3 2025.

Trademark Registration No. 4823125 (granted from Trademark Serial No. 86274378) was cancelled on April 8, 2022, for failure to file maintenance documents due on March 29, 2022. Aspire was not aware of the March 29, 2022, filing deadline at the time of the Asset Purchase Agreement, which was executed one day prior to the filing deadline. Aspire has filed new trademark application Serial No. 98793226, which covers the “Instaprin” mark.

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The Company believes that it is important to note that while the previously acquired intellectual property is dead or expired, Aspire has used these technologies and relationships as the foundation of their new patent applications and formulations. Aspire’s management had always intended to build upon the acquired intellectual property assets and enhance the patent protections and apply the technology to new patented products and classes of products. Aspire has maintained the relationships with the individuals who cultivated the original science and research. Aspire has built upon these technologies, research, and relationships to improve and expand upon the previous intellectual property as reflected in their most recent patent applications.

The following table sets forth details of our intellectual property registrations and applications:

IP Schedule for Aspire Biopharma, Inc. as of September 17, 2025

PATENT FILINGS
Country	Title	Application No.	Filing Date	Status
United States	MICRONIZED ASPIRIN FORMULATION	62/794,141	18-Jan-2019	Expired

World Intellectual Property Organization	MICRONIZED ASPIRIN FORMULATION	PCT/US2020/013863	16-Jan-2020	Expired

World Intellectual Property Organization	MICRONIZED ASPIRIN FORMULATION	PCT/US2020/014218	18-Jan-2020	Expired

United States	ORAL MUCOSAL FORMULATIONS OF ASPIRIN	63/456,290	31-Mar-2023	Expired

World Intellectual Property Organization	ORAL MUCOSAL FORMULATIONS OF ASPIRIN	PCT/US2024/022318	29-Mar-2024	Pending

United States	ORAL MUCOSAL FORMULATIONS OF ASPIRIN	63/702,381	2-Oct-2024	Pending

TRADEMARK FILINGS
Country	Wordmark	Serial No. / Registration No.	Filing or Registration Date	Status
United States	INSTAPRIN	86274378 / 4823125	29-Sep-2015	Dead

United States	INSTAPRIN	98793226	9-Oct-2024	Pending

United States	BUZZ BOMB	99146781	20-Apr-2025	Pending

United States	COFFEE SHOT	99169570	5-May-2025	Pending

United States	CAFFEINE…ACCELERATED	99287826	16-Jul-2025	Pending

We also hold numerous domains, including, but not limited to, aspire-biopharma.com and aspirebiolabs.com. Additionally, Aspire plans to enter into customer and license agreements to protect its intellectual property. All other intellectual property is in the form of trade secrets, business methods and know-how and is protected through intellectual assignment and confidentiality agreements with Aspire employees, advisors and consultants.

Government/ Regulatory Approval and Compliance

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, pricing, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

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The Company has filed patent applications for sublingual aspirin products. The Company believes that this novel use of aspirin, and the claims, will be beneficial for some patients who are in need of aspirin products that speed the delivery of the aspirin and avoid the gastric tract (and the powder/granule form under the tongue will be useful for those who can’t swallow aspirin pills or capsules). While the FDA has not yet approved this delivery mechanism, the Company believes that they will be able to demonstrate that the delivery can be accomplished safely and effectively and improve patient outcomes. The recently completed clinical trials support this. The current method of administration (oral) poses some gastric system issues. The Company will develop a plan of action to discuss with the FDA and seek approval for alternative administration and has retained a counsel with 30 years of experience with the FDA to assist the Company on seeking approval for use in administrating sublingual aspiring products and counsel believes that the FDA would consider and even welcome a filing that is sufficient to support this novel mode of administration of certain aspirin products. Counsel has also advised that the FDA would consider fast-track approval under 505(b)(2). The Company has successfully accomplished the cGMP manufacturing of its high-dose aspirin product for recently completed clinical trials in support of our FDA approval.

Licensure and Regulation of Drug Products in the United States

In the United States, our candidate products are regulated under the Federal Food, Drug and Cosmetic Act, or FDCA, and applicable implementing regulations and guidance. The failure of an applicant to comply with the applicable regulatory requirements at any time during the product development process, including non-clinical testing, clinical testing, the approval process or post- approval process, may result in delays to the conduct of a study, regulatory review and approval, and/or administrative or judicial sanctions. These sanctions may include, but are not limited to, the FDA’s refusal to allow an applicant to proceed with clinical trials, refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, warning letters, adverse publicity, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, and civil or criminal investigations and penalties brought by the FDA or Department of Justice, or DOJ, or other government entities, including state agencies.

Preclinical Studies and Investigational New Drug Application

Before an applicant begins testing a compound with potential therapeutic value in humans, the product candidate or compound enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as other studies to evaluate, among other things, the toxicity of the product candidate. The conduct of the preclinical tests and formulation of the compounds for testing must comply with federal regulations and requirements, including GLP regulations and standards. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND. Some long- term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, and long-term toxicity studies, may continue after the IND or NDA is submitted.

Our Leadership

Our management team and board consist of experienced deal makers, entrepreneurs, executives and investors. Collectively, the team possesses a wide-ranging set of competencies, with exceptional financial acumen and an extensive track record of growth and value creation. The team is led by our Chief Executive Officer Kraig Higginson.

Periodic Reporting and Financial Information

We have registered our Common Stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

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We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We are required to evaluate our internal control procedures for the fiscal year ending December 31, 2025 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the last business day of the preceding second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public through the “Investor Relations” portion of our website as soon as practicable after we have electronically filed such material with, or furnished it to, the SEC. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Our internet address is https://aspirebiolabs.com/.. The information on our website is not, and shall not be deemed to be, part of this registration statement on Form S-1 or incorporated into any other filings we make with the SEC, except as shall be expressly set forth by specific reference in any such filings. All website addresses in this report are intended to be inactive textual references only.

Our Website

For additional information about us, our business, and our brand, please visit our website at https://aspirebiolabs.com/.

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Management

Directors and Executive Officers

The Aspire board of directors is classified into Class I, Class II, and Class III directors. The term of office of the Class I directors will expire at the first annual meeting of stockholders following the Closing, and the Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders following the Closing, the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following the Closing, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At succeeding annual meetings of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Subject to any limitations imposed by applicable law, any vacancy occurring in the Aspire board for any reason, and any newly created directorship resulting from any increase in the authorized number of directors will, unless (a) the Aspire board determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders, or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

As of the date of this prospectus, our directors and officers are as follows:

Name	Age	Class	Position
Kraig T. Higginson	70	III	Chief Executive Officer and Chairman
Ernest J. Scheidemann	64	N/A	Chief Financial Officer
Donald G. Fell	79	II	Director
Edward J. Kimball	61	II	Director
Surendra Ajarapu	54	III	Director
Howard Doss	71	I	Director

The experience of our directors and executive officers is as follows:

Kraig T. Higginson.

Mr. Higginson was appointed Chief Executive Officer (CEO) and Chairman of the Board of Directors of Aspire Biopharma Inc. in September 2021. Mr. Higginson served as the Chairman and CEO of Sundance Strategies, Inc., a publicly traded company, from 2014 to 2021. Mr. Higginson served as Chief Executive Officer of VIA Motors, Inc. (“Via Motors”), a hybrid electric vehicle company (PHEV), from November 2010 to January 2014, where he was responsible for overseeing the management and business of Via Motors and its employees. From October 2003 until November 2010, he served as Chairman of the Board of Directors of Raser Technologies, Inc. (“Raser Technologies”), which was an NYSE listed company at that time. Mr. Higginson also founded American Telemedia Network, Inc. (“American Telemedia”), a publicly traded NASDAQ company that developed a nationwide satellite network broadcasting data, video programming and advertising to shopping centers and malls, and he served as President and Chief Executive Officer of American Telemedia from 1984 through 1988. Mr. Higginson’s years of experience in the management of public companies is a great asset to the Company. We believe that Mr. Higginson is qualified to serve as a member of the Board and as an executive because of his extensive business background.

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Ernest J. Scheidemann.

Mr. Scheidemann was appointed Chief Financial Officer (CFO) of Aspire Biopharma Inc. in July 2022. Starting in November of 2018, Mr. Scheidemann has advised or was retained as an outsourced Chief Financial Officer (CFO), and/or financial advisor for many companies, including public and private companies, special situations, and start-ups, through his firm FinTrust Consulting, LLC. Mr. Scheidemann was the CFO of Benchmark Builders, Inc. from April 2017 through November 2018. From 2008 to 2015, Mr. Scheidemann was CFO of ASG Technologies, Inc., a private global software company later acquired by Rocket Software. Prior to that, Mr. Scheidemann was the Treasurer and CFO of WCI Communities, a $2.0 billion publicly traded homebuilder from 2004 to 2008 and held various progressive finance and accounting leadership roles with AT&T Corp from 1984 through 1999. Mr. Scheidemann is a Certified Public Accountant (CPA). We believe that Mr. Scheidemann is qualified to serve as an executive officer of the Company because of his extensive business and accounting background.

Directors

Donald G. Fell

Donald G. Fell (age 78) began serving as a director of the Company in August 2023. He brings along a wealth of experience in the field of economics and business to the Company. Mr. Fell served as an independent director of Aesther Healthcare Acquisition Corp., a special purpose acquisition company, from 2021 until it consummated its initial business combination in February 2023. Mr. Fell has served as an independent director of TRxADE HEALTH, INC (Nasdaq: MEDS) since January 2014, as well as a director of Trxade Nevada since December 2013. In addition, he commenced serving as an independent director of OTEC in March 2023. In addition, Mr. Fell commenced serving as an independent director of Oceantech Acquisition I Corp., in March 2023, began serving as an independent director of KRNL in December 2022 and as an independent director of Semper Paratus Acquisition Corporation in June 2023. He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado Springs. Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute from 1995 to 2012. Mr. Fell was also a visiting professor at the University of LaRochelle, France, and an adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and his all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has overseen graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe.

Edward J. Kimball.

Edward J. Kimball, MD is a Director of Aspire. Since 2019, Dr. Kimball has been a Professor of Surgery at the University of Utah Health Sciences Center and has served as Medical Director of Surgical Critical Care at the Salt Lake VA Medical Center since 2008. He is the Chief Medical Officer for Outreach Network Development and Telehealth and Medical Director of TeleICU services for U Health and has held the position since 2014. Dr. Kimball’s research in critical care medicine has been focused on shock resuscitation, inflammation and its effects on abdominal organ function. He and his colleagues designed the device used as an international standard for assessing intra-abdominal pressures in critically ill patients. He is the current president of the World Abdominal Compartment Society. Dr. Kimball served as a medical officer in the US Army and continues to provide training for US Special Forces. He is married to Rebekah Ellsworth Kimball, has four children and resides in Salt Lake City. We believe that Mr. Kimball is qualified to serve as a member of the Board because of his extensive medical background.

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Surendra Ajarapu

Suren Ajjarapu (age: 53) began serving as an officer and director of the Company in August 2023. He has served as Chairman of the Board, Chief Executive Officer and Secretary of TrXADE HEALTH, INC (Nasdaq: MEDS) a Delaware corporation, and its predecessor company since July 2010. He is also currently a director of Oceantech Acquisition I Corp., traded on Nasdaq under the symbol “OTEC”, serves as Chairman of the board of directors of Kernel Group Holdings, Inc., a special purpose acquisition company (NASDAQ: KRNL) (“KRNL”) (since December 2022) and Semper Paratus Acquisition Corporation, a special purpose acquisition company (NASDAQ: LGST). Beginning in 2021, Mr. Ajjarapu served as Chief Executive Officer and Chairman of Aesther Healthcare Acquisition Corp., a special purpose acquisition company that consummated its initial business combination in February 2023. Mr. Ajjarapu is currently serving as a director of the merged company, Ocean Biomedical, Inc. (NASDAQ: OCEA). Since March 2018, Mr. Ajjarapu has served as Executive Chairman of the Board of Kano Energy Corp., a company involved in the development of renewable natural gas sites in the United States. Mr. Ajjarapu was a Founder and served as Chief Executive Officer and Chairman of the Board of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest of the United States, from March 2009 to December 2012. Mr. Ajjarapu was also a Founder, President and Director of Aemetis, Inc., a biofuels company (NASDAQ: AMTX), and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from January 2006 to March 2009. Mr. Ajjarapu was Co-Founder, Chief Operations Officer, and Director of Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India. Mr. Ajjarapu graduated from South Dakota State University with a M.S. in Environmental Engineering, and from the University of South Florida with an M.B.A., specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Howard Doss

Mr. Doss (age: 71) has served as the Chief Financial Officer of PowerUp from August 2023 until February 2025. He is a seasoned chief financial officer and accountant. He served as Chief Financial Officer of Kernel Group Holdings, Inc. In 2021, he served as Chief Financial Officer of Aesther Healthcare Acquisition Corp., a special purpose acquisition company until it consummated its initial business combination in February 2023. He has also served as chief financial officer of Trade Health, Inc., an online marketplace for health traded on Nasdaq under the symbol “SCNX.” Mr. Doss has served in a variety of capacities with accounting and investment firms. He joined the staff of Seidman & Seidman (BDO Seidman, Dallas) in 1977 and in 1980 he joined the investment firm Van Kampen Investments, opening the firm’s southeast office in Tampa, Florida in 1982. He remained with the firm until 1996 when he joined Franklin Templeton. After working for the Principal Financial Group office in Tampa, Florida, Mr. Doss was City Executive for U.S. Trust in Sarasota, Florida, responsible for high-net-worth individuals. He retired from that position in 2009. He served as CFO and Director for Sansur Renewable Energy, an alternative energy development company, from 2010 to 2012. Mr. Doss has also served as President of STARadio Corp. since 2005. Mr. Doss is a member of the America Institute of CPA’s. He is a graduate of Illinois Wesleyan University.

Family Relationships

There are no family relationships between any of our current officers or directors.

Composition of Aspire’s Board of Directors

The Aspire Board consists of five (5) members. Kraig Higginson will serve as Chairman. The primary responsibilities of the board will be to provide oversight, strategic guidance, counseling, and direction to management.

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The board will be divided into the following three classes:

●	Class I, which consists of Howard Doss, whose term will expire at the annual meeting of stockholders to be held in 2025;

●	Class II, which consists of Edward Kimball and Donald G. Fell, whose terms will expire at the next annual meeting of stockholders; and

●	Class III, which consists of Kraig Higginson and Surendra Ajjarapu, whose terms will expire at the annual meeting of stockholders to be held in 2027.

At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In accordance with Proposed Charter, each director will hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

In the future, the Aspire nominating and corporate governance committee and Aspire Board may consider a broad range of factors relating to the qualifications and background of nominees. The Aspire nominating and corporate governance committee’s and Aspire Board’s priority in selecting board members is to identify persons who will further the interests of stockholders through his or her established record of professional accomplishments, the ability to contribute positively to the collaborative culture among board members, knowledge of Aspire’s business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to Aspire’s growth strategy.

Director Independence

The Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of the initial public offering.  A majority of our board of directors is comprised of independent directors to comply with the majority independent board requirement in Rule 5605(b) of the Nasdaq listing rules.

Our board of directors has determined that Edward Kimball, Donald G. Fell, and Howard Doss are independent directors under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of the Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in provisions, the rules of the Nasdaq require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors; provided that if no such nominating committee exists, such selection or recommendation may be made by independent directors constituting a majority of the board’s independent directors.

Audit Committee

We have established an audit committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Howard Doss, Edward Kimball and Donald G. Fell are members of our audit committee, and Howard Doss serves as the chairman of the audit committee. Our board of directors has determined that each member of the audit committee is independent under the Nasdaq listing standards and applicable SEC rules. Each member of the audit committee is financially literate and our board of directors has determined that Howard Doss qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

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We have adopted an audit committee charter, which is available on our website and details the principal functions of the audit committee, including:

The functions of this committee includes, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;

●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

●	monitoring the rotation of our independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained in the section entitled “Aspire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

●	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

●	reviewing and evaluating the audit committee charter annually and recommending any proposed changes to the board;

●	review in advance all conflicts of interest and related party transactions to assess an impact on the Company’s internal controls or financial reporting and disclosures; and

●	pre-approve all related party transactions entered into by the Company.

The composition and function of the audit committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

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Compensation Committee

We have established a compensation committee of our board of directors. The members of our compensation committee are Edward Kimball, Howard Doss and Donald G. Fell. Donald G. Fell serves as chairman of the compensation committee.

Under the Nasdaq listing standards, we are required to have a compensation committee composed entirely of independent directors, subject to certain phase-in provisions. Our board of directors has determined that each member of the compensation committee is independent.

We have adopted a compensation committee charter, which is available on our website and details the principal functions of the compensation committee, including:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of our executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

●	making recommendations to the board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board;

●	reviewing and making recommendations to the board regarding the type and amount of compensation to be paid or awarded to non-employee board members;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering equity incentive plans, to the extent such authority is delegated by the board;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for executive officers;

●	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in the Post-Combination Company’s annual proxy statement; and

●	reviewing and evaluating the compensation committee charter annually and recommending any proposed changes to the board.

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The composition and function of the compensation committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a code of ethics and business conduct, which we refer to as the Code of Ethics, applicable to our directors, officers and employees. We have filed a copy of our form of Code of Ethics, audit committee charter and compensation committee charter as exhibits to our registration statement on Form S-1 (File No. 333-261941), which exhibits are incorporated by reference as exhibits to this Report. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Insider Trading Arrangements and Policies

Subsequent to the consummation of the Business Combination, we adopted an insider trading policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all reports applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act during fiscal year 2024.

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Executive and Director Compensation

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies and smaller reporting companies under SEC rules. Our named executive officers (“NEOs”) for the year ended December 31, 2024 were Kraig Higginson, our current Chief Executive officer, Ernest Scheidemann, our Chief Financial Officer.

The compensation of our NEOs generally consists of a combination of base salary, bonuses and equity-based compensation. Bonus awards for 2024 and 2023 were determined at the sole discretion of the Compensation Committee based on an assessment of the performance of the NEOs.

The following tables contain certain compensation information for our NEOs in the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Kraig T. Higginson	2024	-	-	-	-	-
Chief Executive Officer(1)	2023	-	-	-	-
Ernest J. Scheidemann, Jr.	2024	-	-	-	-	-
Chief Financial Officer(2)	2023	-	-	-	-	-	-

(1)	Kraig T. Higginson received $0 and $0 under an independent consulting arrangement in 2024 and 2023, respectively.
(2)	Ernest J. Scheidemann, Jr. received $150,000 and $0 under an independent consulting arrangement in 2024 and 2023, respectively.

Employment Agreements

Name and Principal Position	Annual Base Salary
Kraig T. Higginson
Chief Executive Officer	$180,000
Ernest J. Scheidemann, Jr.
Chief Financial Officer	$240,000

Upon the completion of the Business Combination, the Company entered into employment agreements with Kraig T. Higginson, in his capacity as Chief Executive Officer, and Ernest J. Scheidemann, Jr., in his capacity as Chief Financial Officer (the “Executive Employment Agreements”).

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The Executive Employment Agreements provide for an indefinite term of employment, during which time Mr. Higginson will be entitled to an annual base salary in the amount of $180,000.00 and Mr. Scheidemann will be entitled to an annual base salary of $240,000.00, subject to annual review. Mr. Higginson and Mr. Scheidemann will also be eligible for an annual performance-based bonuses based upon achieved company performance metrics for revenue, profitability, and the development of new business relationships, for the given fiscal year which goals shall be determined by the board of directors.

The Executive Employment Agreements also provide that Mr. Higginson and Mr. Scheidemann would be eligible to participate in all employee benefit plans, programs, and arrangements made available to the Company’s senior employees in accordance with the terms of such plans. Mr. Higginson and Mr. Scheidemann would be eligible for time off as needed, reimbursement of all documented reasonable business expenses incurred, and such other fringe benefits and perquisites as are provided by the Company, in its sole discretion, to its employees from time to time.

The Executive Employment Agreements contain a non-disparagement provision, customary confidentiality, and invention assignment covenants, as well as non-interference and employee and customer non-solicitation covenants. If either Mr. Higginson or Mr. Scheidemann are terminated by the Company without “cause” or due to their resignation for “good reason” (each as defined the Executive Employment Agreements), subject to their execution and non-revocation of a general release of claims in favor of the Company and its affiliates and his continued compliance with the restrictive covenants in the employment agreement, he would be entitled to severance consisting of: (I) the aggregate amount of his earned but unpaid base salary then in effect, (II) incurred but unreimbursed documented reasonable reimbursable business expenses through the date of such termination, and (III) any other amounts due under applicable law, in each case earned and owing through the date of termination.

The foregoing description of the Executive Employment Agreements is qualified in its entirety by the full text of the Executive Employment Agreements, copies of which are attached hereto as Exhibits 10.11 and 10.12, and which are incorporated herein by reference.

Director Compensation

None of our Non-Employee Directors has received any cash compensation for services rendered to us.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Michael C. Howe (1)	$	$-	$-	$
Gary E. Stein (1)	$	$-	$-	$
Barbara J. Sher (1)	$	$-	$-	$
Edward J. Kimball	$	$-	$-	$
Surendra Ajjarapu	$	$-	$-	$
Donald G. Fell	$	$-	$-	$
Howard Doss

(1) Resigned as of July 24, 2025.

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Equity Compensation Plan

The 2024 Plan is administered by the compensation committee of the Company (the “Committee”).

Except where the authority to act on such matters is specifically reserved to the Aspire Board under the 2024 Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the 2024 Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the 2024 Plan, any award, and any award agreement, including the authority to:

●	designate grantees of awards;

●	determine the type or types of awards to be made to a grantee;

●	determine the number of shares of the Company’s Common Stock subject to an award or to which an award relates;

●	establish the terms and conditions of each award;

●	prescribe the form of each award agreement;

●	subject to limitations in the 2024 Plan (including the prohibition on repricing of options or share appreciation rights without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and

●	make substitute awards.

The Aspire Board will also be authorized to appoint one or more committees of the Aspire Board consisting of one or more directors of Aspire who need not meet the independence requirements above for certain limited purposes permitted by the 2024 Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the Chief Executive Officer of Aspire and/or any other officers of Aspire for certain limited purposes permitted by the 2024 Plan. The Aspire Board will retain the authority under the 2024 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2024 Plan.

The Aspire Board may amend, suspend, or terminate the 2024 Plan at any time; provided that with respect to awards that are granted under the 2024 Plan, no amendment, suspension or termination may materially impair the rights of the award holder without such holder’s consent. No such action may amend the 2024 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by the Aspire Board, the terms of the 2024 Plan, or applicable law.

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Awards

Awards under the 2024 Plan may be made in the form of:

●	stock options, which may be either incentive stock options or nonqualified stock options;

●	stock appreciation rights or “SARs”;

●	restricted stock;

●	restricted stock units;

●	deferred stock units;

●	unrestricted stock;

●	dividend equivalent rights;

●	performance awards, including performance shares;

●	other equity-based awards; or

●	cash.

An incentive stock option is an option that meets the requirements of Section 422 of the Code, and a non-qualified stock option is an option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of stock, cash or a combination of stock and cash, the excess of the fair market value of one share of Aspire Common Stock on the exercise date over the exercise price of the SAR. Restricted stock is an award of Aspire Common Stock subject to restrictions over restricted periods that subject the shares of Aspire Common Stock to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted stock unit or deferred stock unit is an award that represents a conditional right to receive shares of Aspire Common Stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Unrestricted shares are shares of Aspire Common Stock free of restrictions other than those imposed under federal or state securities law. Dividend equivalent rights are awards entitling the grantee to receive cash, shares of Aspire Common Stock, other awards under the 2024 Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Aspire Common Stock. Performance awards are awards made subject to the achievement of one or more performance goals over a performance period established by the Committee. Other equity-based awards are awards representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to stock, other than an option, SAR, restricted stock, restricted stock unit, unrestricted stock, dividend equivalent right, or a performance award.

The 2024 Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions that would otherwise apply under the 2024 Plan in the absence of the different terms and conditions in the award agreement. In the event of any inconsistency between the 2024 Plan and an award agreement, the provisions of the 2024 Plan will control.

Awards under the 2024 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2024 Plan, other awards under another compensatory plan of Aspire or any of its affiliates (or any business entity that has been a party to a transaction with Aspire or any of Aspire’s affiliates), or other rights to payment from Aspire or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

The Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. Awards under the 2024 Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to Aspire or one of its subsidiaries or other affiliates.

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Forfeiture; Clawback

We may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of Aspire or any affiliate, confidentiality obligations with respect to Aspire or any affiliate, or otherwise in competition with Aspire or any affiliate, to the extent specified in such award agreement. If the grantee is an employee and is terminated for “Cause” (as defined in the 2024 Plan), the Committee may annul the grantee’s award as of the date of the grantee’s termination.

In addition, any award granted pursuant to the 2024 Plan will be subject to mandatory repayment by the grantee to Aspire to the extent (i) set forth in the 2024 Plan or in an award agreement, or (ii) the grantee is or becomes subject to any clawback policy or compensation recovery policy or such other similar policy of the Company or an affiliate, or any applicable laws which impose mandatory recoupment.

Shares Subject to the 2024 Plan

Subject to adjustment as described below, the maximum number of shares of Aspire Common Stock reserved for issuance under the 2024 Plan will be equal to the sum of (a) ten percent (10%) of the shares of Aspire Common Stock issued and outstanding upon the consummation of the Business Combination, plus (b) an annual increase as of the first business day of each calendar year, for a period of not more than ten (10) years and starting with the 2025 calendar year, in an amount equal to the lesser of (i) a number of shares of Aspire Common Stock equal to 10% of the total number of shares of Aspire Common Stock outstanding as of the last day of the immediately preceding calendar year, or (ii) such lesser number of shares of Aspire Common Stock as determined by the Committee. The maximum number of shares of Aspire Common Stock available for issuance pursuant to incentive stock options granted under the 2024 Plan will be the same as the total number of shares of Aspire Common Stock reserved for issuance under the 2024 Plan. Shares of Aspire Common Stock issued under the 2024 Plan may be authorized and unissued shares of Aspire Common Stock, or treasury shares of Aspire Common Stock, or a combination of the foregoing.

Any shares of Aspire Common Stock covered by an award, or portion of an award, granted under the 2024 Plan that are not purchased or forfeited or canceled, or expire or otherwise terminate without the issuance of shares of Aspire Common Stock or are settled in cash in lieu of shares of Aspire Common Stock, will again be available for issuance under the 2024 Plan.

Shares of Aspire Common Stock subject to an award granted under the 2024 Plan will be counted against the maximum number of shares of Aspire Common Stock reserved for issuance under the 2024 Plan as one share for every one share subject to such an award. In addition, at least the target number of shares of Aspire Common Stock issuable under a performance award will be counted against the maximum number of shares of Aspire Common Stock reserved for issuance under the 2024 Plan as of the grant date, but such number will be adjusted to equal the actual number of shares of Aspire Common Stock issued upon settlement of the performance award to the extent different from such number initially counted against the share reserve.

The number of shares of Aspire Common Stock available for issuance under the 2024 Plan will not be increased by the number of shares of Aspire Common Stock: (i) tendered or withheld or subject to an award surrendered in connection with the purchase of shares of Aspire Common Stock upon exercise of an option; (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR; (iii) deducted or delivered from payment of an award in connection with Aspire’s tax withholding obligations; or (iv) purchased by the Company with proceeds from option exercises.

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Options

The 2024 Plan authorizes the Committee to grant incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options. An option granted under the 2024 Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the 2024 Plan. No option may be exercisable more than ten years after the option grant date, or five years after the option grant date in the case of an incentive stock option granted to a “ten percent stockholder” (as defined in the 2024 Plan); provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any option granted to a grantee who is a foreign national or is a natural person who is employed outside of the United States, such option may terminate, and all rights to purchase shares of Aspire Common Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the date of grant of such option as the Committee shall determine. The Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of Aspire Common Stock on the grant date (other than as permitted for substitute awards). If Aspire were to grant incentive stock options to any ten percent stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of Aspire Common Stock on the grant date.

Incentive stock options and nonqualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Committee may, in its discretion, determine that a nonqualified stock option may be transferred to family members by gift or other transfers deemed not to be for value.

Share Appreciation Rights

The 2024 Plan authorizes the Committee to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash, Aspire Common Stock, or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of shares of Aspire Common Stock on the date of exercise over the fair market value of shares of Aspire Common Stock on the grant date. SARs will become exercisable in accordance with terms determined by the Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten (10) years from the date of grant. The per share exercise price of a SAR will be no less than the fair market value of one share of Aspire Common Stock on the grant date of such SAR.

SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed not to be for value.

Fair Market Value

For so long as the Aspire Common Stock remains listed on Nasdaq, the fair market value of the Aspire Common Stock on an award’s grant date, or on any other date for which fair market value is required to be established under the 2024 Plan, will be the closing price of Aspire’s Common Stock as reported on Nasdaq on such date. If there is no such reported closing price on such date, the fair market value of the Aspire Common Stock will be the closing price of the Aspire Common Stock as reported on such market on the next preceding date on which any sale of Aspire Common Stock will have been reported.

If the Aspire Common Stock ceases to be listed on Nasdaq and is listed on another established national or regional stock exchange, or traded on another established securities market, fair market value will similarly be determined by reference to the closing price of the Aspire Common Stock on the applicable date as reported on such other stock exchange or established securities market.

If the Aspire Common Stock ceases to be listed on Nasdaq or another established national or regional stock exchange, or traded on another established securities market, the Committee will determine the fair market value of the Aspire Common Stock by the reasonable application of a reasonable valuation method in a manner consistent with Section 409A of the Code.

As of September 17, 2025, the latest practicable date, the closing price per share of Aspire Common Stock, as reported on Nasdaq was $0.45.

No Repricing

Except in connection with a corporate transaction involving Aspire (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of common stock, other securities or other property), stock split, extraordinary dividend, recapitalization, change in control, reorganization, Business Combination, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock or other securities or similar transaction), Aspire may not, without obtaining stockholder approval, (a) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, (b) cancel outstanding options or SARs in exchange for, or in substitution of, options or SARs with an exercise price that is less than the exercise price of the original options or SARs, or (c) cancel outstanding options or SARs with an exercise price above the current price of Aspire Common Stock in exchange for cash or other securities, in each case, unless such action is (i) subject to and approved by Aspire’s stockholders, or (ii) would not be deemed to be a repricing under the rules of any stock exchange or securities market on which the Aspire Common Stock is listed or publicly traded.

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Restricted Stock, Restricted Stock Units, and Deferred Stock Units

The 2024 Plan authorizes the Committee to grant restricted stock, restricted stock units, and deferred stock units. Subject to the provisions of the 2024 Plan, the Committee will determine the terms and conditions of each award of restricted stock, restricted stock units, and deferred stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price, if any, for the shares of Aspire Common Stock subject to the award. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Committee may determine. A grantee of restricted stock will have all of the rights of a stockholder as to those shares of Aspire Common Stock, including, without limitation, the right to vote the shares of Aspire Common Stock and receive dividends or distributions on the shares of Aspire Common Stock, except to the extent limited by the Committee. The Committee may provide in an award agreement evidencing a grant of restricted stock that (a) cash dividend payments or distributions paid on restricted stock will be reinvested in shares of Aspire Common Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such shares of restricted stock, or (b) any dividend payments or distributions declared or paid on shares of restricted stock will only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of restricted stock. Dividend payments or distributions declared or paid on shares of restricted stock which vest or are earned based on upon the achievement of performance goals will not vest unless such performance goals for such shares of restricted stock are achieved, and if such performance goals are not achieved, the grantee of such shares of restricted stock will promptly forfeit and, to the extent already paid or distributed, repay to Aspire such dividend payments or distributions. Grantees of restricted stock units and deferred stock units will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units.

During the restricted period, if any, when restricted stock, restricted stock units, and deferred stock units are non-transferable or forfeitable, a grantee is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating, or otherwise encumbering or disposing of the grantees’ restricted stock, restricted stock units, and deferred stock units.

Unrestricted Stock

The 2024 Plan authorizes the Committee to grant unrestricted stock, free of any restrictions such as vesting requirements, in such amounts and upon such terms as the Committee may determine. Unrestricted stock awards may be granted or sold in respect of past services.

Dividend Equivalent Rights

The 2024 Plan authorizes the Committee to grant dividend equivalent rights. Dividend equivalent rights may be granted independently or in connection with the grant of any equity-based award, except that no dividend equivalent right may be granted in connection with, or related to an option or SAR. Dividend equivalent rights may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Aspire Common Stock or awards which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation) and may be payable in cash, shares of Aspire Common Stock, or a combination of the two. Dividend equivalent rights granted as a component of another award may (a) provide that such dividend equivalent right will be settled upon exercise, settlement, or payment of, or lase of restriction on, such other award and that such dividend equivalent will expire or be forfeited or annulled under the same conditions as such award or (b) contain terms and conditions which are different from the terms and conditions of such other award, provided that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award which vests or is earned based on the achievement of performance goals will not vest unless such performance goals for such underlying award are achieved, and if such performance goals are not achieved, the grantee of such dividend equivalent right will promptly forfeit and, to the extent already paid or distributed, repay to Aspire payments or distributions made in connection with such dividend equivalent rights.

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Performance Awards

The 2024 Plan authorizes the Committee to grant performance awards. The Committee will determine the applicable performance period, the performance goals, and such other conditions that apply to the performance award. Any performance measures may be used to measure the performance of Aspire and its subsidiaries and other affiliates as a whole or any business unit of Aspire, its subsidiaries, and/or its affiliates or any combination thereof, as the Committee may deem appropriate, or any performance measures as compared to the performance of a group of comparable companies, or published or special index that the Committee deems appropriate. Performance goals may relate to Aspire’s financial performance or the financial performance of Aspire’s operating units, the grantee’s performance, or such other criteria determined by the Committee. If the performance goals are met, performance awards will be paid in cash, shares of Aspire Common Stock, other awards, or a combination thereof.

Other Equity-Based Awards

The 2024 Plan authorizes the Committee to grant other types of stock-based awards under the 2024 Plan. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Forms of Payment

The exercise price for any option or the purchase price (if any) for restricted stock, vested restricted stock units, and/or vested deferred stock units is generally payable (i) in cash or in cash equivalents acceptable to Aspire, (ii) to the extent the award agreement provides, by the tender (or attestation of ownership) of shares of Aspire Common Stock having a fair market value on the date of tender (or attestation) equal to the exercise price or purchase price, (iii) to the extent permitted by law and to the extent permitted by the award agreement, through a broker-assisted cashless exercise, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to Aspire or Aspire’s affiliates.

Change in Capitalization

The Committee may adjust the terms of outstanding awards under the 2024 Plan to preserve the proportionate interests of the holders in such awards on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares subject to outstanding awards and (ii) the per share exercise price of outstanding options or SARs.

Transaction not Constituting a Change in Control

If Aspire is the surviving entity in any reorganization, Business Combination, or consolidation of Aspire with one or more other entities which does not constitute a “change in control” (as defined in the 2024 Plan), any awards will be adjusted to pertain to and apply to the securities to which a holder of the number of shares of Aspire Common Stock subject to such award would have been entitled immediately after such transaction, with a corresponding proportionate adjustment to the per share price of options and SARs so that the aggregate price per share of each option or SAR thereafter is the same as the aggregate price per share of each option or SAR subject to the option or SAR immediately prior to such transaction. Further, in the event of any such transaction, performance awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of Aspire Common Stock subject to such performance awards would have been entitled to receive following such transaction.

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Effect of a Change in Control in which Awards are not Assumed

Except as otherwise provided in the applicable award agreement, in another agreement with the grantee, or as otherwise set forth in writing, upon the occurrence of a change in control in which outstanding awards are not being assumed or continued, the following provisions will apply to such awards, to the extent not assumed or continued:

●	Immediately prior to the occurrence of such change in control, in each case with the exception of performance awards, all outstanding shares of restricted stock and all restricted stock units, deferred stock units, and dividend equivalent rights will be deemed to have vested, and all shares of Aspire Common Stock and/or cash subject to such awards will be delivered; and either or both of the following two actions will be taken:

○	At least fifteen (15) days prior to the scheduled consummation of such change in control, all options and SARs outstanding will become immediately exercisable and will remain exercisable for a period of fifteen (15) days. Any exercise of an option or SAR during this fifteen (15) day period will be conditioned on the consummation of the applicable change in control and will be effective only immediately before the consummation thereof, and upon consummation of such change in control, the 2024 Plan and all outstanding but unexercised options and SARs will terminate, with or without consideration as determined by the Committee in its sole discretion; and/or

○	The Committee may elect, in its sole discretion, to cancel any outstanding awards of options, SARs, restricted stock, restricted stock units, deferred stock units, and/or dividend equivalent rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or capital stock having a value (as determined by the Committee acting in good faith), in the case of restricted stock, restricted stock units, deferred stock units, and dividend equivalent rights (for shares of Aspire Common Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Aspire Common Stock pursuant to such change in control and, in the case of options or SARs, equal to the product of the number of shares of Aspire Common Stock such subject to such options or SARs multiplied by the amount, if any, which (i) the formula or fixed price per share paid to holders of shares of Aspire Common Stock pursuant to such change in control exceeds (ii) the option price or SAR price applicable to such options or SARs.

●	For performance awards, if less than half of the performance period has lapsed, such awards will be treated as though the target performance thereunder has been achieved. If at least half of the performance period has lapsed, such performance awards will be earned, as of immediately prior to but contingent on the occurrence of such change in control, based on the greater of (i) deemed achievement of target performance or (ii) determination of actual performance as of a date reasonably proximate to the date of consummation of the change in control as determined by the Committee, in its sole discretion.

●	Other Equity-Based Awards will be governed by the terms of the applicable award agreement.

Effect of a Change in Control in which Awards are Assumed

Except as otherwise provided in the applicable award agreement, in another agreement with the grantee, or as otherwise set forth in writing, upon the occurrence of a change in control in which outstanding awards are being assumed or continued, the following provisions will apply to such awards, to the extent not assumed or continued: The 2024 Plan and the options, SARs, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based equity awards granted under the 2024 Plan will continue in the manner and under the terms so provided in the event of any change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of such awards, or for the substitution for such awards of new options, SARs, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the capital stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares of Aspire Common Stock and exercise price of options and SARs.

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In general, a “change in control” means:

●	a transaction or series of related transactions whereby a person or group (with certain exceptions) becomes the beneficial owner of 50% or more of the total voting power of Aspire’s voting stock on a fully diluted basis;

●	individuals who, as of the Effective Date, constitute the Aspire Board (together with any new directors whose election was approved by at least a majority of the members of the Aspire Board then in office), cease to constitute a majority of the members of the Aspire Board then in office;

●	a Business Combination or consolidation of Aspire, other than any such transaction in which the holders of Aspire’s voting stock immediately prior to the transaction own directly or indirectly at least a majority of the voting power of the surviving entity immediately after the transaction;

●	a sale of substantially all of Aspire’s assets to another person or entity; or

●	the consummation of a plan or proposal for the dissolution or liquidation of Aspire.

Notwithstanding the foregoing, the transactions contemplated by the Business Combination Agreement shall not, individually or collectively, constitute a change in control.

Certain Relationships and Related Transactions, and Director Independence.

Sponsor Share Conversion

On May 18, 2023, following the extraordinary general meeting, shareholders holding all of the issued and outstanding Class B ordinary shares elected to convert their Class B ordinary shares into Class A ordinary shares on a one-for-one basis. As a result, 7,187,500 of our Class B ordinary shares were cancelled and 7,187,500 of our Class A ordinary shares were issued to such converting Class B shareholders. The converting Class B shareholders agreed that all of the terms and conditions applicable to the Class B ordinary shares set forth in the Letter Agreement, shall continue to apply to the Class A ordinary shares that the Class B ordinary shares converted into, including the voting agreement, transfer restrictions and waiver of any right, title, interest or claim of any kind to the Trust Account or any monies or other assets held therein.

Sponsor Purchase Agreement

On July 14, 2023, we entered into the Sponsor Purchase Agreement with the Original Sponsor and the Sponsor, pursuant to which the Sponsor agreed to purchase from the Original Sponsor 4,317,500 of our Class A ordinary shares and 6,834,333 private placement warrants, each exercisable for one Class A Ordinary Share for an aggregate purchase price of $1.00, payable at the time we complete an initial business combination. In addition to the payment of the Sponsor Purchase Price, the Sponsor also assumed the responsibilities and obligations of the Original Sponsor related to the Company. On August 18, 2023, the parties to the Sponsor Purchase Agreement closed the transactions contemplated thereby.

Business Combination Agreement

On December 26, 2023, we entered into the Merger Agreement with Merger Sub, the Sponsor, Visiox, and Ryan Bleeks, in the capacity as the seller representative. Pursuant to the Merger Agreement, among other things, the Company will complete the Domestication and the parties will effect the merger of Merger Sub with and into Visiox, with Visiox continuing as the surviving entity, as a result of which all of the issued and outstanding capital stock of Visiox shall be exchanged for shares of common stock, par value $0.0001 per share, of the Company subject to the conditions set forth in the Merger Agreement, with Visiox surviving the Share Exchange as a wholly owned subsidiary of the Company.

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Related Party Loans and Transaction

Loan and transfer agreements

In order to finance transaction costs in connection with a Business Combination, the New Sponsor or an affiliate of the New Sponsor, or certain affiliates of PowerUp loaned monies for working capital purposes (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

On December 21, 2023, PowerUp entered into a Loan and Transfer Agreement with the New Sponsor and SSVK Associates, LLC (“SSVK”), pursuant to which SSVK loaned an aggregate of $250,000 to the New Sponsor, and, in turn, the New Sponsor loaned $250,000 to PowerUp. As of June 30, 2025 and December 31, 2024, there was $250,000 and $250,000 in borrowings under the agreement, respectively. The debt discount was fully amortized to interest expense as a non-cash charge over the term of the loan and transfer liability ending at the date consummation of the Business Combination.

On January 9, 2024, PowerUp entered into a Loan and Transfer Agreement with the New Sponsor and Apogee Pharma (“Apogee”), pursuant to which Apogee loaned an aggregate of $50,000 to the New Sponsor, and, in turn, the New Sponsor loaned the $50,000 to the Company.

On January 10, 2024, PowerUp entered into a Loan and Transfer Agreement with the New Sponsor and Jinal Sheth (“Sheth”), pursuant to which Sheth loaned an aggregate of $149,214 to the New Sponsor and the New Sponsor loaned $149,214 to PowerUp.

On December 3, 2024, the Company entered into a second Loan and Transfer Agreement with the New Sponsor and Apogee Pharma (“Apogee 2”), pursuant to which Apogee 2 loaned an aggregate of $50,000 to the New Sponsor and the New Sponsor loaned $50,000 to the Company.

On February 17, 2025, the Company assumed $499,214 of liabilities related to these working capital loans. At the close of the Business Combination, Apogee was issued 50,000 Class A Common Stock as commitment fees pursuant to the Apogee Agreement. As of September 17, 2025, there was $499,214 outstanding under the loan and transfer agreements.

Subscription Agreements

On March 5, 2024, PowerUp entered into four separate Subscription Agreements (each, a “First Subscription Agreement”) with the New Sponsor, Visiox, VKSS Capital, LLC, an affiliate of, and an entity under common control with, the New Sponsor (the “Affiliate”), and four separate investors (each, an “Investor”), whereby the Investors collectively contributed to New Sponsor a total of $1,000,000 (the “First Contribution”). The New Sponsor utilized the First Contribution to support PowerUp’s previously anticipated business combination with Visiox by funding certain obligations to Visiox pursuant to the Secured Convertible Promissory Note, dated December 1, 2023, issued by Visiox to the New Sponsor (the “Visiox Convertible Note”) (together, all loans and advances, the “March Loan”).

On May 9, 2024, PowerUp entered into four separate Subscription Agreements (each, a “Second Subscription Agreement”) with the New Sponsor, the Affiliate, and four separate Investors, whereby, the Investors collectively contributed to the New Sponsor a total of $500,000 (the “Second Contribution”) and, in turn, the New Sponsor loaned $500,000 to PowerUp (the “May Loan”).

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In connection with its efforts to consummate the Business Combination, on December 18, 2024, and effective December 13, 2024, the Company entered into (i) a subscription agreement (the “Blackstone Subscription Agreement”), (ii) a promissory note (the “Blackstone Note”), and (iii) a registration rights agreement (the “RRA”) with Blackstone Capital Advisors, Inc. (“Blackstone”), an entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman (all transactions contemplated by such agreements, collectively, the “Blackstone Transaction”). Pursuant to the terms of the Blackstone Transaction, Blackstone may loan up to an aggregate principal amount of $500,000 to the Company, with an original issue discount of twenty percent (20%). As of the date of this Current Report on Form 10-K, the aggregate principal amount loaned equals $264,142.05. The maturity date of the Blackstone Note is the earlier of (i) June 1, 2025 or (ii) the date that the Company receives gross proceeds of at least $5,000,000 in an offering of its debt or equity securities. The principal amount of the Blackstone Note bears interest at a rate per annum of ten percent (10%). Interest will be due and payable on the maturity date. Additionally, the Company will pay Blackstone an exit fee equal to ten percent (10%) of the principal amount and accrued interest on the maturity date. Upon the closing of the Business Combination, the Sponsor will transfer three Class A ordinary shares of PowerUp to Blackstone for each dollar loaned under the Blackstone Transaction (the “Commitment Shares”). Pursuant to the RRA, the Company has agreed to register the Commitment Shares with the SEC in any registration statement filed by the Company in connection with a Qualified Offering (as defined in the Blackstone Subscription Agreement), if any.

PowerUp accounted for the First Subscription Agreements and Second Subscription Agreements under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedging” and concluded that bifurcation of a single derivative that comprises all of the fair value of the conversion feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10. As a result, all debt proceeds received from Lender have been recorded using the relative fair value method of accounting under ASC 470 “Debt”. Pursuant to ASC 470, the Company recorded the fair value of the subscription liability on the consolidated balance sheets using the relative fair value method. The initial fair value of the subscription liability at issuance was estimated using a Black Scholes and Probability Weighted Expected Return Model. At the close of the Business Combination, 1,750,000 of commitment fee shares owing to the Investors under these agreements were transferred by affiliates to the Investors.

On February 17, 2025, the Company assumed $1,500,000 of debt under the First Subscription Second Subscription Agreements. At September 17, 2025, $1,500,000 is owing under these agreements.

Due to affiliate

On February 17, 2025, the Company assumed $353,679 of liabilities due to the sponsor of PowerUp and related to administrative services fees and a residual balance due from IPO proceeds. As of August 17, 2025, a balance of $353,679 is outstanding as due to related party. The balance is due on demand.

Promissory Note Fee - related party

On October 2, 2024, PowerUp entered into a Promissory Note Fee Agreement with Sponsor (the “Promissory Note Fee Agreement”). Pursuant to the Promissory Note Fee Agreement, PowerUp and Sponsor agreed that Sponsor took a significant risk on behalf of the Company by entering into the Visiox Promissory Note in exchange for payment of the Original Promissory Note Fee, and that Sponsor should be compensated for that risk despite the termination of the right to receive the Original Promissory Note Fee as a result of the termination of the Visiox BCA. As consideration for the foregoing, the Company agreed to pay Sponsor a modified promissory note fee of $1,000,000 (the “Modified Promissory Note Fee”) upon the successful closing of a Business Combination. At September 17, 2025, the Modified Promissory Note Fee is still outstanding.

Notes payable - related party

During the years ended 2024 and 2023, Aspire Biopharma, Inc incurred expenses and costs related to officer and director compensation, rental of office space, reimbursable expenses paid by affiliates and non interest bearing working capital loans. In 2024, Aspire Biopharma, Inc issued three notes payable to formalize these advances. At August 17, 2025 the total balance of $885,563 is repayable under these agreements.

Related Party Policy

In connection with the consummation of the initial public offering, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics was filed as an exhibit to the Registration Statement and incorporated by reference as an exhibit to this Report.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of September 17, 2025, based on information obtained from the persons named below, with respect to the beneficial ownership of our ordinary shares, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our executive officers and directors that beneficially owns our ordinary shares; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this Report.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 49,525,970 shares of our Common Stock issued and outstanding as of September 17, 2025 and other than as noted below.

Name and Address of Beneficial Owner	Number of Shares	% of Common Stock Outstanding
Directors and Executive Officers: (1)
Kraig T. Higginson	10,531,193	21.63%
Ernest J. Scheidemann, Jr. (2)	564,168	1.1%
Edward J. Kimball	125,371	*
Howard Doss	400,000	*
Surendra Ajjarapu (3)	1,121,736	2.3%
Donald G. Fell	55,000	*
All Directors and Executive Officers as a group (9 individuals)	12,797,468	25.8%
Five Percent Holders:
Kraig T. Higginson	10,531,193	21.6%

All Five Percent Holders (1 entity)	10,531,193	21.6%

*Less than 1%

(1)	The address of each of these individuals is c/o Aspire Biopharma Holdings, Inc., 23150 Fashion Drive, Suite 232, Estero, Florida 33928

(2)	Represents shares of common stock held by Turkey Bay Holdings LLC, which Mr. Scheidemann claims beneficial ownership of.

(3)	Represents shares of common stock held by SSVK Associates, LLC, Sandhya Ajjarapu Revokable Trust 2007, and Sea Rider Capital, LLC which are entities of which Suren Ajjarapu is the beneficial owner of. Excludes 6,834,333 shares of common stock underlying private placement warrants that became exercisable within 60 days of the consummation of the Business Combination.

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Selling SHAREHOLDERS

This prospectus relates to (i) 73,588,712 shares of Common Stock issuable upon the conversion of the Notes, issued to the Selling Shareholders pursuant to the Purchase Agreement; and (iii) 73,588,712 shares of Common Stock being registered pursuant to the registration rights agreement entered into among the Company and the Selling Shareholders in connection with the Purchase Agreement, requiring us to register two times the number of shares of common stock into which the Notes are convertible.

The Selling Shareholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the common stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of shares of common stock and warrants that the Selling Shareholders may offer pursuant to this prospectus. The following table does not reflect the beneficial ownership of any shares of common stock issuable upon exercise of warrants unless such securities are exercisable or convertible within 60 days of May 12, 2025.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Beneficial Ownership Prior to the Effectiveness of the Registration Statement		Beneficial Ownership After the Effectiveness of the Registration Statement(1)
	Number of Shares of Common Stock Beneficially Owned+	Total Number of Shares of Common Stock Being Registered Pursuant to this Prospectus	Percentage Ownership of Common Stock**	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership of Common Stock

Alumni Capital LP (2)	3,323,361	6,646,722	2.70%	0	0%
Blackstone Capital Advisors Inc. (3)	4,747,659	9,495,318	3.86%	0	0%
Secure Net Capital LLC (4)	3,798,127	7,596,254	3.09%	0	0%
Target Capital 16 LLC (5)	57,921,438	115,842,876	47.06%	0	0%
Turnpoint Capital LLC (6)	3,798,127	7,596,254	3.09%	0	0%

Total	73,588,712	147,177,424	59.80%	0	0%

*	Less than one percent (1%).
**	Based on number of shares of common stock beneficially owned.

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of September 15, 2025, and the percentage is based upon 49,525,970 shares of our common stock outstanding as of September 15, 2025.

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(2)	Consists of up to 3,323,361 shares issuable upon conversion of the Note purchased by Alumni Capital LP. Akshan Mapar is the managing member of Alumni Capital LP and has voting control and investment discretion over securities beneficially owned by Alumni Capital LP. In such role, Mr. Mapar may be deemed to beneficially own the securities owned by Alumni Capital LP. We have been advised that none of Mr. Mapar or Alumni Capital LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of Alumni Capital LP is 601 Brickell Key Dr, Suite 700, Miami, Florida 33131. The Notes contain a 4.99% beneficial ownership blocker which prohibits the holder from owning more than 4.99% of the stock at any time.
(3)	Consists of up to 4,747,659 shares issuable upon conversion of the Note purchased by Blackstone Capital Advisors Inc. Lance Friedman is the managing member of Blackstone Capital Advisors Inc and has voting control and investment discretion over securities beneficially owned by Blackstone Capital Advisors Inc. In such role, Lance Friedman may be deemed to beneficially own the securities owned by Blackstone Capital Advisors Inc. We have been advised that none of Lance Friedman or Blackstone Capital Advisors Inc is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of Blackstone Capital Advisors Inc is 25 N Market Street, Suite 205, Jacksonville, Florida 32202-2802. The Notes contain a 4.99% beneficial ownership blocker which prohibits the holder from owning more than 4.99% of the stock at any time.
(4)	Consists of 3,798,127 shares issuable upon conversion of the Note purchased by Secure Net Capital LLC. Alois Rubenbauer is the managing member of Secure Net Capital LLC and has voting control and investment discretion over securities beneficially owned by Secure Net Capital LLC. In such role, Mr. Rubenbauer may be deemed to beneficially own the securities owned by Secure Net Capital LLC. We have been advised that none of Mr. Rubenbauer or Secure Net Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of A Secure Net Capital LLC is 654 Munoz Rivera, Ste 1130, San Juan, Puerto Rico 00918-4133. The Notes contain a 4.99% beneficial ownership blocker which prohibits the holder from owning more than 4.99% of the stock at any time.
(5)	Consists of 57,921,438 shares issuable upon conversion of the Note purchased by Target Capital 16 LLC. Dmitriy Shapiro is the managing member of Target Capital 16 LLC and has voting control and investment discretion over securities beneficially owned by Target Capital 16 LLC. In such role, Dmitriy Shapiro may be deemed to beneficially own the securities owned by Target Capital 16 LLC. We have been advised that none of Dmitriy Shapiro or Target Capital 16 LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of Target Capital 16 LLC is 144 Hillside Village, Rio Grande, Puerto Rico 00745. The Notes contain a 4.99% beneficial ownership blocker which prohibits the holder from owning more than 4.99% of the stock at any time.
(6)	Consists of 3,798,127 shares issuable upon conversion of the Note purchased by Turnpoint Capital LLC. Daniel Schmidt is the managing member of Turnpoint Capital LLC and has voting control and investment discretion over securities beneficially owned by Turnpoint Capital LLC. In such role, Mr. Schmidt may be deemed to beneficially own the securities owned by Turnpoint Capital LLC. We have been advised that none of Mr. Schmidt or Turnpoint Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of Turnpoint Capital LLC is 1000 Wilshire Blvd, Los Angeles, California 90017. The Notes contain a 4.99% beneficial ownership blocker which prohibits the holder from owning more than 4.99% of the stock at any time.

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Description of Capital Stock

Authorized and Outstanding Stock

Our Certificate of Incorporation presently authorizes 490,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. The shares of Aspire Common Stock to be issued in the Business Combination will be duly authorized, validly issued, fully paid and non-assessable. As of September 15, 2025, there were 49,525,970 shares of Common Stock issued and outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of Aspire Common Stock will possess all voting power for the election of Aspire directors and all other matters submitted to a vote of stockholders of the Company. Generally, each holder of Aspire Common Stock is entitled to one vote per share.

Except as otherwise required by law, holders of Aspire Common Stock, as such, will not be entitled to vote on any amendment to the Proposed Charter (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Aspire preferred stock if the holders of such affected series of Aspire preferred stock are entitled to vote on such amendment pursuant to the Proposed Charter (including any preferred stock designation) or pursuant to the DGCL.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding class or series of preferred stock of Aspire, holders of Aspire Common Stock will be entitled to receive dividends when, as and if declared by the Aspire Board, payable either in cash, in property or in shares of capital stock. All shares of common stock shall be of equal rank and shall be identical with respect to rights to such dividends.

Liquidation, Dissolution and Winding Up

Upon Aspire voluntary or involuntary liquidation, dissolution or winding up and after payment in full of the debts and other liabilities of Aspire and to any holders of Aspire preferred stock having liquidation preferences, if any, the holders of the shares of the Common Stock shall be entitled to receive all the remaining assets of Aspire available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock then issued and outstanding.

Preemptive or Other Rights

Subject to applicable law and the preferential rights of any other class or series of stock, all shares of Aspire Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, subject to applicable law, holders of Aspire Common Stock will have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of Aspire’s securities. The rights, powers, preferences and privileges of holders of Aspire Common Stock will be subject to those of the holders of any shares of Aspire preferred stock that Aspire’s Board may authorize and issue in the future.

Election of Directors

Aspire’s Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Electors are generally elected by a plurality of votes cast at a meeting of the shareholders at which a quorum is present, and there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors and that the director nominees receiving the highest number of votes will be elected at such a meeting.

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Preferred Stock

The Proposed Charter provides that shares of Aspire preferred stock may be issued from time to time in one or more classes or series. The Aspire Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of Aspire preferred stock. Aspire’s Board will be able to, without shareholder approval, issue Aspire preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Aspire Common Stock and could have anti-takeover effects. The ability of the Aspire Board to issue Aspire preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of Aspire or the removal of existing management.

Warrants

PowerUp Warrants

As part of the PowerUp initial public offering (“IPO”), PowerUp issued warrants to third-party investors where each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at an exercise price of $11.50 per share (the “Public Warrants”). Simultaneously with the closing of the IPO, PowerUp completed the private sale of 9,763,333 Private Placement warrants where each warrant allows the holder to purchase one share of the Company’s Class A common stock at $11.50 per share. At June 30, 2025, there are 14,374,969 Public Warrants and 9,763,333 Private Placement warrants outstanding.

The Public Warrants became exercisable commencing 30 days after the consummation of the Business Combination.

Once the warrants became exercisable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and
●	if, and only if, the reported last sale price of the Public Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable, or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company has determined that warrants issued in connection with its IPO in February 2022 are subject to treatment as equity. Upon the closing of the Business Combination, in accordance with the guidance contained in ASC 815 , the warrants continue to be equity classified.

Aspire Biopharma warrants

During the years ended December 31, 2024 and December 31, 2023, on a post-split basis, Aspire Biopharma, Inc issued 44,000,000 at a per share price of $0.40 and 7,500,000 warrants at an average per share price of $0.13, respectively. As of December 31, 2024 all warrants issued were fully vested. As of December 31, 2024, there were 91,500,000 warrants outstanding. On January 21, 2025 the 91,500,000 warrants were converted into 91,500,000 shares of Aspire Biopharma Inc. common stock, which, on the Business Combination date, were subsequently converted into 5,735,717 Class A common stock of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Co, Inc.

Trading Symbols and Market

Our common stock is listed on Nasdaq under the symbol “ASBP,” and our warrants are listed on Nasdaq under the symbol “ASBPW.”

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SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted common stock or warrants of Aspire for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of Aspire for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

(i)	1% of the total number of shares of Aspire common stock then outstanding; or

(ii)	the average weekly reported trading volume of Aspire common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Aspire under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Aspire.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

(i)	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

(ii)	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(iii)	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

(iv)	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (“Form 10 information”).

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

83

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders. The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or interests in our common stock received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock warrants or interests in our common stock on any stock exchange, market or trading facility on which shares of our common stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of their shares of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and

●	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a Selling Shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

84

The aggregate proceeds to the Selling Shareholders from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The Selling Shareholders also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act; provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Shareholders may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our common stock and any material relationships between us and the Selling Shareholders. Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our common stock.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our common stock to be offered and sold pursuant to this prospectus.

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LEGAL MATTERS

The validity of the shares of common stock and warrants offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of Aspire Biopharma Holdings, Inc. as of December 31, 2024, and for the year then ended, have been included herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that Aspire Biopharma Holdings, Inc.’s recurring losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty

The financial statements of PowerUp Acquisition Corp. as of December 31, 2023, and for the year then ended appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of PowerUp Acquisition Corp. to continue as a going concern), appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at https://aspirebiolabs.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

86

ASPIRE BIOPHARMA HOLDINGS, INC.

(formerly POWERUP ACQUISITION CORP.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Aspire BioPharma Holdings, Inc. (F/K/A PowerUp Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Powerup Acquisition Corp. (the “Company”) as of December 31, 2024, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company adopted ASU 2023-07, Segment Reporting (Topic 280) as of December 31, 2024 on a retrospective basis. We have audited the Company’s implementation of ASU 2023-07 and the related disclosures. In our opinion such adoption is appropriate and has been properly applied. We were not engaged to audit, review, or apply any procedures to the 2023 financial statements of the Company other than with respect to the implementation of ASU 2023-07, and accordingly, we do not express an opinion or any other form of assurance on the 2023 financial statements taken as a whole.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter: Fair Value Measurement of Convertible Debt and Contingent Consideration

Description of the Matter:

The Company’s financial statements include convertible debt instruments and contingent consideration liabilities related to the Instaprin Pharmaceuticals acquisition. These liabilities involve complex terms such as variable conversion features, equity kickers, and performance-based milestones. Management used the Probability-Weighted Expected Return Method (PWERM) and Black-Scholes option-pricing model to estimate fair value, requiring significant judgment in assumptions (e.g., volatility rates, discount rates, and probability-weighted outcomes). The complexity of these instruments, combined with the reliance on third-party valuation specialists, elevated the risk of material misstatement.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures included:

●	Control Evaluation: Assessed design of controls over financial instrument valuation, including management’s oversight of third-party specialists.
●	Contractual Verification: Examined loan agreements, convertible notes, and the Instaprin Asset Purchase Agreement to validate terms triggering contingent payments or conversions.
●	Model Assumptions: Tested reasonableness of inputs (discount rates, equity volatility, clinical trial success probabilities) against industry benchmarks and historical data.
●	Specialist Review: Evaluated the competence and objectivity of the external valuation firm, reperformed calculations for key instruments, and corroborated inputs with market data (e.g., comparable biopharma company volatility rates).
●	Disclosure Assessment: Verified compliance with ASC 820 (Fair Value Measurement) and ASC 480 (Distinguishing Liabilities from Equity) in financial statement disclosures.

Auditor’s Evaluation:

We determined management’s fair value measurements were reasonable and compliant with GAAP. Procedures confirmed:

●	The PWERM model appropriately weighted scenarios (e.g., FDA approval success vs. failure) tied to Aspire’s clinical trial timelines disclosed in the 10-K.
●	The Black-Scholes inputs aligned with peer biopharma companies’ historical volatility.
●	Contingent consideration related to Instaprin’s sales-based earnout was valued using FDA approval probability metrics consistent with industry precedents.

/s Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025.

Henderson, Nevada

April 7, 2025

PCAOB ID Number 6797

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders’ and Board of Directors of
Aspire BioPharma Holdings, Inc. (F/K/A PowerUp Acquisition Corp.)

Opinion on the Financial Statements

We have audited, before the effects of the retrospective adjustment for the adoption of ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”) discussed in Note 2 and Note 10 to the consolidated financial statements, the accompanying consolidated balance sheet of PowerUp Acquisition Corp. (the “Company”) as of December 31, 2023, the related consolidated statements of operations, shareholders’ deficit and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements, before the effects of the retrospective adjustment for the adoption of ASU 2023-07 discussed in Note 2 and Note 10 to the financial statements, present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the retrospective adjustment for the adoption of ASU 2023-07 discussed in Note 2 and Note 10 to the financial statements, and accordingly, we do not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied. Those retrospective adjustments were audited by other auditors.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before May 23, 2024. The Company entered into a definitive merger agreement with a business combination target on December 26, 2023; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to May 23, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after May 23, 2024, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2021 through February 18, 2025.

New York, NY

March 11, 2024

F-3

ASPIRE BIOPHARMA HOLDINGS, INC.

(F/K/A POWERUP ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Prepaid expenses and other	$9,339	$81,223
Due from Sponsor	36,503	-
Total current assets	45,842	81,223

Cash and Investments held in Trust Account	6,668,522	19,901,169
TOTAL ASSETS	$6,714,364	$19,982,392

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,030,615	152,005
Loan and Transfer notes payable	465,722	12,384
Subscription Agreement loan	13,760,771	-
Due to affiliate	358,939	238,939
Total current liabilities	15,616,047	403,328
TOTAL LIABILITIES	15,616,047	403,328

COMMITMENTS AND CONTINGENCIES (Note 6)
REDEEMABLE ORDINARY SHARES
Class A ordinary shares subject to possible redemption at redemption value, $0.0001 par value, 577,644 and 1,803,729 shares at redemption value of $11.54 and $ 11.03 per share on December 31, 2024 and 2023, respectively	6,668,522	19,901,169

SHAREHOLDERS’ DEFICIT
Preference shares; $0.0001 par value, 5,000,000 shares authorized, none issued or outstanding	-	-
Class A ordinary shares; $0.0001 par value; 300,000,000 shares authorized; 7,187,500 issued or outstanding at December 31, 2024 and 2023, respectively (excluding 577,644 and 1,803,729 shares, respectively, subject to redemption as of December 31, 2024 and 2023)	719	719
Class B ordinary shares; $0.0001 par value; 50,000,000 shares authorized; 0 issued and outstanding at December 31, 2024 and 2023	-	-
Additional paid-in capital	8,802,978	10,964,930
Accumulated deficit	(24,373,902)	(11,287,754)
Total shareholders’ deficit	(15,570,205)	(322,105)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$6,714,364	$19,982,392

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ASPIRE BIOPHARMA HOLDINGS, INC.

(F/K/A POWERUP ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
OPERATING EXPENSES
General and administrative expenses	$3,088,671	$1,340,168
Total operating expenses	(3,088,671)	(1,340,168)

Other income (expense):
Change in fair value of subscription loan	(9,105,853)	--
Interest expense - debt discount	(891,624)	(8,966)
Interest earned on investments held in Trust Account	548,676	5,813,213
Total other income, net	(9,448,801)	5,804,247

Net (loss) income	$(12,537,472)	$4,464,079

Weighted average shares outstanding of Class A ordinary shares	8,244,188	16,461,668
Basic and diluted net (loss) income per share, Class A ordinary shares	$(1.52)	$0.23
Weighted average shares outstanding of Class B ordinary shares	-	2,717,466
Basic and diluted net (loss) income per share, Class B ordinary shares	$-	$0.23

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ASPIRE BIOPHARMA HOLDINGS, INC.

(F/K/A POWERUP ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2022	-	-	7,187,500	719	-	(9,938,620)	(9,937,901)
Conversion of Class B shares to Class A	7,187,500	719	(7,187,500)	(719)	-	-	-
Reduction of U/W Fee Payable	-	-	-	-	10,812,500	-	10,812,500
Contribution - shareholder non-redemption agreements	-	-	-	-	118,298	-	118,298
Shareholder non-redemption agreements	-	-	-	-	(118,298)	-	(118,298)
Face value of convertible note in excess of fair value	-	-	-	-	152,430	-	152,430
Remeasurement for Class A shares to redemption value	-	-	-	-	-	(5,813,213)	(5,813,213)
Net income	-	-	-	-	-	4,464,079	4,464,079
Balance - December 31, 2023	7,187,500	$719	-	$-	$10,964,930	$(11,287,754)	$(322,105)
Shareholder non-redemption agreements	-	-	-	-	(784,302)	-	(784,302)
Fair value of subscription loan - conversion option					(2,477,416)		(2,477,416)
Contribution - shareholder non-redemption agreement					784,302		784,302
Face value of convertible note in excess of fair value	-	-	-	-	315,464	-	315,464
Remeasurement for Class A shares to redemption value	-	-	-	-	-	(548,676)	(548,676)
Net loss	-	-	-	-	-	(12,537,472)	(12,537,472)
Balance - December 31, 2024	7,187,500	$719	-	$-	$8,802,978	$(24,373,902)	$(15,570,205)

The accompanying notes are an integral part of the consolidated financial statements.

F-6

ASPIRE BIOPHARMA HOLDINGS, INC.

(F/K/A POWERUP ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net (loss) income	$(12,537,472)	$4,464,079
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income on investments held in Trust Account	(548,676)	(5,813,213)
Change in fair value of convertible note	9,105,853	-
Interest expense - debt discount	891,624	8,966
Changes in operating assets and liabilities:
Prepaid expenses	71,884	599,440
Accounts payable and accrued expenses	878,609	(28,629)
Due from Sponsor	(36,503)	-
Due to affiliate	120,000	116,250
Net cash used in operating activities	(2,054,680)	(653,107)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account in connection with redemptions	13,781,323	284,916,127
Net cash provided by investing activities	13,781,323	284,916,127

Cash Flows from Financing Activities:
Proceeds from Subscription Agreement loan	1,711,313	-
Redemption of ordinary shares	(13,781,323)	(284,916,127)
Proceeds from Sponsor note	343,367	155,848
Net cash provided by (used in) financing activities	(11,726,643)	(284,760,279)

NET CHANGE IN CASH	-	(497,259)
CASH, BEGINNING OF THE PERIOD	-	497,259
CASH, END OF THE PERIOD	$-	$-

Non-cash investing and financing activities:
Deferred underwriting commissions payable charged to additional paid in capital	$-	$(10,812,500)
Remeasurement of Class A ordinary shares to redemption value	$548,676	$5,813,213
Sponsor shares contributed for no redemption of shares	$784,302	$118,298
Conversion of Class B shares to Class A	$-	$719

The accompanying notes are an integral part of the consolidated financial statements.

F-7

ASPIRE BIOPHARMA HOLDINGS, INC.

(F/K/A POWERUP ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND LIQUIDITY

PowerUp Acquisition Corp. (now known as Aspire Biopharma Holdings, Inc.) (the “Company” or “PowerUp”) was incorporated as a Cayman Islands exempted company on February 9, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Business Combination

On February 17, 2025 (the “Closing Date”), the Company consummated the previously announced business combination with Aspire Biopharma Holdings, Inc. pursuant to that certain Agreement and Plan of Merger, dated August 26, 2024, as amended by an Amendment Agreement dated September 5, 2024 and a Second Amendment Agreement dated October 9, 2024 (the “Business Combination Agreement”), by and among the Company, PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of PowerUp (“Merger Sub”), SRIRAMA Associates, LLC, a Delaware limited liability company (the “Sponsor”), Stephen Quesenberry, in the capacity as the seller representative (the “Seller Representative”), and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”).

Business Prior to the Business Combination

Prior to the Business Combination, on December 26, 2023, the Company entered into an Agreement and Plan of Merger (as subsequently amended, the “Visiox Merger Agreement”) with PowerUp Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company, SRIRAMA Associates, LLC, a Delaware limited liability company (the “New Sponsor”), Ryan Bleeks, in the capacity as the seller representative, and Visiox Pharmaceuticals, Inc., a Delaware corporation (“Visiox”). The transactions contemplated by the Visiox Merger Agreement were intended to serve as the Company’s initial Business Combination. See Note 6 for further information.

On June 6, 2024, the parties to the Visiox Merger Agreement entered into an amendment agreement (the “Visiox Amendment Agreement”). The Visiox Amendment Agreement extended the Outside Date (as defined in the Visiox Merger Agreement) from May 31, 2024 to June 30, 2024, increased the Company’s indebtedness cap from $1 million to $2 million, eliminated the requirement that the Company have net tangible assets of at least $5,000,001 at the time of the closing, and reduced the Minimum Cash Condition (as defined in the Visiox Merger Agreement) from $5 million to $1.00. Additionally, the Visiox Amendment Agreement added three new covenants, which required Visiox to (i) use its best commercial efforts to complete all labeling and compliance requirements necessary to distribute its current product inventory to the extent reasonably acceptable to Visiox no later than June 30, 2024, (ii) raise capital in an amount no less than $500,000 on terms reasonably acceptable to the Company on or before June 30, 2024, and (iii) from May 30, 2024 until immediately following the closing, not make any expenditures in excess of $1,000 without the express approval of the Company, with the exception of ordinary payroll processing.

On July 19, 2024, the Company delivered written notice to Visiox of its election to terminate the Visiox Merger Agreement and abandoned the transactions contemplated thereby, primarily because the conditions to closing set forth in the Visiox Merger Agreement were not satisfied or waived by June 30, 2024.

On August 26, 2024, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Aspire Merger Agreement”) with PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the New Sponsor, Stephen Quesenberry, in the capacity as the seller representative, and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”). The transactions contemplated by the Aspire Merger Agreement are intended to serve as the Company’s initial Business Combination.

On September 5, 2024, and in connection with the due diligence process, the parties entered into an amendment agreement (the “First Aspire Amendment Agreement”). The First Aspire Amendment Agreement: (i) adjusted the merger consideration to be consistent with the aggregate post-closing ownership percentage of the Aspire stockholders that the parties had anticipated to be reflected in the consummation of the proposed business combination, (ii) adjusted the size of the pool of available equity in the equity incentive plan for the initial fiscal year following closing to be consistent with what the parties had anticipated to be reflected in the consummation of the proposed business combination, and (iii) provided additional time for the parties to deliver disclosure schedules and conduct due diligence reviews.

F-8

On October 9, 2024, and in connection with the due diligence process, the parties entered into another amendment agreement (the “Second Aspire Amendment Agreement”), which provided additional time for the parties to deliver disclosure schedules and conduct due diligence reviews.

As of December 31, 2024, the Company had not commenced any operations. Substantially all activity from February 9, 2021 (inception) through December 31, 2024 relates to the Company’s formation and initial public offering (“IPO”), which is described below and, since the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. The registration statement for the Company’s IPO was declared effective on February 17, 2022. On February 23, 2022, the Company consummated the IPO of 25,000,000 units (“Units” and, with respect to Class A ordinary share included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $250,000,000, which is discussed in Note 3. The Company has selected December 31 as its fiscal year end.

Simultaneously with the closing of the IPO, the Company consummated the sale of 9,138,333 private placement warrants (“Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Company’s original sponsor, PowerUp Sponsor LLC (the “Original Sponsor” and, together with the New Sponsor, the “Sponsors”) generating gross proceeds of $13,707,500 which is described in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the closing of the sale of 3,750,000 additional Units upon receiving notice of the underwriter’s election to fully exercise its overallotment option (the “Overallotment Units”), generating additional gross proceeds of $37,500,000. Simultaneously with the exercise of the overallotment, the Company consummated the private placement of an additional 625,000 Private Placement Warrants to the Original Sponsor, generating gross proceeds of $937,500.

Offering costs for the IPO amounted to $16,418,580, consisting of $5,000,000 of underwriting fees, $10,812,500 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $606,080 of other costs. As described in Note 6, the $10,812,500 of deferred underwriting fee payable was contingent upon the consummation of a Business Combination, subject to the terms of the underwriting agreement. On June 28, 2023, the underwriters of the IPO, agreed to waive their entitlements to the deferred underwriting commissions of $10,812,500 pursuant to the underwriting agreement for the IPO (the “Underwriting Agreement”). As a result, $10,812,500 was recorded to additional paid-in capital in relation to the waiver of the deferred underwriting discount in the accompanying consolidated financial statements (see Note 6).

Following the closing of the IPO, $294,687,500 ($10.25 per Unit) from the net proceeds of the sale of the Units, Overallotment Units, and the Private Placement Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, in January 2024, the Company instructed the trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in an interest-bearing demand deposit account at a bank until the earlier of the consummation of an initial Business Combination or the Company’s liquidation.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time it enters into a definitive agreement for the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $11.03 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There are no redemption rights with respect to the Company’s warrants.

F-9

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”). In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”) Subtopic 10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., Public Warrants), the initial carrying value of the Public Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20 “Debt with Conversion and other Options”. The Public Shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The Public Shares are redeemable and are classified as such on the consolidated balance sheet until such date that a redemption event takes place.

Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to an initial Business Combination. If the Company seeks shareholder approval of a Business Combination, the Company will proceed with the Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Original Sponsor agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the IPO in favor of the Business Combination. The New Sponsor is subject to this same obligation. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the foregoing, the Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.

The Company’s Original Sponsor, and its initial officers and directors (the “Initial Shareholders”) agreed not to propose an amendment to the Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment. The New Sponsor and the Company’s current officers and directors are subject to this same obligation.

On May 18, 2023, the Company held an extraordinary general meeting of shareholders (the “2023 Extension Meeting”). At the 2023 Extension Meeting, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate its initial Business Combination from May 23, 2023 to May 23, 2024 (the “2023 Extension Amendment”). In connection with the approval of the 2023 Extension Amendment, holders of 26,946,271 of the Company’s Class A ordinary shares exercised their right to redeem those shares for cash at an approximate price of $10.55 per share, for an aggregate of approximately $284 million.

Following the 2023 Extension Meeting, on May 18, 2023, those Initial Shareholders holding all of the issued and outstanding Class B ordinary shares of the Company elected to convert their Class B ordinary shares into Class A ordinary shares of the Company on a one-for-one basis. As a result, 7,187,500 of the Company’s Class B ordinary shares were cancelled and 7,187,500 of the Company’s Class A ordinary shares were issued to converting Class B shareholders.

On August 14, 2023, the Company was notified by Equiniti Trust Company, LLC that the per share redemption price for the redemption of Public Shares effected on May 18, 2023 should have been approximately $10.57, which was approximately $0.02 higher than the approximately $10.55 per share previously paid. The Company made a “true-up” payment in the amount of approximately $0.02 per share to the holders of record as of April 19, 2023 that exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. On August 18, 2023, the Company made the true-up payment to the applicable holders in the aggregate amount of $632,968.

On April 13, 2023, the Company engaged J.V.B. Financial Group, LLC, acting through its Cohen & Company Markets division (“CCM”) to act as its capital markets advisor in connection with seeking an extension for completing a Business Combination. The Company will pay CCM the sum of (i) $300,000 plus (ii) 50,000 Class A ordinary shares of the Company which is payable at the close of a Business Combination. On July 13, 2023, the Company amended the agreement with CCM. As a result of the amendment, the Company will issue to CCM 80,000 Class A ordinary shares of the Company, which are payable at the close of a Business Combination.

On August 18, 2023, in connection with the closing of the transaction contemplated by the Purchase Agreement (defined below), each then serving director tendered their resignations as members of the board of directors of the Company (the “Board”), each then serving executive officer resigned from their positions as officers of the Company, and new persons were appointed to serve as officers and directors of the Company.

F-10

On May 22, 2024, the Company held an extraordinary general meeting of shareholders (the “2024 Extension Meeting”). At the 2024 Extension Meeting, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate its initial Business Combination from May 23, 2024 to February 17, 2025 (the “2024 Extension Amendment”). In connection with the approval of the 2024 Extension Amendment, holders of 1,226,085 of the Company’s Class A ordinary shares exercised their right to redeem those shares for cash at an approximate price of $11.24 per share, for an aggregate of approximately $13.8 million.

In connection with the 2024 Extension Meeting, the Company and the New Sponsor entered into a non-redemption agreement (the “2024 Non-Redemption Agreement”) with an unaffiliated third-party shareholder in exchange for such shareholder agreeing not to redeem (or to validly rescind any redemption requests on) 450,000 of the Company’s Class A ordinary shares (the “2024 Non-Redeemed Shares”) in connection with the 2024 Extension Meeting. In exchange for the commitment not to redeem the 450,000 Non-Redeemed Shares, the New Sponsor has agreed to transfer to such shareholder 75,000 Class A ordinary shares of the Company held by the New Sponsor and 75,000 Class A ordinary shares which will be issued to the New Sponsor upon the closing of the Company’s initial Business Combination. The 2024 Non-Redemption Agreement increased the amount of funds that remained in the Company’s Trust Account following the 2024 Extension Meeting.

If the Company is unable to complete a Business Combination by February 17, 2025, and in the absence of the Company’s shareholders approving an additional extension to the Company’s term, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s Board, dissolve and liquidate, subject in each case to the requirements of applicable law.

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by February 17, 2025, or during any additional extension period (the “Combination Period”). However, if the Initial Shareholders acquired Public Shares in or after the IPO, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account. In the event the Company does not complete a Business Combination within the Combination Period, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be approximately $11.43 per share held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsors have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a Business Combination, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern

As of December 31, 2024, the Company had $0 in its operating bank account and a working capital deficit of $15,570,205. As of December 31, 2024 and 2023, the Company had $6,668,522 and $19,901,169 in its trust account. On May 18, 2023, 26,946,271 of the Company’s ordinary shares were redeemed and as of December 31, 2023, $19,901,169 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Ordinary Shares in connection therewith. As of December 31, 2024 and December 31, 2023, $548,676 and $5,813,213 of the amount in the Trust Account are represented as Interest earned on investments held in the Trust Account, respectively.

Until the consummation of a Business Combination, the Company used the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination with Aspire. The Company completed its Business Combination on February 17, 2025 with Aspire, and has raised sufficient capital for its operations.
F-11

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102 (b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make the comparison of the Company’s consolidated financial statements with another public company difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those significant estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

Cash and Investment Held in Trust Account

At December 31, 2024 substantially all of the assets held in the Trust Account were held in an interest-bearing demand deposit account at a bank, and at December 31, 2023, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. The Company’s investments held in the Trust Account at December 31, 2023 are classified as trading securities. Trading securities are presented on the consolidated balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in the fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs associated with the Initial Public Offering

Offering costs consist principally of legal, accounting, underwriting fees and other costs directly related to the IPO. Offering costs amounted to $16,418,580 as a result of the IPO consisting of $5,000,000 underwriting fees, $10,812,500 of deferred underwriting fees payable, and $606,080 of other offering costs. This amount was charged to shareholders’ deficit upon the completion of the IPO.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. At December 31, 2024 and 2023, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

F-12

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption, if any, are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2024 and 2023, 577,644 and 1,803,729 ordinary shares, respectively, subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of the redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

At December 31, 2024 and 2023, the redeemable ordinary shares subject to possible redemption reflected in the consolidated balance sheet is reconciled in the following table:

Redeemable ordinary shares subject to possible redemption at December 31, 2023	$19,901,169
Plus:
Remeasurement of carrying value to redemption value	548,676
Less:
Redemption	(13,781,323)
Redeemable ordinary shares subject to possible redemption at December 31, 2024	$6,668,522

F-13

Net (Loss) Income per Ordinary Share

The Company has two classes of shares, which are referred to as Class A ordinary shares (the “Ordinary Shares”) and Class B ordinary shares (the “Founder Shares”). Earnings and losses are shared pro rata between the two classes of shares. Public and private warrants to purchase 24,138,333 Ordinary Shares at $11.50 per share were issued on February 23, 2022. At December 31, 2024, no warrants have been exercised. The 24,138,333 Ordinary Shares underlying the outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for years ended December 31, 2024 and 2023, because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted income per ordinary share is the same as basic income per ordinary share for all periods presented. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares.

	For year ended		For year ended
	December 31, 2024		December 31, 2023
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per share:
Numerator:
Allocation of net (loss) income	$(12,537,472)	$-	$3,831,570	$632,509
Denominator:
Weighted average shares outstanding	8,244,188	-	16,461,668	2,717,466
Basic and diluted net (loss) income per share	$(1.52)	$-	$0.23	$0.23

Accounting for Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are free standing consolidated financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent period end date while the instruments are outstanding. Management has concluded that the Public Warrants (as defined below) and Private Placement Warrants issued pursuant to the warrant agreement qualify for equity accounting treatment.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the IPO, the Company sold 28,750,000 Units at a price of $10.00 per Unit. Each Unit consisted of one Class A ordinary share and one-half of a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one whole Class A ordinary share at a price of $11.50 per whole share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT WARRANTS

On February 23, 2022, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option in full, the Company consummated the issuance and sale of 9,763,333 Private Placement Warrants in a private placement transaction at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $14,645,000. Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis.

The Original Sponsor and the Company’s initial officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination. The New Sponsor and the Company’s current officers and directors are subject to this same obligation.

F-14

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 16, 2021, the Original Sponsor purchased 8,625,000 shares of the Company’s Class B ordinary shares for an aggregate price of $25,000, and on December 18, 2021, the Original Sponsor surrendered 2,156,250 Class B ordinary shares, so that the Original Sponsor then owned an aggregate of 6,468,750 Class B ordinary shares. On February 11, 2022, the Company effected a 1.11111111-for-1.0 share dividend of its Class B ordinary shares, so that the Original Sponsor owned an aggregate of 7,187,500 Founder Shares. The share dividend was retroactively restated. Since the underwriters’ exercised their overallotment option in full upon IPO, none of the Founder Shares were forfeited.

The Founder Shares are subject to certain transfer restrictions, as described in this Note 5.

The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On August 18, 2023, the New Sponsor purchased from the Original Sponsor (x) 4,317,500 Class A ordinary shares and (y) 6,834,333 Private Placement Warrants for an aggregate purchase price of $1.00, payable at the time of the initial Business Combination.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the New Sponsor or an affiliate of the New Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2024 and 2023, $449,214 and $0 in Working Capital Loans were outstanding, respectively.

On December 21, 2023, the Company entered into a Loan and Transfer Agreement with the New Sponsor and SSVK Associates, LLC (“SSVK”), pursuant to which SSVK loaned an aggregate of $250,000 to the New Sponsor, and, in turn, the New Sponsor loaned $250,000 to the Company. As of December 31, 2024 and 2023, there was $250,000 and $155,848 in borrowings under the agreement, respectively. The debt discount is being amortized to interest expense as a non-cash charge over the term of the loan and transfer liability, in which is generally the Company’s expected Business Combination date at the time of each draw. The remaining balance of the debt discount as of December 31, 2024 and 2023 amounted to $33,491 and $143,464, respectively. During the year ended December 31, 2024 and 2023, the Company recorded $425,436 and $8,966, respectively, of interest expense related to the amortization of the debt discount.

On January 9, 2024, the Company entered into a Loan and Transfer Agreement with the New Sponsor and Apogee Pharma (“Apogee”), pursuant to which Apogee loaned an aggregate of $50,000 to the New Sponsor, and, in turn, the New Sponsor loaned the $50,000 to the Company.

On January 10, 2024, the Company entered into a Loan and Transfer Agreement with the New Sponsor and Jinal Sheth (“Sheth”), pursuant to which Sheth loaned an aggregate of $150,000 to the New Sponsor and the New Sponsor loaned $150,000 to the Company.

On December 3, 2024, the Company entered into a second Loan and Transfer Agreement with the New Sponsor and Apogee Pharma (“Apogee 2”), pursuant to which Apogee 2 loaned an aggregate of $50,000 to the New Sponsor and the New Sponsor loaned $50,000 to the Company.

F-15

As of December 31, 2024, there was $465,722 in aggregate borrowings under the Loan and Transfer Agreements with Apogee and Sheth. The debt discount is being amortized to interest expense as a non-cash charge over the term of the loan and transfer liability, in which is generally the Company’s expected Business Combination date at the time of each draw. The remaining balance of the debt discount as of December 31, 2024 amounted to $33,492. During the year ended December 31, 2024, the Company recorded $425,436 of interest expense related to the amortization of the debt discount.

Pursuant to ASC 470, the Company recorded the fair value of the loan and transfer liability on the consolidated balance sheets using the relative fair value method and the related amortization of the debt discount on its consolidated statements of operations. The initial fair value of the subscription liability at issuance was estimated using a Black Scholes and Probability Weighted Expected Return Model (“PWERM”).

On March 5, 2024, the Company entered into four separate Subscription Agreements (each, a “First Subscription Agreement”) with the New Sponsor, Visiox, VKSS Capital, LLC, an affiliate of, and an entity under common control with, the New Sponsor (the “Affiliate”), and four separate investors (each, an “Investor”), whereby the Investors collectively contributed to New Sponsor a total of $1,000,000 (the “First Contribution”). The New Sponsor utilized the First Contribution to support the Company’s previously anticipated business combination with Visiox by funding certain obligations to Visiox pursuant to the Secured Convertible Promissory Note, dated December 1, 2023, issued by Visiox to the New Sponsor (the “Visiox Convertible Note”) (together, all loans and advances, the “March Loan”).

On May 9, 2024, the Company entered into four separate Subscription Agreements (each, a “Second Subscription Agreement”) with the New Sponsor, the Affiliate, and the four separate Investors, whereby, the Investors collectively contributed to the New Sponsor a total of $500,000 (the “Second Contribution”) and, in turn, the New Sponsor loaned $500,000 to the Company (the “May Loan”). At December 31, 2024, approximately $500,000 was funded on the May Loan.

The Company analyzed its First Subscription Agreements and Second Subscription Agreements under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedging” and concluded that bifurcation of a single derivative that comprises all of the fair value of the conversion feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10. As a result, all debt proceeds received from Lender have been recorded using the relative fair value method of accounting under ASC 470 “Debt”. Pursuant to ASC 470, the Company recorded the fair value of the subscription liability on the consolidated balance sheets using the relative fair value method. The initial fair value of the subscription liability at issuance was estimated using a Black Scholes and Probability Weighted Expected Return Model.

Administrative Services Fee

The Company entered into an agreement, commencing on the effective date of the IPO through the earlier of the consummation of a Business Combination and the Company’s liquidation, to pay an affiliate of the Original Sponsor a monthly fee of $10,000 for office space, secretarial and administrative services. For the year ended December 31, 2024 and 2023, the Company has incurred $120,000 and $120,000, respectively, of expenses under this arrangement.

Due to affiliate

As of December 31, 2024 and 2023, $358,939 and $238,939, respectively, have been accrued and shown as ‘Due to affiliate’ in the accompanying consolidated balance sheet for the administrative services fees described above and a residual balance due from IPO proceeds. The amount is due to New Sponsor and will be repaid as soon as practical from the Company’s operating account~~.~~

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans, if any, are entitled to registration rights pursuant to a registration rights agreement dated February 17, 2022. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-16

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the IPO to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On February 23, 2022, the underwriters elected to fully exercise the over-allotment option purchasing 3,750,000 Units.

The underwriters were paid a cash underwriting discount of $0.20 per unit, or $5,000,000 in the aggregate at the closing of the IPO. The underwriters have agreed to defer the cash underwriting discount of $0.20 per share related to the over-allotment to be paid upon the closing of the Business Combination ($750,000 in the aggregate). In addition, the underwriters were originally entitled to a deferred underwriting commission of $0.35 per unit, or $10,062,500 from the closing of the IPO. The total deferred fee was $10,812,500 consisting of the $10,062,500 deferred portion and the $750,000 cash discount agreed to be deferred until Business Combination. The deferred fee was to become payable to the underwriters from the amounts held in the Trust Account solely if the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On June 28, 2023, the underwriters agreed to waive their entitlement to the deferred underwriting commissions of $10,812,500 in accordance with the Underwriting Agreement. As a result, $10,812,500 was recorded to additional paid-in capital in relation to the waiver of the deferred underwriting discount in the accompanying consolidated financial statements.

Non-Redemption Agreements

The Original Sponsor entered into non-redemption agreements (the “2023 Non-redemption Agreements”) with various shareholders of the Company (the “2023 Non-Redeeming Shareholders”), pursuant to which these shareholders agreed not to redeem a portion of their Class A ordinary shares (the “2023 Non-Redeemed Shares”) solely in connection with the 2023 Extension Meeting, but such shareholders retained their right to require the Company to redeem such 2023 Non-Redeemed Shares in connection with the closing of an initial Business Combination. The Original Sponsor agreed to transfer to such 2023 Non-Redeeming Shareholders an aggregate of 750,000 the Founder Shares held by the Original Sponsor immediately following the consummation of an initial Business Combination. The Company estimated the aggregate fair value of such 750,000 Founder Shares transferrable to the 2023 Non-Redeeming Shareholders pursuant to the non-redemption agreements to be $118,298 or approximately $0.15 per share. The fair value was determined using the probability of a successful Business Combination of 5%, a volatility of 1.6%, a discount for lack or marketability of 4.14%, and the average value per shares as of the valuation date of $10.51 derived from an option pricing model for publicly traded warrants. Each 2023 Non-Redeeming Shareholder acquired from the Original Sponsor an indirect economic interest in such Founder Shares.

The Company and the New Sponsor entered into the 2024 Non-Redemption Agreement with an unaffiliated third-party shareholder (the “2024 Non-Redeeming Shareholder”) in exchange for such shareholder agreeing not to redeem (or to validly rescind any redemption requests on) 450,000 2024 Non-Redeemed Shares in connection with the 2024 Extension Meeting. In exchange for the commitment not to redeem the 450,000 2024 Non-Redeemed Shares, the New Sponsor has agreed to transfer to such shareholder 75,000 Class A ordinary shares of the Company held by the New Sponsor and 75,000 Class A ordinary shares which will be issued to the New Sponsor upon the closing of the Company’s initial Business Combination. The Company estimated the aggregate fair value of such 150,000 Founder Shares transferrable to the 2024 Non-Redeeming Shareholder pursuant to the non-redemption agreements to be $784,302. The fair value was determined using the probability of a successful Business Combination of 50%, a discount for lack or marketability of 5.16%, and the average value per shares as of the valuation date of $11.81 derived from an option pricing model for publicly traded warrants. The 2024 Non-Redeeming Shareholder acquired from the New Sponsor an indirect economic interest in such Founder Shares.

The excess of the fair value of such Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the New Sponsor to induce these 2023 Non-Redeeming Shareholders and 2024 Non-Redeeming Shareholder not to redeem the 2023 Non-Redeemed Shares and 2024 Non-Redeemed Shares, with a corresponding charge to additional paid-in capital to recognize the fair value of the Founder Shares subject to transfer as an offering cost.

Purchase Agreement

On July 14, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with the New Sponsor and the Original Sponsor, pursuant to which the New Sponsor purchased from the Original Sponsor (x) 4,317,500 Class A Ordinary Shares and (y) 6,834,333 private placement warrants, free and clear of all liens and encumbrances (other than those contained in the Letter Agreement, dated February 22, 2022, by and among the Company, its officers, directors and the Original Sponsor, and the Underwriting Agreement), for an aggregate purchase price of $1.00 payable at the time of the initial Business Combination. On August 18, 2023, the parties to the Purchase Agreement closed the transactions contemplated thereby.

F-17

Contingent Agreement

On April 13, 2023, the Company engaged CCM to act as its capital markets advisor in connection with seeking an extension for completing a Business Combination. The Company will pay CCM the sum of (i) $300,000 plus (ii) 50,000 Class A ordinary shares of the Company which is payable at the close of Business Combination. On July 13, 2023, the Company amended the agreement with CCM. As a result of the amendment, the Company will pay CCM 80,000 Class A ordinary shares of the Company, which is payable at the close of a Business Combination. The fair value of the equity shares at the grant date which will be determined upon the consummation of a Business Combination.

Merger Agreement with Visiox

On December 26, 2023, the Company entered into the Visiox Merger Agreement with PowerUp Merger Sub Inc., the New Sponsor, Visiox, and Ryan Bleeks, in the capacity as the seller representative. Pursuant to the Visiox Merger Agreement, among other things, the parties intended to effect the merger of PowerUp Merger Sub Inc. with and into Visiox, with Visiox continuing as the surviving entity (the “Visiox Merger”), as a result of which all of the issued and outstanding capital stock of Visiox were to be exchanged for shares of common stock of PowerUp (the “Visiox Share Exchange”) subject to the conditions set forth in the Visiox Merger Agreement, with Visiox surviving the Visiox Share Exchange as a wholly owned subsidiary of PowerUp.

Prior to the closing date, and subject to the satisfaction or waiver of the conditions of the Visiox Merger Agreement, PowerUp was to migrate out of the Cayman Islands and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Companies Act.

Amendment Agreement with Visiox

On June 6, 2024, the parties to the Visiox Merger Agreement entered into the Amendment Agreement. The Amendment Agreement extended the Outside Date (as defined in the Visiox Merger Agreement) from May 31, 2024 to June 30, 2024, increased the Company’s indebtedness cap from $1 million to $2 million, eliminated the requirement that the Company have net tangible assets of at least $5,000,001 at the time of the closing, and reduced the Minimum Cash Condition (as defined in the Visiox Merger Agreement) from $5 million to $1.00. Additionally, the Amendment Agreement added three new covenants, which required Visiox to (i) use its best commercial efforts to complete all labeling and compliance requirements necessary to distribute its current product inventory to the extent reasonably acceptable to Visiox no later than June 30, 2024, (ii) raise capital in an amount no less than $500,000 on terms reasonably acceptable to the Company on or before June 30, 2024, and (iii) from May 30, 2024 until immediately following the closing, not make any expenditures in excess of $1,000 without the express approval of the Company, with the exception of ordinary payroll processing.

Termination of Merger with Visiox

On July 19, 2024, the Company delivered written notice to Visiox of its election to terminate the Visiox Merger Agreement and abandoned the transactions contemplated thereby, primarily because the conditions to closing set forth in the Visiox Merger Agreement were not satisfied or waived by June 30, 2024.

Merger Agreement with Aspire

On August 26, 2024, the Company entered into the Aspire Merger Agreement with Merger Sub, the New Sponsor, Stephen Quesenberry, in the capacity as the seller, and Aspire. The transactions contemplated by the Aspire Merger Agreement are intended to serve as the Company’s initial Business Combination.

Amendment Agreements with Aspire

On September 5, 2024, and in connection with the due diligence process, the parties entered into the First Aspire Amendment Agreement. The First Aspire Amendment Agreement: (i) adjusted the Merger Consideration (as defined in the Aspire Merger Agreement) to be consistent with the aggregate post-closing ownership percentage of the Aspire stockholders that the parties had anticipated to be reflected in the consummation of the proposed business combination, (ii) adjusted the size of the pool of available equity in the equity incentive plan for the initial fiscal year following closing to be consistent with what the parties had anticipated to be reflected in the consummation of the proposed business combination, and (iii) provided additional time for the parties to deliver disclosure schedules and conduct due diligence reviews.

On October 9, 2024, and in connection with the due diligence process, the parties entered into the Second Aspire Amendment Agreement, which provided additional time for the parties to deliver disclosure schedules and conduct due diligence reviews.

F-18

Convertible Promissory Note

On October 2, 2024, the Company entered into a Promissory Note Fee Agreement with Sponsor (the “Promissory Note Fee Agreement”). Pursuant to the Promissory Note Fee Agreement, the Company and Sponsor agreed that Sponsor took a significant risk on behalf of the Company by entering into the Visiox Promissory Note in exchange for payment of the Original Promissory Note Fee, and that Sponsor should be compensated for that risk despite the termination of the right to receive the Original Promissory Note Fee as a result of the termination of the Visiox BCA. As consideration for the foregoing, the Company agreed to pay Sponsor a modified promissory note fee of $1,000,000 (the “Modified Promissory Note Fee”) upon the successful closing of a business combination between the Company and Aspire Biopharma, Inc., a Puerto Rico corporation.

Blackstone Subscription Agreement

On December 18, 2024, and effective December 13, 2024, the Company entered into (i) a subscription agreement (the “Blackstone Subscription Agreement”), (ii) a promissory note (the “Blackstone Note”), and (iii) a registration rights agreement (the “RRA”) with Blackstone Capital Advisors, Inc. (“Blackstone”), an entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman (all transactions contemplated by such agreements, collectively, the “Blackstone Transaction”). Pursuant to the terms of the Blackstone Transaction, Blackstone may loan up to an aggregate principal amount of $500,000 to the Company, with an original issue discount of twenty percent (20%). As of the date of this Current Report on Form 8-K, the aggregate principal amount loaned equals $264,142.05. The maturity date of the Blackstone Note is the earlier of (i) June 1, 2025 or (ii) the date that the Company receives gross proceeds of at least $5,000,000 in an offering of its debt or equity securities. The principal amount of the Blackstone Note bears interest at a rate per annum of ten percent (10%). Interest will be due and payable on the maturity date. Additionally, the Company will pay Blackstone an exit fee equal to ten percent (10%) of the principal amount and accrued interest on the maturity date. Upon the closing of the Business Combination, the Sponsor will transfer three Class A ordinary shares of PowerUp to Blackstone for each dollar loaned under the Blackstone Transaction (the “Commitment Shares”). Pursuant to the RRA, the Company has agreed to register the Commitment Shares with the SEC in any registration statement filed by the Company in connection with a Qualified Offering (as defined in the Blackstone Subscription Agreement), if any.

The Blackstone Subscription Agreement, Blackstone Note, and RRA contain customary representations, warranties, agreements, indemnification rights and obligations of the parties. The Company offered and will issue the securities in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Blackstone Subscription Agreement, Blackstone Note, and RRA are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares-The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board. At December 31, 2024 and 2023, there were no preference shares issued or outstanding.

Class A ordinary shares- The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were 7,187,500 Class A ordinary shares issued and outstanding (excluding 577,644 and 1,803,729 Class A ordinary shares subject to possible redemption, respectively, as of December 31, 2024 and 2023).

F-19

Class B ordinary shares- The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were 0 Class B ordinary shares outstanding.

If there are any Class B ordinary shares outstanding at the time of the initial Business Combination, such shares will automatically convert into Class A ordinary shares on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO (irrespective of whether or not such ordinary shares are redeemed in connection with the initial Business Combination) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial Business Combination, and any ordinary shares issued upon exercise of private placement warrants issued to the Sponsors or their affiliates upon conversion of loans made to us).

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the IPO. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and
●	if, and only if, the reported last sale price of the Public Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger, or consolidation. However, except as described below, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

F-20

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Public Share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants and the ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable, or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company has determined that warrants issued in connection with its IPO in February 2022 are subject to treatment as equity. In order to account for the fair value of the Public Warrants issued in the IPO, the Company used Black Scholes Model to allocate cost to the Public Warrants on IPO. The key assumptions in the option pricing model utilized are assumptions related to expected share-price volatility, expected term, risk-free interest rate and dividend yield. The expected volatility as of the IPO closing date was derived from observable public warrant pricing on comparable ‘blank check’ companies that recently went public in 2020 and 2021. The risk-free interest rate is based on the interpolated U.S. Constant Maturity Treasury yield. The expected term of the warrants is assumed to be six months until the close of a Business Combination, and the contractual five-year term subsequently. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2024 the assets held in the Trust Account were held in an interest-bearing demand deposit account at a bank and at December 31, 2023, the assets held in the Trust Account were held in treasury funds. At December 31, 2023 the Company’s investments held in the Trust Account are classified as trading securities.

F-21

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted Prices in	Significant Other	Significant Other
		Active Markets	Observable Inputs	Unobservable Inputs
December 31, 2024	Level	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in Trust Account	1	$6,668,522	-	-
Liabilities:
Subscription Agreement loan	3	$-	-	$13,760,771
Loan and Transfer notes payable	3	$-	-	$465,722

		Quoted Prices in	Significant Other	Significant Other
		Active Markets	Observable Inputs	Unobservable Inputs
December 31, 2023	Level	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in Trust Account	1	$19,901,169	-	-

As discussed in Note 6, the fair values of the subscription liabilities related to advances made to, or on behalf of the Company under such agreements, are classified and accounted for as a financial liability of which will be measured at fair value on a recurring basis (one of the instruments is accounted for at fair value on a recurring basis under ASC 480-10, as a derivative instrument under ASC 815, or at fair value under the fair value option in ASC 825-10).

The Financial Liabilities are valued under a PWERM which fair values repayable capital investment and used a Black Scholes Model that fair values the conversion features within the convertible debt. The PWERM is a multistep process in which value is estimated based on the probability-weighted present value of various future outcomes. The estimated fair value of the Financial Liabilities Component is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate.

The key inputs of the models used to value the Company’s Subscription Agreement loan were:

Inputs	December 31, 2024
Term Remaining	0.53
Share Price	$11.50
Risk-Free Rate	4.40%

The change in the fair value of Subscription Agreement loans measured using Level 3 inputs is summarized as follows:

Initial Subscription Agreement loans at March 5, 2024	$1,786,236
Change in fair value	11,974,535
Subscription Agreement loans at December 31, 2024	$13,760,771

As discussed in Note 5, the Company fair values the Loan and Transfer notes payable are classified and accounted for as a financial liability of which will be measured at fair value on a recurring basis (one of the instruments is accounted for at fair value on a recurring basis under ASC 480-10, as a derivative instrument under ASC 815, or at fair value under the fair value option in ASC 825-10);

The Financial Liabilities are valued under a Probability Weighted Expected Return Model (“PWERM”) which fair values repayable capital investment and used a Black Scholes Model that fair values the conversion features within the convertible debt. The PWERM is a multistep process in which value is estimated based on the probability-weighted present value of various future outcomes. The estimated fair value of the Financial Liabilities Component is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. There were no draws for the year ended December 31, 2024; therefore, no valuation was required.

The key inputs of the models used to value the Company’s Loan and Transfer notes payable as of December 31, 2024 were:

Inputs	December 31, 2024
Term Remaining	0.11
Share Price	$11.50
Risk-Free Rate	4.64%

F-22

The change in the fair value of Loan and Transfer notes payable measured using Level 3 inputs, for December 31, 2024 is summarized as follows:

Loan and Transfer notes payable at December 31, 2023	$12,384
Change in fair value	453,338
Loan and Transfer notes payable at December 31, 2024	$465,722

NOTE 10. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statement of operations as net loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net loss and total assets, which include the following:

	December 31,	December 31,
	2024	2023
Trust Account	$6,668,522	$19,901,169
Cash	$-	$-

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
General and administrative expenses	$3,088,671	$1,340,168
Interest earned on the Trust Account	$548,676	$5,813,213

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were available to be issued. Other than described below, there have been no events that have occurred that would require adjustments to the disclosures of the consolidated financial statements.

As further described in Note 1, on February 17, 2025, the Company completed its Business Combination with Aspire.

F-23

ASPIRE BIOPHARMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2024 & DECEMBER 31, 2023

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To all Board of Directors and Shareholders

Aspire Biopharma Inc.

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of Aspire Biopharma Inc. (the “company”) as of December 31, 2024 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Aspire Biopharma Inc as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the entity in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CRITICAL AUDIT MATTERS

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

March 03, 2025

PCAOB ID Number 6797

F-25

ASPIRE BIOPHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31, 2024	December 31, 2023
ASSETS:
Current Assets:
Cash	$3,633	$11,174
Prepaid Expenses	144,356	35,000
Subscriptions Receivable	-	-
Total Current Assets	147,989	46,174

Total Assets	$147,989	$46,174

LIABILITIES AND STOCKHOLDERS EQUITY:
Current Liabilities:
Accounts Payable	$310,219	$172,773
Short-term loans from shareholders	1,266,832	360,636
Other Current Liabilities	111,026	626
Total Current Liabilities	1,688,077	534,035

Total Liabilities	$1,688,077	$534,035

Stockholders’ Equity:
Series A Preferred stock, par value $0.0001, 25,000,000 shares authorized, 322,059 outstanding	32	-
Common stock, par value $0.00005, 750,000,000 shares authorized, 440,000,000 outstanding	22,000	22,000
Additional paid-in-capital	1,215,113	957,500
Accumulated Deficit	(2,777,233)	(1,467,361)
Total Equity	(1,540,088)	(487,861)
TOTAL LIABILITIES AND EQUITY	$147,989	$46,174

The accompanying notes are an integral part of these audited consolidated financial statements.

F-26

ASPIRE BIOPHARMA, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR YEAR ENDING DECEMBER 31

(Audited)

	FOR THE YEAR ENDING
	December 31,
	2024	2023
REVENUE
Gross Receipts	$-	$-
Net Revenue	-	-

COST OF REVENUE
Cost of goods sold	-	-
Total cost of revenue	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
Research and development	144,356	72,050
Marketing and sales	126,094	39,644
General and administrative	940,421	246,895
Total operating expenses	1,210,871	358,589

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	(97,988)	-
Total other income (expense)	(97,988)	-

Net gain/(loss) before income tax provision	(1,308,859)	(358,589)

Provision for Income Taxes	1,013	481
NET GAIN (LOSS)	$(1,309,872)	$(359,070)

Loss per share - basic and diluted	$(0.003)	$(0.001)
Weighted average number of shares outstanding - basic and diluted	507,353,659	481,794,521

The accompanying notes are an integral part of these audited consolidated financial statements.

F-27

ASPIRE BIOPHARMA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDING DECEMBER 31, 2024 AND 2023

(Audited)

					Additional
	Common Stock		Series A		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2023	440,000,000	$22,000	-	$-	$957,500	$(1,467,361)	$(487,861)

Issuance of common stock for cash	-	-	-	-	-	-	-

Issuance of preferred stock for cash	-	-	322,059	32	257,613	-	257,645

Net (loss) gain for the period	-	-	-	-	-	(1,309,872)	(1,309,872)

Balance -December 31, 2024	440,000,000	$22,000	322,059	$32	$1,215,113	$(2,777,233)	$(1,540,088)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-28

ASPIRE BIOPHARMA, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Audited)

	FOR THE YEAR ENDING December 31,
	2024	2023
OPERATING ACTIVITIES:
Net loss	$(1,309,872)	$(359,070)

Adj. to reconcile net loss to net cash flow
Depreciation and amortization	-	-
	-	-

Increase in current assets
Prepaid expenses	(109,356)	(12,500)
Subscription Receivable	-	-
	(109,356)	(12,500)

Increase in current liabilities
Accounts payable and accrued liabilities	247,846	50,038
Short-term loans from shareholders (net)	906,196	332,668

	1,154,042	382,706

Net cash flow (used in) / provided by operating activities	(265,186)	11,136

INVESTING ACTIVITIES:
	-	-
Net cash flow provided by investing activities	-	-

FINANCING ACTIVITIES:
Series A Preferred stock, par value $0.0001	32	-
Additional paid in capital	257,613	-

Net cash flow provided by financing activities	257,645	-

Net (decrease) increase in cash	(7,541)	11,136

Cash at beginning of period	11,174	38
Cash at end of period	$3,633	$11,174

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$1,013	$-

Supplemental disclosure of cash flow information:
Note Payable addition from OID	$280,549	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-29

ASPIRE BIOPHARMA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aspire Biopharma Inc. (the “Company”) was incorporated in Puerto Rico on September 28, 2021. The Company’s address is 194 Candelaro Drive, Suite 223, Humacao, PR, 00791 and our website is www.aspirebiolabs.com.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Restatement

The Company identified errors in its accounting for historical common stock equity issuances. Specifically, the Company originally recorded the par value at $0.01 when the correct par value is $0.001 i.e $0.00005 post-split par value. The errors resulted in a $199,500 overstatement of common stock par value, and a corresponding understatement of additional paid in capital. In addition, the company overstated common shares outstanding by three million shares (150,000 pre-20 for 1 split that was effective on May 19, 2023) in its 2023 and 2022 financial statements due to a discrepancy in one subscription agreement.

The effect of the restatement of the Balance Sheets for December 31, 2023, is as follows:

	As Previously Reported	Restated	Effect of the
	December 31, 2023	December 31, 2023	Restatement
ASSETS:
Current Assets:
Cash	$11,174	$11,174	$-
Prepaid Expenses	35,000	35,000	-
Total Current Assets	46,174	46,174	-
Total Assets	$46,174	$46,174	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts Payable	$172,773	$172,773	$-
Short-term loans from shareholders	360,636	360,636	-
Other Current Liabilities	626	626	-
Total Current Liabilities	534,035	534,035	-

Total Long-Term Liabilities	-	-	-
Total Liabilities	$534,035	$534,035	$-

Stockholders Equity:
Common stock - Par Value $0.001	221,500	22,000	(199,500)
Additional paid-in-capital	758,000	957,500	199,500
Accumulated Deficit	(1,467,361)	(1,467,361)	-
Total Equity	(487,861)	(487,861)	-
TOTAL LIABILITIES AND EQUITY	$46,174	$46,174	$-

F-30

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Long-Lived Intangible Assets

Long-lived intangible assets established in connection with business combinations consist of trade secrets, patents, proprietary methodologies, commercial and scientist relationships, R&D, trademarks, and brand equity. These assets are not yet separately valued in the financial statements. As such, the assets were not assigned useful lives as those were not determinable at the time those assets were acquired and recorded. However, as part of the merger process, the company plans to complete a valuation exercise to determine the asset fair value as well as the allocation for all intangible assets. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. With the acquisition of Instaprin Pharmaceutical, Inc.’s assets on March 28, 2022 the Company added a value of $4,844,982 in patents and trademarks to its balance sheet (see Note 7 below).

As of December 31, 2024, the Company believes that based upon qualitative factors, no impairment of indefinite-lived intangible assets is necessary.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASC 606 requires us to identify distinct performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation. The standalone selling price is used to allocate the transaction price to the separate performance obligations. The Company recognizes revenue when, or as, the performance obligation is satisfied.

Generally, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer. Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

The Company evaluates the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, currently we are the principal and have not engaged any agents at this time. Currently, we have not recognized any revenues under the agent considerations.

F-31

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances. Shipping costs paid by the customer are included in revenue.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

As the Company is in a pre-revenue stage, there is no concentration of revenue for the twelve months ended December 31, 2024 and December 31, 2023.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. For the periods ending December 31, 2024 and December 31, 2023, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

F-32

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

For the periods ended December 31, 2024 and December 31, 2023, the Company had no financial liabilities to measure at fair value on a recurring basis.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements of five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract cost, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting period beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.

The Company’s revenues are recognized when control of the promised goods or services is transferred to our clients (upon shipment of goods) in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the Company satisfies a performance obligation.

We adopted ASC 2014-09 on January 1, 2023. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities with them.

Convertible Instruments

The Company evaluates and account for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”. Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

F-33

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities. During the year ended December 31, 2024 the Company did not issue any convertible debt.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 (“Contracts in Entity’s Own Equity”). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification is required.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities, and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has a working capital deficit as of December 31, 2024, and has generated recurring net losses since its inception in September 2021.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated no revenues from operations. Since its inception, the Company has been engaged substantially in financing activities, developing its intellectual property, developing its business plan and incurring startup costs and expenses. As a result, the Company incurred accumulated net losses December 31, 2024, which includes net operating losses for the twelve months ended December 31, 2024 of $1,309,872 and net cash outflows from operations of $265,186. Due to our negative cash flow, there may exist substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. In addition, the Company’s development activities since inception have been financially sustained through equity financing. Management plans to begin generating revenue within the next twelve months and in the interim, continue to seek funding through debt and equity financing which are intended to mitigate the conditions that have raise substantial doubt about the entity’s ability to continue as a going concern.

F-34

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company will need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern.

NOTE 4 - RELATED PARTY

For the twelve months ended December 31,2024 and December 31, 2023, the Company had expenses totaling $356,032 and $100,000 respectively, to officers and directors for compensation, which is included in general and administrative expenses on the accompanying statement of operations.

From time to time, the company rents corporate office space on a month-to-month basis from an officer and director, which is included in general and administrative expenses on the accompanying statement of operations.

As of December 31, 2024 and December 31, 2023, there was a total of $0 and $181,061 credit card advances and short-term non-interest bearing loans due to an officer and director. On September 27, 2024, these short-term non-interest bearing loans were formalized into note agreements (see Note 6).

As of December 31, 2024 and December 31, 2023, there was a total of $0 and $360,636 of short-term non-interest bearing working capital loans payable to shareholders. On September 27, 2024, these short-term non-interest bearing loans were formalized into note agreements (see Note 6).

As of December 31, 2024 and December 31, 2023, there was a total of convertible debt of $0 and accrued interest payable of $0 due to an officer and director, employees, and shareholders.

NOTE 5 - LEASES

The company does not lease facilities under any operating lease arrangement. Intermittently the Company has rented office space on an as needed basis from a related party.

Total rent expense for the months ended December 31, 2024 and 2023 was $6,500 and $0, respectively.

NOTE 6 - NOTES PAYABLE

On September 27, 2024, to formalize the related party working capital advances in Note 4, the Company issued three non-convertible 20% OID notes payable to related parties for a total face value of $1,066,391. The notes were due the earlier of June 27, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The notes do not bear interest but have a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $213,278 and were unsecured.

F-35

On October 2, 2024, the Company issued one non-convertible 20% OID note payable to a related party for working capital for a total face value of $62,500. The note is due the earlier of July 2, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $12,500 and was unsecured.

On December 30, 2024, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of $40,625. The note is due the earlier of September 30, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $8,125 and was unsecured.

On December 31, 2024, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of 279,878. The note is due the earlier of September 30, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $46,646 and were unsecured.

NOTE 7 - INSTAPRIN ACQUISITION

On March 28, 2022, the Company closed on an asset purchase agreement (APA) of Instaprin Pharmaceuticals, Inc.’s (Instaprin), intangible assets, inclusive of U.S. Patent No. 62/794141, International Publication No. 2020/15460 A1 and WO 2020/150685 A1, and the Instaprin U.S. Trademark No. 86274378, trade secrets and proprietary information, all applications for any of the foregoing, commercial and scientist relationships, and any license or agreements granting rights related to the foregoing.

The purchase price for the Acquired Assets (as defined in the APA) was $3,628,325 plus interest thereon, to be paid to the SEC on behalf of Instaprin Pharmaceuticals, Inc. in satisfaction of the SEC’s judgment against the former CEO and Instaprin Pharmaceuticals, Inc., from sales of the product, as follows: 20% from the first $5,000,000 of sales and 10% from sales thereafter until the entire contingent purchase price obligation is satisfied. Additionally, ten percent (10%) of Buyer’s equity was to be delivered at Closing, in proportion to their equity holdings in the Company, to be issued to a Trustee for the former Instaprin Shareholders, along with an additional ten percent (10%) of Buyer’s equity to be issued to the Company’s service providers, pursuant to a stock incentive plan to be adopted. As of December 31, 2023, the Company has not recorded the assets from the APA due to the contingent nature of the transaction.

NOTE 8 - BUSINESS COMBINATION AGREEMENT WITH POWERUP ACQUISITON CORP.

On August 26, 2024, the Company entered into an Agreement and Plan of Merger by and among PowerUp Acquisition Corp., a Cayman Islands exempted company (“PowerUp”), PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of PowerUp (“Merger Sub”), SRIRAMA Associates, LLC, a Delaware limited liability company (the “Sponsor”), and Stephen Quesenberry, in the capacity as the representative from and after the Effective Time for the Aspire stockholders as of immediately prior to the Effective Time (the “Seller Representative”), (as may be amended and/or restated from time to time, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, among other things, the parties will effect the merger of Merger Sub with and into Aspire (together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Aspire continuing as the surviving entity and a wholly owned subsidiary of PowerUp.

F-36

Prior to the Closing Date, and subject to the satisfaction or waiver of the closing conditions contained in the Business Combination Agreement, Aspire will migrate out of Puerto Rico and domesticate (the “Domestication”) as a Delaware corporation pursuant to Section 6.14 of the Puerto Rico General Corporations Act of 2009.

As consideration for the Business Combination, at Closing, Aspire’s stockholders shall collectively be entitled to receive, in the aggregate, a number of shares of duly authorized, validly issued, fully paid and nonassessable shares of the combined company’s common stock (“New Aspire Common Stock”) with an aggregate value equal to (a) $316.8 million less (b) the amount by which Aspire’s cash at Closing is less than the Minimum Cash Condition (but only in the event the Minimum Cash Condition is waived by PowerUp), if any, less (c) Aspire’s Indebtedness at Closing.

The Business Combination Agreement sets forth how certain outstanding securities of Aspire will be treated, or effected at the Effective Time and by virtue of the Business Combination, including with respect to dissenting shares (if any), outstanding warrants, and outstanding shares of preferred stock (which are to be converted immediately prior to the Effective Time into common stock).

NOTE 9 - CONVERTIBLE DEBT

As of December 31, 2024 and December 31, 2023, the Company had no outstanding convertible debt.

NOTE 10 - STOCKHOLDERS’ EQUITY

Authorized Stock

Preferred Stock

During October 2023, the Company authorized 25,000,000 Series A Preferred Stock with a par value of $0.0001. The series A convertible preferred shares have all rights as common stock, with the exception of voting rights, and can be converted into common shares on a one for one basis upon an IPO or liquidity event.

On March 1, 2024, the Company issued 286,357 shares of Series A Preferred stock to 136 investors under a Reg CF offering at a per share price of $0.80.

On April 16, 2024, the Company issued 35,702 shares of Series A Preferred stock to 6 investors under a Reg D offering at a per share price of $0.80.

As of December 31, 2024 and December 31, 2023, there were 322,059 and 0 shares of Series A Preferred Stock outstanding, respectively.

Common Stock

As of December 31, 2024, the Company had authorized 750,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

F-37

During May 2023, the Company effectuated a 20:1 stock split and increased the authorized number of shares to 750,000,000.

Common Share Issuances

During the twelve months ended December 31, 2024 and 2023, the Company did not issue any new shares of common stock.

As of December 31, 2024 and December 31, 2023, there were 440,000,000 and 440,000,000 common shares outstanding.

Warrant Issuances

During the year ended December 31, 2024, on a post-split basis, the Company issued 44,000,000 warrants to 9 parties at a per share price of $0.40.

During the year ending December 31, 2023, on a post-split basis, the Company issued 7,500,000 warrants to 7 parties at a per share price of $0.02.

As of December 31, 2024 and December 31, 2023, there were 91,500,000 and 47,500,000 warrants outstanding, respectively, all of which are fully vested.

NOTE 11 - SUBSEQUENT EVENTS

The Company evaluated its December 31, 2024, financial statements for subsequent events and transactions through February 19, 2025, the date the financial statements were available to be issued for possible disclosure and recognition in the financial statements.

On January 14, 2025, the Securities and Exchange Commission (SEC) approved the effectiveness of the S-4 filing pursuant to the Business Combination Agreement with PowerUp Acquisition Corp.

On January 21, 2025, the Company’s board of directors voted unanimously to immediately convert the outstanding warrants to Aspire common stock in conjunction with the proposed Business Combination Agreement with PowerUp Acquisition Corp.

On January 22, 2025, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of $31,250. The note is due the earlier of October 22, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $6,250 and were unsecured.

On January 31, 2025, the Company’s board of directors voted unanimously to de-register as a Puerto Rico corporation and re-domesticate as a Delaware corporation in connection with the Business Combination Agreement with PowerUp Acquisition Corp.

On January 31, 2025, the Company’s board of directors voted unanimously to immediately convert the Series A Preferred stock to Aspire common stock in conjunction with the proposed Business Combination Agreement with PowerUp Acquisition Corp.

F-38

On February 7, 2025, the Company’s board of directors voted unanimously to a 15.9538267 for 1 reverse split the Company’s 531,822,059 outstanding common shares in connection with the Business Combination Agreement with PowerUp Acquisition Corp.

On February 13, 2025, the Company entered into a Purchase Agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd. (“Arena”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct Arena to purchase up to $100,000,000 in shares of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of ELOC Commitment Shares (as defined below) and additional shares to be sold to Arena from time to time under the ELOC Agreement. The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”).

On February 17, 2025 (the “Closing Date”), Aspire Biopharma Holdings, Inc., a Delaware corporation (f/k/a PowerUp Acquisition Corp.) (the “Company” or “New Aspire”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated August 26, 2024, as amended by an Amendment Agreement dated September 5, 2024 and a Second Amendment Agreement dated October 9, 2024 . (the “Business Combination Agreement”), by and among the Company, PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of PowerUp (“Merger Sub”), SRIRAMA Associates, LLC, a Delaware limited liability company (the “Sponsor”), and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”).

On February 17, 2025, as contemplated by the Business Combination Agreement, the Company filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of domestication and a certificate of incorporation with the Secretary of State of the State of Delaware, under which the Company was domesticated as a Delaware corporation (the “PowerUp Domestication”).

On February 17, 2025, as contemplated by the Business Combination Agreement. Aspire filed a certificate of dissolution with the Puerto Rico Department of State, together with the necessary accompanying documents, and filed a certificate of domestication and a certificate of incorporation with the Secretary of State of the State of Delaware, under which the Company was domesticated as a Delaware corporation (the “Aspire Domestication”).

On February 17, 2025, as a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, following the consummation of the PowerUp Domestication and the Aspire Domestication, Merger Sub merged with and into Aspire, with Aspire surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

On February 17, 2025, the Company’s new parent company, Aspire Biopharma Holdings Inc. (formerly PowerUp Acquisition Corp.) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, an entity controlled by the Company’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, Aspire Biopharma Holdings Inc. issued 20% original issue discount senior secured convertible debentures (“Convertible Debentures”) in an aggregate principal amount of $3,750,000 which includes a 20% OID. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures), provided that no conversion may be at a price per share less than the floor price of $4.00 per share.

On February 19, 2025, the Company’s application with the Nasdaq Global Market was approved (ticker ASBP) with a projected trading commencement on February 20, 2025.

On February 20, 2025, the newly merged Company’s equity began trading on the Nasdaq Global Markets under the symbol ASBP.

F-39

F-40

ASPIRE BIOPHARMA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash	$206,233	$3,633
Prepaid expenses and other	783,189	144,356
Total current assets	989,422	147,989
TOTAL ASSETS	$989,422	$147,989

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,351,639	310,219
Accrued expenses	378,181	—
Due to affiliate	353,679	—
Notes payable – related party	1,331,357	1,266,832
Promissory note fee – related party	1,000,000	—
Other current liabilities	—	111,026
Loan and Transfer notes payable	499,214	—
Subscription Agreement loan	2,025,344	—
Convertible Note	3,617,508	—
Total current liabilities	10,556,922	1,688,077
Forward purchase agreement liability	49,285	—
TOTAL LIABILITIES	10,606,207	1,688,077

COMMITMENTS AND CONTINGENCIES (Note 9)

SHAREHOLDERS’ DEFICIT
Preference shares; $0.0001 par value,10,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock; $0.0001 par value; 490,000,000 shares authorized; 49,525,970 and 27,601,767 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	4,953	2,760
Additional paid-in capital	11,078,116	1,234,385
Accumulated deficit	(20,699,854)	(2,777,233)
Total shareholders’ deficit	(9,616,785)	(1,540,088)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$989,422	$147,989

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

ASPIRE BIOPHARMA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING EXPENSES
General and administrative expenses	$395,692	$86,423	$15,469,240	$219,227
Research and development	352,887	10,500	615,980	21,000
Sales and Marketing	51,311	-	271,150	87,666
Total operating expenses	(799,890)	(96,923)	(16,356,370)	(327,893)

Other income (expense):
Interest expense	(527,893)	-	(817,824)	-
Change in fair value of derivative liability	(289,401)	-	(384,318)	-
Loss on extinguishment of debt	(364,109)		(364,109)
Total other (expense) income, net	(1,181,403)	-	(1,566,251)	-

Net loss	$(1,981,293)	$(96,923)	$(17,922,621)	$(327,893)

Weighted average shares outstanding of Class A common stock	49,333,662	27,601,374	43,693,010	27,593,513

Basic and diluted net (loss) income per share, Class A common stock	$(0.04)	$(0.00)	$(0.41)	$(0.01)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

ASPIRE BIOPHARMA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025

	Class A Common Stock		Series A Preferred Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - January 1, 2025	440,000,000	$22,000	322,059	$32	$1,215,113	$(2,777,233)	$(1,540,088)
Retroactive application of recapitalization	(412,398,233)	(19,240)	(322,059)	(32)	19,272	—	—
Balance - January 1, 2025	27,601,767	2,760	—	—	1,234,385	(2,777,233)	(1,540,088)
Conversion of warrants	5,735,717	574	—	—	(574)	—	—
Issuance of shares in Business Combination	7,257,513	726	—	—	(4,603,302)	—	(4,602,576)
Issuance of shares under working capital loans and non redemption agreements	5,536,946	554		—	(554)	—	—
Issuance of commitment fee shares under ELOC agreement	1,106,527	110			(110)		—
Stock based compensation	1,662,500	166	—		14,131,084	—	14,131,250
Net loss	—	—	—	—	—	(15,941,328)	(15,941,328)
Balance – March 31, 2025	48,900,970	$4,890	—	$—	$10,760,929	$(18,718,561)	$(7,952,742)
Shares issued pursuant to debt extinguishment	625,000	63	—	—	317,187	—	317,250
Net loss	—	—	—	—	—	(1,981,293)	(1,981,293)
Balance – June 30, 2025	49,525,970	$4,953	—	$—	$11,078,116	$(20,699,854)	$(9,616,785)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024

	Class A Common Stock		Series A Preferred Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - January 1, 2024	440,000,000	$22,000	—	$—	$957,500	$(1,467,361)	$(487,861)
Retroactive application of recapitalization	(412,418,421)	(19,242)	—	—	19,242	—	—
Balance - January 1, 2024	27,581,579	2,758	—	—	976,742	(1,467,361)	(487,861)

Issuance of common stock	17,950	2	—	—	229,082	—	229,084
Net loss	—	—	—	—	—	(230,970)	(230,970)
Balance - March 31, 2024	27,599,529	2,760	—	—	1,205,824	(1,698,331)	(489,747)
Issuance of common stock	2,238	—	—	—	28,561	—	28,561
Net loss	—	—	—	—	—	(96,923)	(96,923)
Balance - June 30, 2024	27,601,767	$2,760	—	$—	$1,234,385	$(1,795,254)	$(558,109)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

ASPIRE BIOPHARMA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,922,621)	$(327,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense	817,824	—
Loss on extinguishment of debt	364,109	—
Change in fair value of derivative liabilities	384,318	—
Stock based compensation	14,131,250	—
Changes in operating assets and liabilities:
Prepaid expenses	(553,833)	5,000
Due from related party	(1,027,920)	84,772
Accounts payable	1,041,420	(11,244)
Accrued expenses	(15,359)	—
Other current liabilities	(111,026)	150
Net cash flows used in operating activities	(2,891,838)	(249,215)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	—	257,645
Proceeds from Recapitalization	265,828	—
Proceeds from issuance of convertible notes	3,000,000	—
Proceeds from notes payable - related party	50,000	—
Repayment of notes payable – related party	(221,390)	—
Net cash flows provided by financing activities	3,094,438	257,645

NET CHANGE IN CASH	202,600	8,430
CASH, BEGINNING OF THE PERIOD	3,633	11,174
CASH, END OF THE PERIOD	$206,233	$19,604

Supplemental disclosure of noncash activities:
Accounts payable, accrued liabilities and other current liabilities combined	$1,577,057	$—
Promissory Note fee – related party combined	$1,000,000	$—
Subscription agreement loans combined	$1,828,098	$—
Loan and transfer note payable combined	$499,214	$—
Forward purchase agreement liability combined	$49,034	$—
Issuance of Class A ordinary shares for services	$14,448,500	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-44

ASPIRE BIOPHARMA HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Aspire Biopharma Holdings, Inc. (the “Company” or “Aspire”) was incorporated in Delaware in February 2025. Aspire is an early-stage biopharmaceutical company which engages in the business of developing and marketing the disruptive technology for novel sublingual delivery mechanisms initially for known drugs and supplements, such as caffeine products.

On August 26, 2024, PowerUp Acquisition Corp. entered into an Agreement and Plan of Merger (as amended from time to time, the “Aspire Merger Agreement”) with PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the New Sponsor, Stephen Quesenberry, in the capacity as the seller representative, and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”).

On February 17, 2025 (the “Closing Date”), PowerUp Acquisition Corp.) (the “Company” or “New Aspire”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated August 26, 2024, as amended by an Amendment Agreement dated September 5, 2024 and a Second Amendment Agreement dated October 9, 2024 (the “Business Combination Agreement”), by and among the Company, PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of PowerUp (“Merger Sub”), SRIRAMA Associates, LLC, a Delaware limited liability company (the “Sponsor”), Stephen Quesenberry, in the capacity as the seller representative (the “Seller Representative”), and Aspire Biopharma, Inc., a Puerto Rico corporation (“Aspire”). In connection with the consummation of the Business Combination (the “Closing”), “PowerUp Acquisition Corp.” changed its name to “Aspire Biopharma Holdings, Inc.” (See Note 4)

On May 5, 2025, the Company formed a wholly owned subsidiary, Buzz Bomb Caffeine Co. LC.

NOTE 2. LIQUIDITY AND GOING CONCERN

The Company’s primary sources of liquidity have been cash from financing activities. The Company had an accumulated deficit of $20,699,854 as of June 30, 2025. As of June 30, 2025, working capital deficit was $9,567,500 and cash was $206,233.

With the consummation of the Business Combination (as described above) and Subscription Agreements (as described above), the Company received proceeds of approximately $265,827 in February 2025, after giving effect to PowerUp’s stockholder redemptions and payment of transaction expenses, and an additional $3,000,000 after the consummation of the Business Combination. The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) ASC Subtopic 205-40, “Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these condensed consolidated financial statements are available to be issued. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed consolidated or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2024, as filed with the SEC on April 7, 2025. The interim results for the three and six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025, or for any future period.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102 (b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

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This may make the comparison of the Company’s consolidated financial statements with another public company difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those significant estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant accounting estimates included in these financial statements are the determination of the fair value of the subscription agreements and convertible notes. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Chief Executive Officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment. The CODM assesses performance for the single reportable segment and decides how to allocate resources based on operating expenses that also is reported on the statement of operations as net income. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in operating expenses and cash and cash equivalents.

Operating expenses, inclusive of general and administrative costs, research and development costs and sales and marketing costs, are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to fund operations. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements. The categories of operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000, and investments held in the trust account. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Business Combinations

The Company evaluates whether acquired net assets should be accounted for as a business combination or an asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, the Company applies its judgement to determine whether the acquired net assets meets the definition of a business by considering if the set includes an acquired input, process, and the ability to create outputs.

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as of the acquisition date. Transaction costs, other than those associated with the issuance of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration is measured at fair value at the acquisition date. For contingent consideration that does not meet all the criteria for equity classification, such contingent consideration is required to be recorded at its initial fair value at the acquisition date, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified contingent consideration are recognized on the condensed consolidated statements of operations in the period of change.

When the initial accounting for a business combination has not been finalized by the end of the reporting period in which the transaction occurs, the Company reports provisional amounts. Provisional amounts are adjusted during the measurement period, which does not exceed one year from the acquisition date. These adjustments, or recognition of additional assets or liabilities, reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2025 or December 31, 2024.

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Fair Value of Financial Instruments

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities. The fair value of debt instruments for which the Company has not elected fair value accounting is based on the present value of expected future cash flows and assumptions about the then-current market interest rates as of the reporting period and the creditworthiness of the Company. All of the Company’s debt is carried on the condensed consolidated balance sheet on a historical cost basis net of unamortized discounts and premiums because the Company has not elected the fair value option of accounting.

Research and Development Cost

The Company accounts for research and development cost (“R&D”) in accordance with FASB ASC Topic 730, “Research and Development.” R&D represents costs incurred in performing research aimed at the discovery of new knowledge and the advancement of techniques to bring significant improvements to products and processes. Costs incurred in developing a product include consulting and other professional fees.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Net Loss per Ordinary Share

Basic net income (loss) per share is computed by dividing the net loss by the weighted average shares outstanding at the end of the period. Diluted loss per share is computed by giving effect to all potential shares of common stock to the extent dilutive. For the three and six months ended June 30, 2025 and June 30, 2024, the Company’s diluted weighted-average shares outstanding is equal to basic weighted-average shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per unit since such inclusion would have been antidilutive. At June 30, 2025 and December 31, 2024, potentially dilutive securities includes the public and private placement warrants.

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees and vendors in accordance with ASC 718 by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

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Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that contractual sale restrictions are not considered in measuring fair value of equity securities and requires additional disclosures for equity securities subject to contractual sale restrictions. The standard is effective for public companies for fiscal years beginning after December 15, 2023. Early adoption is permitted. This accounting standard update is not expected to have a material impact on our condensed consolidated financial statements as the amendments align with our existing policy.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our condensed consolidated financial statements.

NOTE 4. RECAPITALIZATION

On August 26, 2024, PowerUp Acquisition Corp. (‘PowerUp”) entered into an Agreement and Plan of Merger (as amended from time to time, the “Business Combination Agreement”) with PowerUp Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the New Sponsor, Stephen Quesenberry, in the capacity as the seller representative, and Aspire Biopharma, Inc., a Puerto Rico corporation.

On the Closing Date, Merger Sub merged with and into Aspire Biopharma, Inc, with Aspire Biopharma, Inc being the surviving company. After giving effect to the Business Combination, Aspire Biopharma, Inc became a wholly owned subsidiary of Aspire Biopharma Holdings, Inc., a Delaware corporation (f/k/a PowerUp Acquisition Corp.) (“New Aspire”). In accordance with the terms and subject to the conditions of the Business Combination Agreement and the Proposed Charter, at Closing Date, the Aspire Biopharma, Inc Stockholders collectively received, in the aggregate, a number of shares of duly authorized, validly issued, fully paid and nonassessable shares of New Aspire Biopharma, Inc Common Stock with an aggregate value equal to (a) $350 million less (b) the amount by which Aspire Biopharma, Inc’s cash at Closing is less than the Minimum Cash Condition (but only in the event the Minimum Cash Condition is waived by PowerUp), if any, less (c) Aspire’s Indebtedness at Closing.

To the satisfaction or waiver of the conditions of the Business Combination Agreement, PowerUp migrated out of the Cayman Islands and domesticated as a Delaware corporation. Also prior to the Closing Date, Aspire Biopharma, Inc deregistered as a Puerto Rican entity and domesticated as a Delaware corporation (the “Aspire Domestication”) in accordance with Section 3746 of the Puerto Rico General Corporations Act (as amended) and Section 388 of the Delaware General Corporation Law. Pursuant to the Aspire Domestication, Aspire’s jurisdiction of incorporation was changed from Puerto Rico to the State of Delaware. In connection with the Aspire Domestication, all issued and outstanding shares of Aspire’s pre-domestication voting common stock, Series A preferred stock, and any unconverted warrants automatically converted, on a one-for-one basis, into shares of the post-domesticated entity’s common stock, Series A preferred stock, and warrants, respectively.

In connection with the PowerUp Domestication, prior to the consummation of the Business Combination (the” Closing Date”): (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share (the “Class A common stock”), of PowerUp converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of Class A common stock, par value $0.0001 per share, of New Aspire (the “New Aspire Class A Common Stock”); and (ii) each issued and outstanding whole warrant to purchase Class A common stock of PowerUp automatically represented the right to purchase one share of New Aspire Class A Common Stock, at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of February 17, 2022, by and between PowerUp and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company), a New York limited purpose trust company, as warrant agent (in such capacity, the “Warrant Agent”, also referred to herein as the “Transfer Agent”) (the “Warrant Agreement”). Immediately following the PowerUp Domestication, (i) the New Aspire Class A Common Stock reclassified as common stock, par value $0.0001 per share (the “New Aspire Common Stock”); (ii) each issued and outstanding unit of PowerUp that had not been previously separated into the underlying Class A ordinary share and underlying one-half of one warrant upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of New Aspire Common Stock and one-half of one public warrant, with a whole public warrant representing the right to acquire one share of New Aspire Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement; (iii) the governing documents of PowerUp were amended and restated and become the certificate of incorporation and the bylaws of New and (iv) the form of the certificate of incorporation and the bylaws were appropriately adjusted to give effect to any amendments contemplated by the form of certificate of incorporation or the bylaws that are not adopted and approved by the PowerUp shareholders, other than the amendments to the PowerUp governing documents that are contemplated by the Organizational Documents Proposal, which is a condition to the Closing of the Business Combination. No fractional warrants were issued upon the separation of units and only whole warrants are traded.

Immediately prior to the effective time of the consummation of the Business Combination, Aspire Biopharma, Inc caused (i) each share of Aspire Biopharma, Inc Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Aspire Common Stock at the then-effective conversion rate (the “Preferred Conversion”). All of the shares of Aspire Preferred Stock converted into shares of Aspire Common Stock were no longer outstanding and ceased to exist, and each holder of Aspire Biopharma, Inc Preferred Stock thereafter ceased to have any rights with respect to such Aspire Biopharma, Inc Preferred Stock. Aspire Biopharma, Inc caused each Aspire Biopharma, Inc Warrant to be terminated in exchange for shares of Aspire Common Stock in accordance with the respective warrant agreements associated with each such warrant.

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On February 17, 2025 (the “Closing Date), the Business Combination was consummated. In connection with the consummation of the Business Combination ( PowerUp Acquisition Corp. changed its name to Aspire Biopharma Holdings, Inc.

On February 17, 2025, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, a sole member entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. (a firm that Mr. Friedman controls) that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company issued two 20% original issue discount senior secured convertible debentures (“Debentures”) in an aggregate principal amount of $3,750,000 million, and may issue additional Debentures upon the mutual agreement of the Company and the holders of Debentures representing at least a majority of the aggregate principal and interest owed under the outstanding Debentures (“Requisite Holders”), under the Securities Purchase Agreement (the “Offering”). The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock provided that no conversion may be at a price per share less than the floor price of $4.00 per share ( See Note 8).

In connection with the Business Combination, on the Closing Date, certain officers, directors, and stockholders of Aspire Biopharma, Inc each entered into a non-competition agreement and lock-up agreements with the Company.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PowerUp, who is the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Aspire Biopharma, Inc was treated as the accounting acquirer. Aspire Biopharma, Inc has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under the redemption scenarios:

●	Aspire Biopharma Inc’s existing stockholders will have more than 64.4% of the voting interest of New Aspire under both the no redemption and maximum redemption scenarios;

●	Aspire Biopharma Inc’s senior management will comprise the senior management of New Aspire;

●	the directors nominated by Aspire will represent the majority of the board of directors of New Aspire;

●	Aspire Biopharma Inc’s operations will comprise the ongoing operations of New Aspire; and

●	New Aspire will assume Aspire’s name.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which Aspire is issuing stock for the net assets of PowerUp. The net assets of PowerUp will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Aspire Biopharma, Inc.

Transaction Proceeds

Upon closing of the Business Combination, the Company received gross proceeds of $811,370 as a result of the Business Combination, offset by total transaction costs of $545,543. The following table reconciles the elements of the Business Combination to the condensed consolidated statements of cash flows and the condensed consolidated statement of changes in stockholders’ deficit for the six months ended June 30, 2025:

Cash-trust and cash, net of redemptions	$811,370
Less: transaction costs, paid	(545,543)
Net proceeds from the Business Combination	265,827

Less: accounts payable, accrued liabilities and other current liabilities combined	(1,577,057)
Less: Promissory note fee – related party combined	(1,000,000)
Less: Subscription agreement loans combined	(1,828,098)
Less: Loan and transfer note payable combined	(499,214)
Less: Forward purchase agreement liability combined	(49,034)

Add: other, net	85,000
Reverse recapitalization, net	$(4,602,576)

The number of shares of Common Stock issued immediately following the consummation of the Business Combination were:

PowerUp Class A common stock, outstanding prior to the Business Combination	7,765,144
Less: Redemption of PowerUp Class A common stock	(507,631)
Class A common stock of PowerUp	7,257,513
PowerUp Class B common stock, outstanding prior to the Business Combination	-
Business Combination Class A common stock	7,257,513
Issuance of shares related working capital agreements	3,749,984
Aspire Biopharma, Inc Shares	35,000,000
Class A and B Common Stock immediately after the Business Combination	46,007,497

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The number of Aspire Biopharma, Inc shares was determined as follows:

	Aspire Biopharma, In Shares	Aspire’s Shares after conversion ratio
Class A Common Stock issued to existing Aspire Biopharma, Inc Shareholders	531,822,059	33,337,500
Class A Common Stock obligation shares issued	-	1,662,500
	531,822,059	35,000,000

Public and private placement warrants

The 14,374,969 Public Warrants issued at the time of PowerUp’s initial public offering, and 9,763,333 warrants issued in connection with private placement at the time of PowerUp’s initial public offering (the “Private Placement Warrants”) remained outstanding and became warrants for the Company.

Redemption

Prior to the closing of the Business Combination, certain PowerUp public shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 507,631 shares of PowerUp Class A common stock for an aggregate payment of $5,882,859.

NOTE 5. RELATED PARTY TRANSACTIONS

Loan and transfer agreements

In order to finance transaction costs in connection with a Business Combination, the New Sponsor or an affiliate of the New Sponsor, or certain affiliates of PowerUp loaned monies for working capital purposes (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

On December 21, 2023, PowerUp entered into a Loan and Transfer Agreement with the New Sponsor and SSVK Associates, LLC (“SSVK”), pursuant to which SSVK loaned an aggregate of $250,000 to the New Sponsor, and, in turn, the New Sponsor loaned $250,000 to PowerUp. As of June 30, 2025 and December 31, 2024, there was $250,000 and $250,000 in borrowings under the agreement, respectively. The debt discount was fully amortized to interest expense as a non-cash charge over the term of the loan and transfer liability ending at the date consummation of the Business Combination.

On January 9, 2024, PowerUp entered into a Loan and Transfer Agreement with the New Sponsor and Apogee Pharma (“Apogee”), pursuant to which Apogee loaned an aggregate of $50,000 to the New Sponsor, and, in turn, the New Sponsor loaned the $50,000 to the Company.

On January 10, 2024, PowerUp entered into a Loan and Transfer Agreement with the New Sponsor and Jinal Sheth (“Sheth”), pursuant to which Sheth loaned an aggregate of $149,214 to the New Sponsor and the New Sponsor loaned $149,214 to PowerUp.

On December 3, 2024, the Company entered into a second Loan and Transfer Agreement with the New Sponsor and Apogee Pharma (“Apogee 2”), pursuant to which Apogee 2 loaned an aggregate of $50,000 to the New Sponsor and the New Sponsor loaned $50,000 to the Company.

On February 17, 2025, the Company assumed $499,214 of liabilities related to these working capital loans. At the close of the Business Combination, Apogee was issued 50,000 Class A Common Stock as commitment fees pursuant to the Apogee Agreement. As of June 30, 2025, there was $499,214 outstanding under the loan and transfer agreements.

Subscription Agreements

On March 5, 2024, PowerUp entered into four separate Subscription Agreements (each, a “First Subscription Agreement”) with the New Sponsor, Visiox, VKSS Capital, LLC, an affiliate of, and an entity under common control with, the New Sponsor (the “Affiliate”), and four separate investors (each, an “Investor”), whereby the Investors collectively contributed to New Sponsor a total of $1,000,000 (the “First Contribution”). The New Sponsor utilized the First Contribution to support PowerUp’s previously anticipated business combination with Visiox by funding certain obligations to Visiox pursuant to the Secured Convertible Promissory Note, dated December 1, 2023, issued by Visiox to the New Sponsor (the “Visiox Convertible Note”) (together, all loans and advances, the “March Loan”).

On May 9, 2024, PowerUp entered into four separate Subscription Agreements (each, a “Second Subscription Agreement”) with the New Sponsor, the Affiliate, and four separate Investors, whereby, the Investors collectively contributed to the New Sponsor a total of $500,000 (the “Second Contribution”) and, in turn, the New Sponsor loaned $500,000 to PowerUp (the “May Loan”).

PowerUp accounted for the First Subscription Agreements and Second Subscription Agreements under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedging” and concluded that bifurcation of a single derivative that comprises all of the fair value of the conversion feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10. As a result, all debt proceeds received from Lender have been recorded using the relative fair value method of accounting under ASC 470 “Debt”. Pursuant to ASC 470, the Company recorded the fair value of the subscription liability on the consolidated balance sheets using the relative fair value method. The initial fair value of the subscription liability at issuance was estimated using a Black Scholes and Probability Weighted Expected Return Model. At the close of the Business Combination, 1,750,000 of commitment fee shares owing to the Investors under these agreements were transferred by affiliates to the Investors.

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On February 17, 2025, the Company assumed $1,500,000 of debt under the First Subscription Second Subscription Agreements. At June 30, 2025, $1,500,000 owing under these agreements is included in subscription agreement loan balance on the condensed consolidated balance sheet.

Due to affiliate

On February 17, 2025, the Company assumed $353,679 of liabilities due to the sponsor of PowerUp and related to administrative services fees and a residual balance due from IPO proceeds. As of June 30, 2025, the balance of $353,679 is accrued in due to affiliate balance on the condensed consolidated balance sheet. The balance is due on demand.

Promissory Note Fee – related party

On October 2, 2024, PowerUp entered into a Promissory Note Fee Agreement with Sponsor (the “Promissory Note Fee Agreement”). Pursuant to the Promissory Note Fee Agreement, PowerUp and Sponsor agreed that Sponsor took a significant risk on behalf of the Company by entering into the Visiox Promissory Note in exchange for payment of the Original Promissory Note Fee, and that Sponsor should be compensated for that risk despite the termination of the right to receive the Original Promissory Note Fee as a result of the termination of the Visiox BCA. As consideration for the foregoing, the Company agreed to pay Sponsor a modified promissory note fee of $1,000,000 (the “Modified Promissory Note Fee”) upon the successful closing of a Business Combination. At June 30, 2025, the Modified Promissory Note Fee is still outstanding and payable and included in promissory note fee – related party on the condensed consolidated balance sheets.

Notes payable – related party

During the years ended 2024 and 2023, Aspire Biopharma, Inc incurred expenses and costs related to officer and director compensation, rental of office space, reimbursable expenses paid by affiliates and non interest bearing working capital loans. As discussed in Note 6, in 2024, Aspire Biopharma, Inc issued three notes payable to formalize these advances. At June 30, 2025 and December 31, 2024, total balance of $1,331,357 and $1,266,832 inclusive of unamortized debt discount is included in Notes payable – related party on the accompanying condensed consolidated balance sheet.

NOTE 6. NOTES PAYABLE

As discussed in Note 5 above, on September 27, 2024, to formalize the related party working capital advances, Aspire Biopharma, Inc issued three non-convertible 20% original issues discount (“OID”) notes payable to related parties for a total face value of $1,066,391. The notes were due the earlier of June 27, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The notes do not bear interest but have a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $213,278 and were unsecured. For the three and six months ended June 30, 2025, total amortized debt discount of $68,733 and $139,052 was included in interest expense on the accompanying condensed consolidated income statement, respectively. Pursuant to the February 18, 2025, subordination agreement between two of note holder and Cobra Alternative Capital Strategies LLC, payments will not be made on the matured notes until full payment of the Cobra obligation (See Note 8). Pursuant to the Settlement Agreement (See Note 7), the third note was amended to extend the maturity date to September 10, 2025.

On October 2, 2024, the Company issued one non-convertible 20% OID note payable to a related party for working capital for a total face value of $62,500. The note is due the earlier of July 2, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $12,500 and was unsecured. For the three and six months ended June 30, 2025, total amortized debt discount of $4,121 and $8,379 was included in interest expense on the accompanying condensed consolidated income statement, respectively. Pursuant to the Settlement Agreement (See Note 7), the note was amended to extend the maturity date to September 10, 2025.

On December 30, 2024, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of $40,625. The note is due the earlier of September 30, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $8,125 and was unsecured. For the three and six months ended June 30, 2025, total amortized debt discount of $2,709 and $5,388 was included in interest expense on the accompanying condensed consolidated income statement, respectively.

On December 31, 2024, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of $279,878. The note is due the earlier of September 30, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $46,646 and were unsecured. For the three and six months ended June 30, 2025, total amortized debt discount of $15,550 and $27,170 was included in interest expense on the accompanying condensed consolidated income statement, respectively.

On January 22, 2025, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of $31,250. The note is due the earlier of October 22, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $6,250 and were unsecured. For the three and six months ended June 30, 2025, total amortized debt discount of $2,084 and $3,641 was included in interest expense on the accompanying condensed consolidated income statement, respectively.

On February 13, 2025, the Company issued one non-convertible 20% OID note payable for working capital to a related party for a total face value of $31,250. The note is due the earlier of November 13, 2025 (9 months from issuance); or (ii) the date that the Company receives gross proceeds of at least $2,500,000 in an offering of its debt or equity securities (a “Qualified Offering”). The note does not bear interest but has a 5% exit fee payable on maturity or repayment and had original issuance discounts totaling $6,250 and were unsecured. For the three and six months ended June 30, 2025, total amortized debt discount of $2,084 and $3,137 was included in interest expense on the accompanying condensed consolidated income statement, respectively.

The following table reflects the outstanding balances of each note issuance at June 30, 2025 and December 31, 2024.

Issuance date	June 30, 2025	December 31, 2024
September 27, 2024	898,319	920,240
October 2, 2024	65,625	65,513
December 30, 2024	39,266	38,569
December 31, 2024	269,680	242,510
January 22, 2025	29,545	-
February 13, 2025	28,921	-
Total	1,331,356	1,266,832

F-51

NOTE 7. SUBSCRIPTION AGREEMENT LOANS

Blackstone Subscription Agreement

On December 18, 2024, and effective December 13, 2024, the PowerUp entered into (i) a subscription agreement (the “Blackstone Subscription Agreement”), (ii) a promissory note (the “Blackstone Note”), and (iii) a registration rights agreement (the “RRA”) with Blackstone Capital Advisors, Inc. (“Blackstone”), an entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman (all transactions contemplated by such agreements, collectively, the “Blackstone Transaction”). Pursuant to the terms of the Blackstone Transaction, Blackstone may loan up to an aggregate principal amount of $500,000 to the Company, with an original issue discount of twenty percent (20%). The maturity date of the Blackstone Note is the earlier of (i) June 1, 2025 or (ii) the date that the Company receives gross proceeds of at least $5,000,000 in an offering of its debt or equity securities. The principal amount of the Blackstone Note bears interest at a rate per annum of ten percent (10%). Interest will be due and payable on the maturity date. Additionally, the Company will pay Blackstone an exit fee equal to ten percent (10%) of the principal amount and accrued interest on the maturity date. Upon the closing of the Business Combination, the Sponsor will transfer three Class A ordinary shares of PowerUp to Blackstone for each dollar loaned under the Blackstone Transaction (the “Commitment Shares”). On February 17, 2025, the Blackstone Subscription Agreement was amended (the “Amended Blackstone Subscription Agreement”) to fix the commitment shares to 1,795,000. The commitment shares were issued at the close of the Business Combination. to Pursuant to the RRA, the Company has agreed to register the Commitment Shares with the SEC in any registration statement filed by the Company in connection with a Qualified Offering (as defined in the Blackstone Subscription Agreement), if any. On February 17, 2025, a fair value of 437,888 inclusive of principal balance loaned of $423,474 was assumed under this agreement. On April 24, 2025, the Company entered into a settlement agreement (the “Settlement Agreement”) with Cobra Alternative Capital Strategies LLC, Blackstone Capital Advisors, Inc., and their affiliates (collectively, the “Lenders”) to resolve all matters related to previously issued notices of default and to amend certain outstanding loan agreements. In connection with the Settlement Agreement, the Company issued 625,000 shares of common stock to Blackstone Capital Advisors, Inc. or its designees (see Note 10). Pursuant to the Settlement Agreement between the Company and Aspire, the Blackstone Subscription Agreement was amended (the “April 2025 Amended Blackstone Subscription Agreement) to extend the maturity date to August 15, 2025. In addition, the Company paid $60,000 as an addition to the principal in lender deal cost in consideration for Blackstone’s waiver of their right to additional interest or penalties due to the default. The amendment of the debt was accounted under ASC 470 – Accounting for Debt modification and exchanges. For the three and six months ended June 30, 2025, $364,109 was recorded as loss of extinguishment of debt in the accompanying condensed consolidated income statements. At June 30, 2025, total fair value of $525,344 is included in subscription agreement loan on the accompanying condensed consolidated balance sheet.

First and Second Subscription Agreements

As discussed in Note 5, on March 5, 2024 and May 9. 2024, PowerUP entered into the First Subscription Agreements and the Second Subscription agreements, respectively. At June 30, 2025, $1,500,000 owing under these agreements is included in subscription agreement loan balance on the condensed consolidated balance sheet.

NOTE 8. CONVERTIBLE NOTES

On February 17, 2025, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, an entity controlled by the Company’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company issued 20% original issue discount senior secured convertible debentures (“Convertible Debentures”) in an aggregate principal amount of $3,750,000 which includes a 20% OID. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures), provided that no conversion may be at a price per share less than the floor price of $4.00 per share. At the close of the Business Combination, $2,106,527 of commitment fee shares owing to the Investors under these agreements were transferred by affiliates to the Investors.

The Company analyzed for the Securities Purchase Agreement under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedgings” and concluded that bifurcation of a single derivative that comprises all of the fair value of the conversion feature(s) (i.e., derivative instrument(s)) is not necessary. As a result, all debt proceeds received have been recorded using the fair value method of accounting under ASC 825, “Fair Value Measurement”. Pursuant to ASC 825, the Company recorded the fair value of the subscription liability on the condensed consolidated balance sheets using the fair value method. The initial fair value of the subscription liability at issuance was estimated using a Monte Carlo Model. At June 30, 2025, the fair value of $3,617,508 of the Securities Purchase agreement is included in Convertible Notes on the accompanying condensed consolidated balance sheet. For the three and six months ended June 30, 2025, $187,500 and $274,038 debt discount amortized was included in interest expense on the condensed consolidated statement of income, respectively. For the three and six months ended June 30, 2025, change in fair value of $254,654 and $343,470 was included in change in fair value of derivatives on the condensed consolidated statement of income, respectively.

F-52

NOTE 9. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders Private Placement Warrants and warrants that may be issued upon conversion of working capital loans, if any, are entitled to registration rights pursuant to a registration rights agreement dated February 17, 2022. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. On May 13, 2025, the Company filed a Registration Statement on Form S-1 to register 2,929,000 of the outstanding 9,763,333 Private Placement Warrants. The Registration Statement was declared effective on May 30, 2025.

Equity Line of Credit (“ELOC”) Agreement

On February 13, 2025, PowerUp entered into a Purchase Agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd. (“Arena”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct Arena to purchase up to $100,000,000 in shares of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of ELOC Commitment Shares (as defined below) and additional shares to be sold to Arena from time to time under the ELOC Agreement. The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”). In consideration for the Investor’s execution and delivery of this ELOC Agreement, the Company issued to Arena 2,000,000 Common Shares (the “Commitment Fee Shares”), of which 893,473 became freely tradable upon the closing of the Business Combination.

At close of the Business Combination, the Company assumed $49,034 of forward purchase agreement liability under this agreement. For the three and six months ended June 30, 2025, change in fair value of the purchase agreement was a gain of $18 and a loss of $251 was included in change in fair value of derivatives and convertible notes on the accompanying condensed statement of income, respectively. At June 30, 2025, the balance of $49,285 is included in forward purchase agreement liability on the accompanying condensed balance sheet.

NOTE 10. SHAREHOLDERS’ DEFICIT

Preference Shares—The Company is authorized to issue 10,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board. At June 30, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

Class A Common Stock— The Company is authorized to issue 490,000,000 Class A common stock with a par value of $0.0001 per share. As of June 30, 2025 and December 31, 2024, there were 49,525,970 and 27,601,767 shares of Class A common stock issued and outstanding, respectively.

PowerUp Warrants

As part of the PowerUp initial public offering (“IPO”), PowerUp issued warrants to third-party investors where each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at an exercise price of $11.50 per share (the “Public Warrants”). Simultaneously with the closing of the IPO, PowerUp completed the private sale of 9,763,333 Private Placement warrants where each warrant allows the holder to purchase one share of the Company’s Class A common stock at $11.50 per share. At June 30, 2025, there are 14,374,969 Public Warrants and 9,763,333 Private Placement warrants outstanding.

The Public Warrants will become exercisable commencing 30 days after the consummation of the Business Combination.

Once the warrants become exercisable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and
●	if, and only if, the reported last sale price of the Public Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

F-53

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable, or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company has determined that warrants issued in connection with its IPO in February 2022 are subject to treatment as equity. Upon the closing of the Business Combination, in accordance with the guidance contained in ASC 815 , the warrants continue to be equity classified.

Stock based compensation

On February 29, 2024, Aspire Biopharma, Inc entered Corporate advisory agreement with an advisory firm, pursuant to which the advisory firm will receive 6% of the amount shares outstanding after the close of the Business Combination as compensation for advisory services to support the Company’s efforts related to the Business Combination. On January 3, 2025, the agreed upon compensation was reduced to 4.75% of the amount of shares outstanding after the close of the Business Combination. In February 2025, 1,662,500 shares of the 35,000,000 Business Combination shares were issued to the affiliated company under this agreement. The issuance of these shares to the service advisors is subject to ASC 718. Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date. The shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Stock-based compensation of $14,131,250 was recognized in general and administrative expenses upon consummation of the Business Combination in February 2025 based on the grant date fair value per share. The fair value was determined by applying a 15% discount for lack of marketability to the market price of the share on date of grant.

Aspire Biopharma warrants

During the years ended December 31, 2024 and December 31, 2023, on a post-split basis, Aspire Biopharma, Inc issued 44,000,000 at a per share price of $0.40 and 7,500,000 warrants at an average per share price of $0.13, respectively. As of December 31, 2024 all warrants issued were fully vested. As of December 31, 2024, there were 91,500,000 warrants outstanding. On January 21, 2025 the 91,500,000 warrants were converted into 91,500,000 shares of Aspire Biopharma Inc. common stock, which, on the Business Combination date, were subsequently converted into 5,735,717 Class A common stock of the Company.

NOTE 11. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
June 30, 2025	Level	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Subscription financial liabilities	3	$—	—	$2,025,344
Convertible Notes	3	—	—	3,617,508
Loan and Transfer note payable	3	$—	—	$499,214
Forward Purchase Agreement liabilities	3	—	—	49,285

As discussed in Note 7, the fair values of the subscription liabilities related to advances made to, or on behalf of the Company under such agreements, are classified and accounted for as a financial liability of which will be measured at fair value on a recurring basis (one of the instruments is accounted for at fair value on a recurring basis under ASC 480-10, as a derivative instrument under ASC 815, or at fair value under the fair value option in ASC 825-10).

The Financial Liabilities are valued under a PWERM which fair values repayable capital investment and used a Black Scholes Model that fair values the conversion features within the convertible debt. The PWERM is a multistep process in which value is estimated based on the probability-weighted present value of various future outcomes. The estimated fair value of the Financial Liabilities Component is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate.

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The key inputs of the models used to value the Company’s Subscription Agreement loans were:

Inputs	June 30, 2025
Term Remaining	0.13
Share Price	$0.27
Risk-Free Rate	4.28%

The change in the fair value of Subscription Agreement loans measured using Level 3 inputs is summarized as follows:

Balance, December 31, 2024	$-

Assumed in Business Combination	1,828,098
Debt extinguishment	(13,141)
Addition to principal	60,000

Change in fair value	150,387
Subscription Agreement loans at June 30, 2025	$2,025,344

As discussed in Note 6, the Company fair values the Loan and Transfer notes payable are classified and accounted for as a financial liability of which will be measured at fair value on a recurring basis (one of the instruments is accounted for at fair value on a recurring basis under ASC 480-10, as a derivative instrument under ASC 815, or at fair value under the fair value option in ASC 825-10);

The Financial Liabilities are valued under a Probability Weighted Expected Return Model (“PWERM”) which fair values repayable capital investment and used a Black Scholes Model that fair values the conversion features within the convertible debt. The PWERM is a multistep process in which value is estimated based on the probability-weighted present value of various future outcomes. The estimated fair value of the Financial Liabilities Component is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. There were no draws for the six months ended June 30, 2025; therefore, no valuation was required.

The change in the fair value of Loan and Transfer notes payable measured using Level 3 inputs is summarized as follows:

Balance, December 31, 2024	$-
Assumed in Business Combination	499,214
Change in fair value	-
Subscription Agreement loans at June 30, 2025	$499,214

As discussed in Note 7, the convertible notes are classified and accounted for as a financial liability of which will be measured at fair value on a recurring basis (one of the instruments is accounted for at fair value on a recurring basis under ASC 480-10, as a derivative instrument under ASC 815, or at fair value under the fair value option in ASC 825-10);

The Financial Liabilities are valued under a Monte Carlo Model. The estimated fair value of the Financial Liabilities Component is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate.

The key inputs of the models used to value the Company’s convertible notes as of June 30, 2025 were:

Inputs	June 30, 2025
Term Remaining	0.64
Share Price	$0.27
Risk-Free Rate	12.66%

The change in the fair value of the convertible notes measured using Level 3 inputs is summarized as follows:

Balance, December 31, 2024	$-
Fair value at issuance	3,000,000
Change in fair value	175,354
Convertible notes at March 31, 2025	3,175,354
Change in fair value	442,154
Convertible notes loans at June 30, 2025	$3,617,508

As discussed in Note 9, the forward purchase agreement are classified and accounted for as a financial liability of which will be measured at fair value on a recurring basis (one of the instruments is accounted for at fair value on a recurring basis under ASC 480-10, as a derivative instrument under ASC 815, or at fair value under the fair value option in ASC 825-10);

The Financial Liabilities are valued under a Probability Weighted Expected Return Model (“PWERM”) which fair values repayable capital investment and used a Black Scholes Model that fair values the conversion features within the convertible debt. The PWERM is a multistep process in which value is estimated based on the probability-weighted present value of various future outcomes. The estimated fair value of the Financial Liabilities Component is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. There were no draws for the six months ended June 30, 2025; therefore, no valuation was required.

The change in the fair value of the forward purchase agreement measured using Level 3 inputs is summarized as follows:

Balance, December 31, 2024	$-
Assumed in Business Combination	49,034
Change in fair value	269
Forward purchase agreement at March 31, 2025	49,303
Change in fair value	(18)
Forward purchase agreement at June 30, 2025	$49,285

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NOTE 12. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statement of operations as net loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net loss and total assets, which include the following:

	June 30, 2025	December 31, 2024
Cash	$206,233	$3,633

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
General and administrative expenses	$395,692	$86,423	$15,469,240	$219,227
Other Expenses, net	$1,181,403	$-	1,566,251	-

General and administrative expenses and other expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

NOTE 13. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the unaudited condensed financial statements were issued. Based upon this review, other than disclosed below or within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On July 24, 2025, Michael Howe, Director and Chief Executive Officer of Aspire Biopharma Holdings, Inc. (the “Company”), notified the Board of Directors of his intention to step down from the role of Director and Chief Executive Officer, and also on July 24, 2025, Gary Stein and Barbara Sher notified the Board of Directors of their intentions to step down from their roles as Directors. In connection with this transition, the Board of Directors appointed Kraig Higginson, currently the Chairman of the Board of Directors, to serve as Interim Chief Executive Officer of the Company, and the Board of Directors appointed Howard Doss, to serve as Director and Chairman of the Audit Committee of the Company.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by the registrant in connection with the registration of its common stock. All amounts are estimates except the Securities and Exchange Commission registration fee.

	Amount to
Item	Be Paid*
Securities and Exchange Commission registration fee		$1,248.75
Blue Sky fees and expenses	$	*
Legal fees and expenses		$25,000
Accounting fees and expenses	$	*
Printing expenses	$	*
Miscellaneous	$	*
Total		$26,248.75

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state Securities or “blue sky” laws. The Selling Shareholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14.	Indemnification of Directors and Officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

II-1

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that a director will not be personally liable to Aspire or the Aspire stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Aspire or the Aspire stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our Bylaws provide that Aspire will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation provision, bylaw provision, agreement, vote of the Aspire stockholders or disinterested directors or otherwise.

Additionally, our Charter contains provisions that limit the liability of Aspire’s directors for damages to the fullest extent permitted by Delaware law. Consequently, Aspire’s directors will not be personally liable to Aspire or its stockholders for damages as a result of an act or failure to act in his or her capacity as a director, unless the presumption that directors are acting in good faith, on an informed basis, and with a view to the interests of the corporation has been rebutted and it is proven that the director’s act or failure to act constituted a breach of his or her fiduciary duties as a director and such breach involved intentional misconduct, fraud or a knowing violation of law. Our certificate of incorporation requires Aspire to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. Aspire maintains a directors’ and officers’ insurance policy pursuant to which Aspire’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. In addition, Aspire will enter into separate indemnification agreements with Aspire’s directors and officers. These agreements, among other things, require Aspire to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Aspire’s directors or officers or any other company or enterprise to which the person provides services at Aspire’s request.

Item 15.	Recent Sales of Unregistered Securities

Simultaneously with the closing of the IPO and the full exercise of underwriters’ over-allotment option, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 9,763,333 warrants (the “Private Warrants”) to the Sponsor at a purchase price of $1.50 per Private Warrant, generating gross proceeds to the Company of $14,645,000. The Private Warrants are identical to the Warrants sold as part of the Units in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 18, 2024, and effective December 13, 2024, the Company entered into (i) a subscription agreement (the “Blackstone Subscription Agreement”), (ii) a promissory note (the “Blackstone Note”), and (iii) a registration rights agreement (the “RRA”) with Blackstone Capital Advisors, Inc. (“Blackstone”), an entity controlled by Aspire’s Director of Investor Relations, Lance Friedman (all transactions contemplated by such agreements, collectively, the “Blackstone Transaction”). Pursuant to the terms of the Blackstone Transaction, Blackstone may loan up to an aggregate principal amount of $500,000 to the Company, with an original issue discount of twenty percent (20%). As of the date of this Current Report on Form 8-K, the aggregate principal amount loaned equals $184,543.80. The maturity date of the Blackstone Note is the earlier of (i) June 1, 2025 or (ii) the date that the Company receives gross proceeds of at least $5,000,000 in an offering of its debt or equity securities. The principal amount of the Blackstone Note bears interest at a rate per annum of ten percent (10%). Interest will be due and payable on the maturity date. Additionally, the Company will pay Blackstone an exit fee equal to ten percent (10%) of the principal amount and accrued interest on the maturity date. Upon the closing of the Business Combination, the Sponsor will transfer three Class A ordinary shares of PowerUp to Blackstone for each dollar loaned under the Blackstone Transaction (the “Commitment Shares”). Pursuant to the RRA, the Company has agreed to register the Commitment Shares with the SEC in any registration statement filed by the Company in connection with a Qualified Offering (as defined in the Blackstone Subscription Agreement), if any. The Blackstone Subscription Agreement, Blackstone Note, and RRA contain customary representations, warranties, agreements, indemnification rights and obligations of the parties. The Company offered and will issue the securities in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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On February 13, 2025, the Company entered into a Purchase Agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd. (“Arena”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct Arena to purchase up to $100,000,000 in shares of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of ELOC Commitment Shares (as defined below) and additional shares to be sold to Arena from time to time under the ELOC Agreement. The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”). In consideration for Arena’s execution and delivery of the ELOC Agreement, the Company agreed to issue or cause to be issued or transferred to Arena 1,893,473 shares of common stock (the “ELOC Commitment Shares”), of which 786,946 will be freely tradable, subject to a leak out agreement (the “Leak Out Agreement”) whereby the Investors’ sales may not exceed 15% of the daily trading volume of the common stock on the date of sale. The ELOC Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 17, 2025, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cobra Alternative Capital Strategies, LLC, a sole member entity controlled by Aspire’s former Director of Investor Relations, Lance Friedman, which services were provided through a consulting agreement with Blackstone Capital Advisors, Inc. that was terminated effective February 17, 2025, and Target Capital X LLC (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company issued two 20% original issue discount senior secured convertible debentures (“Debentures”) in an aggregate principal amount of $3,750,000 million, and may issue additional Debentures upon the mutual agreement of the Company and the holders of Debentures representing at least a majority of the aggregate principal and interest owed under the outstanding Debentures (“Requisite Holders”), under the Securities Purchase Agreement (the “Offering”). The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock provided that no conversion may be at a price per share less than the floor price of $4.00 per share.

As consideration for the Investors’ consummation of the SPA Closing, concurrently with the SPA Closing, the Company delivered, or caused to be delivered, to each Investor its pro rata portion of 2,106,527 shares of common stock (“SPA Commitment Shares”), of which 1,000,000 will be freely tradable, subject to a leak out agreement (the “Leak Out Agreement”) whereby each Investor’s sales may not exceed 15% of the daily trading volume of the common stock on the date of sale.

Among other things, the Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On August 19, 2025, the Company entered into the Purchase Agreement with the Selling Shareholders pursuant to which the Notes were issued and sold to the Selling Shareholders for an aggregate principal amount of up to $9,687,500 for a subscription price of $7,750,000 and a maturity date of February 19, 2026. The Notes have a 20% original issue discount which is included in the aggregate principal amount of $9,687,500 and do not bear an interest rate. The Company issued the Notes to the Selling Shareholders at the closing under the Purchase Agreement on August 19, 2025. Of the $7,750,000 total funding under the Purchase Agreement, $4,709,677 was funded on August 19, 2025 (the “first Tranche”), the second tranche will be for an aggregate of $1,000,000 (the “Second Tranche”) which will be funded on the day after this filing and the balance of $2,250,000 (the “Third Tranche”) will be funded upon the effectiveness of this Registration Statement. The Notes are convertible into the Conversion Shares subject to certain conditions more fully described in the Notes. The Company issued the Notes to the Selling Shareholders at the closing under the Purchase Agreement on August 19, 2025. The Notes are convertible into the Conversion Shares subject to certain conditions more fully described in the Notes.

The Notes are convertible (in whole or in part) at any time on or after the thirty-first (31st) day following the Issuance Date into such number of shares of Common Stock as shall be determined by dividing (x) that portion identified by the Purchaser of (A) the outstanding principal amount, plus (B) accrued and unpaid interest with respect to such outstanding principal amount of such Purchaser’s Note and any other amounts owing under such Note or other Transaction Documents (the as that term is defined in the Notes) by (y) the conversion price then in effect on the date on which the Purchaser delivers a notice of conversion. The conversion price means the greater of (i) eighty (80%) percent of the lowest Closing Price on any Trading Day during the five (5) Trading Days prior to the applicable conversion date or (ii) the floor price (the “Floor Price”). The Floor Price means 20% of the average closing price of our Common Stock for the five days prior to the Closing Date.

The Notes may not be converted and shares of Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, such Purchaser (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of our Common Stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable Purchaser of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

The Notes were offered in reliance on Section 4(a)(2) of the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement, dated as of August 19, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file the initial resale registration statement by no later than September 18, 2025, to register the resale of the Common Stock underlying the Notes.

The Company paid RBW Capital Partners, a Division of Dawson James Securities, Inc. an 8% commission and a 1% non-accountable expense allowance in connection with the raise. The Company intends to utilize the proceeds to pay off debt and for working capital purposes. The Company repaid an aggregate of $2,120,548 under the Debentures and $508,397 under the Blackstone Note.

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Item 16.	Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 26, 2024, by and among PowerUp Acquisition Corp., PowerUp Merger Sub II, Inc., SRIRAMA Associates, LLC, Stephen Quesenberry, and Aspire Biopharma, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by PowerUp Acquisition Corp. on August 30, 2024).
2.2	Amendment Agreement, dated September 5, 2024, by and among PowerUp Acquisition Corp., PowerUp Merger Sub II, Inc., SRIRAMA Associates, LLC, Stephen Quesenberry, and Aspire Biopharma, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by PowerUp Acquisition Corp. on September 6, 2024).
2.3	Second Amendment Agreement, dated October 9, 2024, by and among PowerUp Acquisition Corp., PowerUp Merger Sub II, Inc., SRIRAMA Associates, LLC, Stephen Quesenberry, and Aspire Biopharma, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by PowerUp Acquisition Corp. on October 10, 2024).
3.1	Amended and Restated Certificate of Incorporation of Aspire Biopharma Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by Aspire Biopharma Holdings, Inc. on February 21, 2025).
3.2	Bylaws of Aspire Biopharma Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by Aspire Biopharma Holdings, Inc. on February 21, 2025).
4.1	Warrant Agreement, dated February 17, 2022, by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference from Exhibit 4.1 to the Form 8-K filed by the Company on February 23, 2022).
5.1*	Opinion of Sichenzia Ross Ference Carmel
10.1	Letter Agreement, dated February 17, 2022, by and among the Company, its officers, its directors and PowerUp Sponsor LLC (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by PowerUp Acquisition Corp. on February 23, 2022).
10.2	Investment Management Trust Agreement, dated February 17, 2022, by and between the Company and American Stock Transfer & Trust Company, as trustee (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by PowerUp Acquisition Corp. on February 23, 2022).
10.3	Private Placement Warrants Purchase Agreement, dated February 17, 2022, by and between the Company and PowerUp Sponsor LLC (incorporated by reference from Exhibit 10.4 to the Form 8-K filed by PowerUp Acquisition Corp. on February 23, 2022).
10.4	Registration Rights Agreement, dated as of February 17, 2022, by and between the Company and certain security holders (incorporated by reference from Exhibit 10.3 to the Form 8-K filed by PowerUp Acquisition Corp. on February 23, 2022).
10.5	Form of Indemnity Agreement, dated as of February 17, 2022, by and between the Company and each of the directors and officers of the Company (incorporated by reference from Exhibit 10.6 to the Form 8-K filed by PowerUp Acquisition Corp. on February 23, 2022).
10.6	Amended and Restated Promissory Note, dated as of January 14, 2022, issued to PowerUp Sponsor LLC (incorporated by reference from Exhibit 10.1 to the Form S-1 filed by PowerUp Acquisition Corp. on February 14, 2022).
10.7	Securities Subscription Agreement, dated as of February 16, 2021, by and between the Company and PowerUp Sponsor LLC (incorporated by reference from Exhibit 10.5 to the Form S-1 filed by PowerUp Acquisition Corp. on February 14, 2022).
10.8	Administrative Services Agreement, dated February 17, 2022, by and between the Company and PowerUp Sponsor LLC (incorporated by reference from Exhibit 10.5 to the Form 8-K filed by PowerUp Acquisition Corp. on February 23, 2022).
10.9	Form of Non-Redemption Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by PowerUp Acquisition Corp. on May 1, 2023).
10.10	Purchase Agreement, dated July 14, 2023, by and among SRIRAMA Associates, LLC, PowerUp Acquisition Corp., and PowerUp Sponsor LLC (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by PowerUp Acquisition Corp. on July 19, 2023).
10.11	Loan and Transfer Agreement, dated December 21, 2023, by and among PowerUp Acquisition Corp., SRIRAMA Associates, LLC, and SSVK Associates, LLC (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by PowerUp Acquisition Corp. on December 28, 2023).

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10.12	Loan and Transfer Agreement, dated January 9, 2024, by and among PowerUp Acquisition Corp., SRIRAMA Associates, LLC, and Apogee Pharma Inc. (incorporated by reference from Exhibit 10.11 to the Form 10-K filed by PowerUp Acquisition Corp. on March 11, 2024).
10.13	Loan and Transfer Agreement, dated January 10, 2024, by and among PowerUp Acquisition Corp., SRIRAMA Associates, LLC, and Jinal Sheth (incorporated by reference from Exhibit 10.13 to the Form S-4 filed by PowerUp Acquisition Corp. on September 6, 2024).
10.14	Form of Subscription Agreement dated March 5, 2024, by and among PowerUp Acquisition Corp., SRIRAMA Associates, LLC, VKSS Capital, LLC, Visiox Pharmaceuticals, Inc., and Investor (incorporated by reference from Exhibit 10.12 to the Form 10-K filed by PowerUp Acquisition Corp. on March 11, 2024).
10.15	Form of Subscription Agreement dated May 9, 2024, by and among PowerUp Acquisition Corp., SRIRAMA Associates, LLC, VKSS Capital, LLC, and Investor (incorporated by reference from Exhibit 10.16 to the Form S-4/A filed by PowerUp Acquisition Corp. on May 14, 2024).
10.16	Form of Non-Redemption Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by PowerUp Acquisition Corp. on May 22, 2024).
10.17	Promissory Note Fee Agreement by and among SRIRAMA Associates, LLC and PowerUp Acquisition Corp. dated October 2, 2024 (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by PowerUp Acquisition Corp. on October 4, 2024).
10.18	Subscription Agreement, dated December 13, 2024, by and among PowerUp Acquisition Corp. and Blackstone Capital Advisors, Inc. (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by PowerUp Acquisition Corp. on December 26, 2024).
10.19	Promissory Note, dated December 13, 2024, by and among PowerUp Acquisition Corp. and Blackstone Capital Advisors, Inc. (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by PowerUp Acquisition Corp. on December 26, 2024).
10.20	Registration Rights Agreement, dated December 13, 2024, by and among PowerUp Acquisition Corp. and Blackstone Capital Advisors, Inc. (incorporated by reference from Exhibit 10.3 to the Form 8-K filed by PowerUp Acquisition Corp. on December 26, 2024).
10.21	Asset Purchase Agreement dated March 2022, by and among Aspire BioPharma, Inc. and Instaprin Pharmaceuticals Incorporated (incorporated by reference from Exhibit 10.17 to the Form S-4 filed by PowerUp Acquisition Corp. on September 6, 2024).
10.22	Pharmaceutical Development Agreement dated June 26, 2022, by and among Aspire BioPharma, Inc. and Glatt Air Techniques Inc. (incorporated by reference from Exhibit 10.18 to the Form S-4 filed by PowerUp Acquisition Corp. on September 6, 2024),
10.23	Certificate of Designation of Aspire Biopharma, Inc. (incorporated by reference from Exhibit 10.19 to the Form S-4 filed by PowerUp Acquisition Corp. on September 6, 2024).
10.24	Subscription Agreement dated August 26, 2024, by and among Aspire BioPharma, Inc. and Blackstone Capital Advisors, Inc. (incorporated by reference from Exhibit 10.20 to the Form S-4 filed by PowerUp Acquisition Corp. on September 6, 2024).
10.25	Subscription Agreement dated August 26, 2024, by and among Aspire BioPharma, Inc. and Kitts Group, LLC (incorporated by reference from Exhibit 10.21 to the Form S-4 filed by PowerUp Acquisition Corp. on September 6, 2024).
10.26	Form of Executive Employment Agreement between New Aspire and Kraig Higginson (incorporated by reference from Exhibit 10.11 to the Form 8-K filed by the Company on February 21, 2025).
10.27	Form of Executive Employment Agreement between New Aspire and Ernest Scheidemann (incorporated by reference from Exhibit 10.12 to the Form 8-K filed by the Company on February 21, 2025)
10.28	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by the Company on February 21, 2025).
10.29	Form of Leak Out Agreement (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by Aspire Biopharma Holdings, Inc. on February 20, 2025)
10.30	Form of Security Agreement (incorporated by reference from Exhibit 10.3 to the Form 8-K filed by the Company on February 21, 2025).
10.31	Form of Guarantee (incorporated by reference from Exhibit 10.4 to the Form 8-K filed by the Company on February 21, 2025).
10.32	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.5 to the Form 8-K filed by the Company on February 21, 2025).
10.33	Form of Amendment Agreement (incorporated by reference from Exhibit 10.8 to the Form 8-K filed by the Company on February 21, 2025).

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10.34	Form of Lock-Up Agreement (incorporated by reference from Exhibit 10.9 to the Form 8-K filed by the Company on February 21, 2025).
10.35	Form of Non-Compete (incorporated by reference from Exhibit 10.10 to the Form 8-K filed by the Company on February 21, 2025).
10.36	Form of Executive Employment Agreement between New Aspire and Kraig Higginson (incorporated by reference from Exhibit 10.11 to the Form 8-K filed by the Company on February 21, 2025).
10.37	Form of Executive Employment Agreement between New Aspire and Ernest Scheidemann (incorporated by reference from Exhibit 10.12 to the Form 8-K filed by the Company on February 21, 2025).
10.38	2024 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.37 to the Form 8-K filed by the Company on February 21, 2025).
10.39	ELOC Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Aspire Biopharma Holdings, Inc., on February 20, 2025).
10.40	Form of Debenture(incorporated by reference from Exhibit 10.40 to the Form 8-K filed by the Company on February 21, 2025).
10.41	Form of Settlement Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by the Company on April 30, 2025).
10.42	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed by the Company on August 22, 2025).
10.43	Form of Convertible Promissory Note (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by the Company on August 22, 2025).
14.1	Code of Ethics (incorporated by reference from Exhibit 14.1 to the Form 10-K filed by the Company on March 11, 2024).
19.1	Insider Trading Policy of the Company (incorporated by reference from Exhibit 19.1 to the Form 10-K filed by PowerUp Acquisition Corp. on March 11, 2024).
21.1	List of Subsidiaries of the Company. (incorporated by reference from Exhibit 21.1 to the Form 8-K filed by the Company on February 21, 2025).
23.1*	Consent of Bush & Associates CPA LLC, independent registered public accounting firm for Aspire Biopharma Holdings, Inc.
23.2*	Consent of Bush & Associates CPA LLC, independent registered public accounting firm for Aspire Biopharma Holdings, Inc.
23.3*	Consent of Marcum LLP, independent registered public accounting firm for PowerUp Acquisition Corp.
23.4*	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)
99.7	Clawback Policy (incorporated by reference from Exhibit 97.1 to the Form 10-K filed by the Company on March 11, 2024).
107*	Calculation of Filing Fee Table.
101.INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema*
101.CAL	Inline XBRL Taxonomy Calculation Linkbase*
101.LAB	Inline XBRL Taxonomy Label Linkbase*
101.PRE	Inline XBRL Definition Linkbase Document*
101.DEF	Inline XBRL Definition Linkbase Document*

* Filed herewith.

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estero, State of Florida, on September 18, 2025.

ASPIRE BIOPHARMA HOLDINGS, INC.

Date: September 18 2025	By:	/s/ Kraig T. Higginson
	Name:	Kraig T. Higginson
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Name	Title	Date

/s/ Kraig T. Higginson	Kraig T. Higginson	Chief Executive Officer and Chairman (Principal Executive Officer)	September 18, 2025

/s/ Ernest J Scheidemann	Ernest J. Scheidemann	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 18, 2025

/s/ Howard Doss	Howard Doss	Director	September 18, 2025

/s/ Edward Kimball	Edward J. Kimball	Director	September 18, 2025

/s/	Surendra Ajjarapu	Director	September 18, 2025

/s/ Donald Fell	Donald G. Fell	Director	September 18, 2025

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